The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED MAY 7, 2001
Prospectus Supplement to Prospectus Dated May 7, 2001

[LOGO OF CAPITAL ONE APPEARS HERE]

Capital One Master Trust
Issuer

Capital One Bank
Seller and Servicer
Capital One, F.S.B.
Seller

$633,750,000 Class A     % Asset Backed Certificates, Series 2001-3
$58,125,000 Class B Floating Rate Asset Backed Certificates, Series 2001-3

You should consider carefully the risk factors beginning on page S-6 in this prospectus supplement and on page 6 in the prospectus.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The certificates will represent interests in the trust only, not interests in or obligations of Capital One Bank, Capital One, F.S.B. or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

	Class A certificates	Class B certificates

Principal amount	$633,750,000	$58,125,000

Certificate rate	% per year	One-month LIBOR plus % per year

Interest paid	Monthly, beginning June 15, 2001	Monthly, beginning June 15, 2001

Expected final payment date	May 15, 2006	May 15, 2006

Legal final maturity	March 16, 2009	March 16, 2009

Price to public per certificate	%	%

Underwriting discount per certificate	%	%

Proceeds to sellers per certificate	%	%

The total price to public is $          , the total amount of the underwriting discount is $         and the total amount of proceeds plus accrued interest and before deduction of expenses is $          .

Credit Enhancement—

• The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

• The trust also is issuing a collateral interest that is subordinated to both the Class A certificates and the Class B certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A certificates and the Class B certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A certificates

Salomon Smith Barney
Banc of America Securities LLC
Deutsche Banc Alex. Brown
JPMorgan
Lehman Brothers Underwriters of the Class B certificates Salomon Smith Barney JPMorgan May , 2001

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

        We provide information to you about the certificates in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

        If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

        Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” beginning on page S-34 in this prospectus supplement and on page 68 in the accompanying prospectus.

Transaction Summary

Trust and Issuer:	Capital One Master Trust
Sellers:	Capital One Bank and Capital One, F.S.B.
Servicer:	Capital One Bank
Trustee:	The Bank of New York
Series Issuance Date:	, 2001
Servicing Fee Rate:	2.00% per year
Clearance and Settlement:	DTC/Clearstream/Euroclear
Primary Trust Assets:	Receivables originated in MasterCard® and VISA® accounts

	Class A	Class B
Principal Amount:	$633,750,000	$58,125,000

Percentage of Series:*	84.50%	7.75%

Anticipated Ratings:**	Aaa/AAA/AAA	A2/A/A
(Moody’s/Standard & Poor’s/Fitch)

Credit Enhancement:	subordination of Class B and collateral interest	subordination of collateral interest

Certificate Rate:	% per year	one-month LIBOR plus % per year

Interest Accrual Method:	30-day month/360	actual/360

Distribution Dates:	monthly (15th)	monthly (15th)

First Distribution Date:	June 15, 2001	June 15, 2001

Certificate Rate Index Reset Date:	not applicable	2 London business days before each distribution date

Commencement of Accumulation Period (subject to adjustment):	May 1, 2005	May 1, 2005

Expected Final Payment Date:	May 15, 2006	May 15, 2006

Legal Final Maturity:	March 16, 2009	March 16, 2009

ERISA eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus	No, except in limited circumstances described in “ERISA Considerations” in this prospectus supplement

Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus

*	The percentage of Series 2001-3 comprised by the collateral interest is 7.75%.
**	It is a condition to issuance of the Series 2001-3 certificates that at least one of these ratings be obtained.

Summary of Terms

This summary highlights selected information and does not contain all of the information that you need to make your investment decision. It also provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the accompanying prospectus.

Do not rely upon this summary for a full understanding of the matters you need to consider for any potential investment in the certificates.

To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.
The Trust

The certificates will be issued by Capital One Master Trust, which is a master trust formed in 1993.

The trustee is The Bank of New York.

The Sellers and the Servicer

Capital One Bank and Capital One, F.S.B. sell the receivables to the trust. Capital One Bank is a Virginia banking corporation. Its principal office currently is located at 11011 West Broad Street, Glen Allen, Virginia 23060, and its telephone number is (804) 967-1000. Capital One, F.S.B. is a federal savings bank. Its principal office currently is located at 2980 Fairview Park Drive, Falls Church, Virginia 22042, and its telephone number is (703) 205-1000.

Capital One Bank services the receivables.

We refer to Capital One Bank and Capital One, F.S.B. together as the banks.

Offered Securities

     Certificates

Capital One Master Trust is offering:

•	$633,750,000 of Class A certificates; and

•	$58,125,000 of Class B certificates.

In this document, references to certificates include both Class A and Class B.

Only the Class A certificates and the Class B certificates are offered by this prospectus supplement and the accompanying prospectus.

Beneficial interests in the certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The series issuance date for the certificates is expected to be             , 2001.

     Distribution Dates

Distribution dates for the certificates will be June 15, 2001 and, after that, will be the 15th day of each month if the 15th is a business day and, if not, the following business day.

     Interest

Interest on the certificates will be paid on each distribution date.

The Class A certificates will bear interest at    % per year.

The Class B certificates will bear interest at one-month LIBOR as determined each month plus    % per year.

Interest for the Class A certificates will be calculated as follows:

Principal balance at end of prior month	X	1 12	X	%

Interest for the Class A certificates for the first distribution date, however, will equal $          .

Interest for the Class B certificates will be calculated as follows:

Principal amount at end of prior month	X	Number of days in interest period 360	X	Rate for interest period

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (212) 815-5738.

     Principal

Principal of the certificates is expected to be paid in full on the May 2006 distribution date. We are scheduled to begin accumulating collections of principal receivables for payment to the certificateholders starting on May 1, 2005, but we may begin accumulating at a later date. No principal will be paid to the Class B certificateholders until the Class A certificateholders are paid in full.

The certificates are expected to be paid on the date noted above; however, principal may be paid earlier or later. Certificateholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the certificates are not paid on the expected final payment date, collections of principal receivables will continue to be used to pay principal on the certificates until the certificates are paid or until March 16, 2009, whichever occurs first. March 16, 2009 is the legal final maturity date.

See “Maturity Considerations,” “Series Provisions —Allocation Percentages” and “—Principal Payments” in this prospectus supplement.

Collateral Interest

At the same time the certificates are issued, the trust will issue an interest in the assets of the trust known as the collateral interest. The initial amount of the collateral interest is $58,125,000, which represents 7.75% of the initial aggregate principal amount of the certificates plus the collateral interest.

The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest will be subordinated to the Class A certificates and the Class B certificates.

The collateral interest is not offered by this prospectus supplement and the accompanying prospectus.

Credit Enhancement

Credit enhancement for the Class A certificates is provided by the subordination of the Class B certificates and the collateral interest.

Credit enhancement for the Class B certificates is provided by the subordination of the collateral interest.

Credit enhancement for your series is for your series’ benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

See “Series Provisions—Reallocation of Cash Flows,” “—Application of Collections” and
“—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

Other Interests in the Trust

Other Series of Certificates

The trust has issued numerous other series of certificates and expects to issue additional series. A summary of the outstanding series is in “Annex I: Previous Issuances of Certificates” included in this prospectus supplement. Annex I is incorporated into this prospectus supplement by reference. The issuance of future series will occur without prior review or consent by you or any other certificateholder.

     The Sellers’ Interest

The interest in the trust not represented by your series or by any other series is the sellers’ interest. The sellers’ interest is owned by the banks. Each of the banks may, however, sell a portion of its interest in the sellers’ interest. The sellers’ interest does not provide credit enhancement for your series or any other series.

The Receivables

The primary assets of the trust are receivables in MasterCard® and VISA® revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of April 6, 2001:

•	Receivables in the trust: $16,884,119,732

•	Accounts designated to the trust: 16,153,385

The above numbers do not include approximately $744,000,000 of receivables in additional accounts added to the trust on April 13, 2001.

See “The Trust Portfolio” in this prospectus supplement.

Collections by the Servicer

Capital One Bank, as servicer, will collect payments on the receivables and will deposit those collections in an account.

Allocations

To Your Series

Each month Capital One Bank, as servicer, will allocate collections received among:

•	your series;

•	other series outstanding; and

•	the sellers’ interest in the trust.

The amount allocated to your series will be determined based primarily upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the certificates, the invested amount for Series 2001-3 will be $750,000,000.

Among Classes

Amounts allocated to your series will be further allocated among the Class A certificates, the Class B certificates and the collateral interest on the basis of the invested amount of each class. Initially the invested amount of each class will be equal to the original principal amount of such class.

See “Series Provisions—Allocation Percentages” in this prospectus supplement.

You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of:

(a) the Class A invested amount, plus

(b) the Class B invested amount, plus

(c) the collateral invested amount.

If the invested amount of your series declines, amounts allocated and available for payment to your series and to you will be reduced. In addition, for purposes of allocating finance charge collections, the monthly servicing fee and amounts that are written off as uncollectible, the allocations to the certificates will be based upon the adjusted invested amount, which will be the invested amount less amounts accumulated in the principal funding account for payment to the certificateholders and the collateral interest holder on the expected final payment date. For a description of the events which may lead to these reductions, see “Series Provisions—Allocation Percentages” and “—Reallocation of Cash Flows” in this prospectus supplement.

Application of Collections

The following steps describe how the trust allocates and applies collections of finance charge receivables to your series.

Finance Charge Receivables Collections

•
Collections of finance charge receivables allocated to the Class A certificates will be used to pay interest on the Class A certificates, to pay Class A’s portion of the servicing fee and to cover Class A’s portion of receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described below.

•
Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest on the Class B certificates and to pay Class B’s portion of the servicing fee. Any remaining amount will become excess spread and be applied as described below.

•
Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest’s portion of the servicing fee and any remaining amount will become excess spread and be applied as described below.

Excess Spread

Each month the trust will distribute the excess spread and your series’ share of excess finance charges from other series in the following order of priority:

•	first to make up deficiencies with respect to Class A;

•	then to make up deficiencies with respect to Class B;

•	then to pay interest on the collateral interest and to make up deficiencies with respect to the collateral interest;

•	then, in limited circumstances, to fund a reserve account to cover interest payment shortfalls during the accumulation period; and

•	finally to make payments to the holder of the collateral interest.

See “Series Provisions—Application of Collections” in this prospectus supplement.

     Principal Collections

The trust will apply your series’ share of principal collections each month as follows:

•
First, principal collections allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates and to make required payments on the Class B certificates not made from finance charge collections, excess spread or funds in the reserve account.

•
During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series’ share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series.

•
The accumulation period is scheduled to begin on     May 1, 2005, but may begin at a later date. During the accumulation period, principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the holders of the Class A certificates, the Class B certificates and the collateral interest on the expected final payment date.

•
If a pay out event (described below) that applies to Series 2001-3 or to all series occurs, the early amortization period will begin. During the early amortization period, principal collections will be paid first to the Class A certificateholders, then to the Class B certificateholders and then to the collateral interest holder.

•	Any remaining principal collections will be first made available to other series and then paid to the sellers or deposited in the excess funding account.

Pay Out Events

Upon the occurrence of certain adverse events called pay out events, each month the trust will use collections of principal receivables allocated to Series 2001-3 to pay principal. See “Series Provisions—Pay Out Events” in this prospectus supplement for a description of the pay out events that apply specifically to Series 2001-3, and “Description of the Certificates—Pay Out Events” in the accompanying prospectus for a description of the pay out events that apply to all series.

Optional Repurchase

So long as a seller is the servicer or an affiliate of the servicer, that seller will have the option to repurchase your certificates when the invested amount for your series has been reduced to 5% or less of the initial invested amount. See “Risk Factors” in the accompanying prospectus.

Registration

The certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest. See “The Pooling Agreement Generally—Definitive Certificates” in the accompanying prospectus.

You may elect to hold your certificates through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme or the Euroclear System in Europe. See “The Pooling Agreement Generally—Book-Entry Registration” and “—Definitive Certificates” in the accompanying prospectus.

Tax Status

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the banks, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Certificate Ratings

The Class A certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization and the Class B certificates are required to be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See “Prospectus Summary—Certificate Ratings” and “Risk Factors—The credit ratings of your certificates are limited” in the accompanying prospectus.

Exchange Listing

We will apply to list the certificates on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.

Risk Factors

        In the accompanying prospectus there is a section called “Risk Factors.” The information in that section applies to all series, including yours. The information in this section applies more specifically to your series.

        Please carefully read “Risk Factors” in the accompanying prospectus and the risk factors discussed below before deciding whether to purchase any of the certificates.

The credit enhancement may be insufficient to ensure expected payments on the certificates.

The credit enhancement for your certificates is limited. Credit enhancement is provided (i) for the Class A certificates, through the subordination of the Class B certificates and the collateral interest, and (ii) for the Class B certificates, through the subordination of the collateral interest. The only sources of payment for your certificates are the assets of the trust allocated to your series. If problems develop with the receivables, such as an increase in losses on the receivables, or there are problems in the collection of or transfer of the receivables to the trust, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

See “Series Provisions—Allocation Percentages” and “—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

Trust assets may be diverted from the Class B certificates to make payments on the Class A certificates.

If you purchase a Class B certificate, your right to receive principal payments is subordinated to the payment in full of the Class A certificates. No principal will be paid to you until the full amount of the principal has been paid or accumulated for payment on the Class A certificates. In addition, if Class A’s share of collections of finance charge receivables allocated to Series 2001-3, excess spread and the collateral interest’s share of principal collections are insufficient to make all required payments for the Class A certificates, collections of principal receivables allocated to Class B may be diverted to Class A. Also, if Class A’s share of losses on the receivables exceeds collections and credit enhancement available to cover those losses and the collateral interest amount is reduced to zero, the Class B invested amount may be reduced to avoid reducing the Class A invested amount. If this occurs, the Class B invested amount and future allocations to Class B would be reduced. Accordingly, you may receive payments of interest or principal later than you expect or you may not receive the full amount of principal and interest due to you.

See “Series Provisions—Reallocation of Cash Flows” and “—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

Introduction

        The following provisions of this prospectus supplement contain more detailed information concerning the certificates offered by this prospectus supplement and the accompanying prospectus. The certificates will be issued by the trust pursuant to a pooling and servicing agreement, dated as of September 30, 1993, as amended and restated on April 9, 2001, among Capital One Bank, as a seller and the servicer, Capital One, F.S.B., as a seller, and The Bank of New York, as trustee. The pooling and servicing agreement may be amended from time to time and is referred to in this prospectus supplement and the accompanying prospectus as the pooling agreement.

        Series 2001-3 is included in a Group of series designated as Group One. “Annex I: Previous Issuances of Certificates” in this prospectus supplement contains a list of each currently outstanding series in Group One. Other series in the future may be included in Group One. Annex I is incorporated by reference into this prospectus supplement.

        The property of the trust includes receivables generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving accounts, collections thereon and certain other property. Descriptions of the Bank Portfolio and the Trust Portfolio are provided in “The Bank Portfolio” and ”The Trust Portfolio” in this prospectus supplement.

        Pursuant to the pooling agreement as supplemented by the Series 2001-3 supplement, the trust is issuing $633,750,000 of Class A certificates and $58,125,000 of Class B certificates as a part of Series 2001-3. The $58,125,000 of Collateral Interest (which is not offered by this prospectus supplement and the accompanying prospectus) is also a part of Series 2001-3. The Class A certificates, the Class B certificates and the Collateral Interest represent interests in the assets of the trust.

Maturity Considerations

        The Class A certificateholders, the Class B certificateholders and the Collateral Interest holder are expected to receive payment of principal in full on the Expected Final Payment Date or earlier if a Pay Out Event occurs.

        The likelihood that Class A certificateholders, Class B certificateholders and the Collateral Interest holder will receive payments of principal on the Expected Final Payment Date depends on the payment rates on the receivables, the amount of outstanding receivables, the delinquencies, charge-offs and new borrowings on the accounts, the potential issuance by the trust of additional series and the availability of Shared Principal Collections. Monthly payment rates on the receivables vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms and conditions of the account. See the “Accountholder Monthly Payment Rates for the Trust Portfolio” table under “The Trust Portfolio” in this prospectus supplement.

        During the Revolving Period, no payments of principal will be made to the Class A certificateholders, the Class B certificateholders or the Collateral Interest holder, and collections of principal receivables allocable to the Invested Amount will generally be treated as Shared Principal Collections, subject to certain limitations described in “Description of Series Provisions—Principal Payments—Revolving Period” in this prospectus supplement.

        On each Distribution Date during the Accumulation Period, amounts equal to the least of:

(a) Available Investor Principal Collections (see “Series Provisions—Principal Payments” in this prospectus supplement) for the related Monthly Period on deposit in the Collection Account,

(b) the applicable Controlled Deposit Amount, and

(c) the Adjusted Invested Amount.

will be deposited in the Principal Funding Account until the amount on deposit in the Principal Funding Account equals the Invested Amount or, if earlier, the Expected Final Payment Date.

        Unless a Pay Out Event with respect to Series 2001-3 occurs, amounts on deposit in the Principal Funding Account will be used to make payments of principal on the Expected Final Payment Date:

•	first to the Class A certificateholders (until the Class A Invested Amount is paid in full),

•	then to the Class B certificateholders (until the Class B Invested Amount is paid in full), and

•	finally to the Collateral Interest holder (until the Collateral Invested Amount is paid in full).

        See “Series Provisions—Postponement of the Accumulation Period” in this prospectus supplement for a discussion of circumstances under which the start of the Accumulation Period may be delayed.

        The banks may, at or after the time at which the Accumulation Period begins, cause another series issued or to be issued by the trust (or some portion thereof, to the extent that the full principal amount of such other series is not otherwise outstanding at such time) to be a paired series with Series 2001-3 to be used to finance the increase in the Sellers’ Interest caused by the accumulation of principal in the Principal Funding Account for Series 2001-3. Although no assurances can be given as to whether such other series will be issued and, if issued, the terms thereof, the outstanding principal amount of such other series may vary from time to time (whether or not a Pay Out Event occurs with respect to Series 2001-3), and the interest rate with respect to certificates of such other series may be established on its date of issuance and may be reset periodically. Further, since the terms of Series 2001-3 will vary from the terms of such other series, the Pay Out Events for such other series may vary from the Pay Out Events for Series 2001-3 and may include Pay Out Events that are unrelated to the status of the banks or the receivables, such as pay out events related to the continued availability and rating of certain providers of Series Enhancement to such other series. If a Pay Out Event does occur for any such paired series prior to the payment in full of Series 2001-3, the Principal Allocation Percentage could be reduced and the final payment of principal to the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder could be delayed.

        Should a Pay Out Event occur with respect to Series 2001-3 (including the failure to pay the Invested Amount on the Expected Final Payment Date), the Early Amortization Period will begin, and on the first Special Payment Date with respect to the Early Amortization Period, any amount on deposit in the Principal Funding Account will be paid to the Class A certificateholders and, after the Class A Invested Amount has been paid in full, the Class B certificateholders and, after the Class B Invested Amount has been paid in full, the Collateral Interest holder. In addition, to the extent that the Class A Invested Amount has not been paid in full, Available Investor Principal Collections will be paid to the Class A certificateholders on each Special Payment Date until the earliest of:

•	the date on which the Class A Invested Amount has been paid in full,

•	the Series 2001-3 Termination Date, or

•	the Trust Termination Date.

        After the Class A Invested Amount has been paid in full, Available Investor Principal Collections will be paid to the Class B certificateholders on each Special Payment Date until the earliest of:

•	the date on which the Class B Invested Amount has been paid in full,

•	the Series 2001-3 Termination Date, or

•	the Trust Termination Date.

        After the Class B Invested Amount has been paid in full, Available Investor Principal Collections will be paid to the Collateral Interest holder on each Special Payment Date until the earliest of:

•	the date on which the Collateral Invested Amount has been paid in full,

•	the Series 2001-3 Termination Date, or

•	the Trust Termination Date.

        Additionally, should a Pay Out Event occur with respect to Series 2001-3 and the Early Amortization Period begins, any amount on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections and Excess Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any series entitled to the benefits of Shared Principal Collections or Excess Shared Principal Collections. See “Description of the Certificates—Pay Out Events” in the accompanying prospectus and “Series Provisions—Pay Out Events” in this prospectus supplement.

        The banks cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of Series 2001-3 or whether the terms of any previously or subsequently issued series might have an impact on the amount or timing of any such payment of principal.

        In addition, the amount of outstanding receivables and the delinquencies, charge-offs and new borrowings on the accounts may vary from month to month due to seasonal variations, the product mix of the Trust Portfolio, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. There can be no assurance that collections of principal receivables with respect to the Trust Portfolio, and thus the rate at which the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder could expect to receive payments of principal during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period, will be similar to the historical experience set forth in the “Accountholder Monthly Payment Rates” table under “The Trust Portfolio” in this prospectus supplement. As described under “Series Provisions—Principal Payments” in this prospectus supplement, the servicer may shorten the Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Invested Amount on the Expected Final Payment Date.

        The trust, as a master trust, has issued twenty-three series which are currently outstanding, and may issue additional series from time to time. There can be no assurance that the terms of any such series might not have an impact on the timing or amount of payments received by the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. Further, if a Pay Out Event occurs, the average life and maturity of the Class A certificates, the Class B certificates and the Collateral Interest could be significantly reduced.

        Due to the reasons set forth above, and the fact that the payment experience for the more recently originated accounts in the Trust Portfolio is limited (see “The Trust Portfolio” in this prospectus supplement), there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the Controlled Accumulation Amount or that the actual number of months elapsed from the date of issuance of the Class A certificates, the Class B certificates and the Collateral Interest to their final Distribution Date will equal the expected number of months. See “Risk Factors” in the accompanying prospectus.

The Bank Portfolio

        The Bank Portfolio is primarily comprised of VISA and MasterCard accounts originated by the banks and Capital One Bank’s predecessor since 1992. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having the following annual percentage rate characteristics:

Fixed Rate or Variable Rate

        An annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Some accounts have a low fixed rate.

Introductory Period or Non-introductory Period

        An account may have an introductory period during which a relatively low annual percentage rate is charged. In such instances, the annual percentage rate is converted to a higher annual percentage rate at the end of the introductory period. Non-introductory rate products include customized products targeted at both a range of consumer credit risk profiles, such as low fixed-rate cards and secured cards, as well as special consumer interests, such as affinity and joint account cards, co-brand cards, student cards and other cards targeted to certain other market segments. Historically, non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher interest margins, higher fees and, in some cases, higher delinquencies and credit losses than the banks’ traditional low introductory rate products.

        In the fourth quarter of 1997, the banks adopted a more conservative accounting methodology for charge-offs and made an adjustment to its recognition of finance charges and fee income. The banks modified their methodology for charging off credit card loans (net of any collateral) to 180 days past-due, from the prior practice of charging off loans during the billing cycle after 180 days past-due. This resulted in adjustments to delinquencies and losses, as well as a reduction in revenue as a result of a reversal of previously accrued finance charges and fee income. In addition, the banks also began recognizing the estimated uncollectible portion of finance charges and fee income receivables, which resulted in a decrease in receivable balance and a corresponding decrease in revenue.

The Trust Portfolio

General

        The receivables conveyed to the trust arise in accounts selected from the Bank Portfolio based on the eligibility criteria specified in the pooling agreement as applied on the Trust Cut-Off Date and subsequent additional cut-off dates. See “The Accounts,” “The Pooling Agreement Generally—Conveyance of Receivables” and “—Representations and Warranties” in the accompanying prospectus.

        The number of low fixed-rate products and non-introductory rate products in the Trust Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described above in “The Bank Portfolio” will have a more significant effect on the Trust Portfolio. Receivables added to the trust have included and will include such low fixed-rate and non-introductory rate credit card receivables, which on the series issuance date constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio. See “Risk Factors,”“The Banks’ Credit Card and Consumer Lending Business—Underwriting Procedures” and “Certain Legal Aspects of the Receivables—Transfer of Receivables” in the accompanying prospectus.

Delinquency and Loss Experience

        Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Trust Portfolio from approximately $11.340 billion at year end 1998, to approximately $16.946 billion as of March 31, 2001, has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, the banks expect that the charge-off rates and delinquencies will increase over time. The delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the accounts, the success of the banks’ collection efforts, the product mix of the Trust Portfolio and general economic conditions.

        The following tables set forth the delinquency and loss experience for the Trust Portfolio for each of the periods shown. The Trust Portfolio includes groups of accounts, each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall Trust Portfolio. There can be no assurance that the delinquency and loss experience for the receivables in the future will be similar to the historical experience set forth below for the Trust Portfolio.

Delinquencies as a Percentage of the Trust Portfolio(1)(2)
(Dollars in Thousands)

			At Year End
	At March 31, 2001		2000		1999		1998
Number of Days Delinquent	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage
30 - 59 days	$274,681	1.62%	$221,888	1.45%	$204,104	1.71%	$200,163	1.77%
60 - 89 days	199,232	1.18	140,239	0.92	135,125	1.13	123,563	1.09
90 + days	435,249	2.56	258,879	1.69	259,727	2.18	244,860	2.15

TOTAL	$909,162	5.36%	$621,006	4.06%	$598,956	5.02%	$568,586	5.01%

(1)
The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 2000, 1999 and 1998 were $15,296,703,384, $11,938,165,168 and $11,340,121,267, respectively. The end of period receivables outstanding at March 31, 2001 were $16,946,251,080.

(2)	Figures and percentages in this table are reported on a processing month basis.

Loss Experience for the Trust Portfolio
(Dollars in Thousands)

	Three Months Ended	Year Ended
	March 31, 2001	2000	1999	1998
Average Receivables Outstanding	$16,272,036	$12,853,302	$10,972,590	$10,591,596
Gross Losses	$ 166,889	$ 579,916	$ 602,282	$ 832,849
Gross Losses as a Percentage of Average Receivables Outstanding(1)(2)	4.10%	4.51%	5.49%	7.86%
Recoveries	$ 56,751	$ 205,038	$ 180,336	$ 136,336
Net Losses	$ 110,138	$ 374,878	$ 421,946	$ 696,513
Net Losses as a Percentage of Average Receivables Outstanding(1)(3)	2.71%	2.92%	3.85%	6.58%

(1)	The percentages reflected for the three months ended March 31, 2001 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.
(2)
Gross Losses as a Percentage of Average Receivables Outstanding for the month ended April 30, 2001 was 5.33%, calculated as an annualized percentage. Gross losses may continue to increase through the remainder of the six-month period ended June 30, 2001 as a result of a February 2001 addition of accounts (the “Account Addition”), which Account Addition resulted in a broader cross-section of accounts in the trust.

(3)
Net Losses as a Percentage of Average Receivables Outstanding for the month ended April 30, 2001 was 3.95%, calculated as an annualized percentage. Net losses may continue to increase through the remainder of the six-month period ended June 30, 2001 as a result of the Account Addition.

Revenue Experience

        The following table sets forth the revenues from finance charges and fees billed and interchange received with respect to the Trust Portfolio for the periods shown.

Revenue Experience for the Trust Portfolio
(Dollars in Thousands)

	Three Months Ended	Year Ended
	March 31, 2001	2000	1999	1998
Average Receivables Outstanding	$16,272,036	$12,853,302	$ 10,972,590	$10,591,596
Finance Charges and Fees(1)	$ 896,006	$ 2,395,242	$ 2,145,060	$ 2,006,714
Yield from Finance Charges and Fees(2)	22.03%	18.64%	19.55%	18.95%
Interchange	$ 81,876	$ 298,005	$ 194,649	$ 101,128
Yield from Interchange(2)	2.01%	2.32%	1.77%	0.95%

(1)
Finance Charges and Fees do not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees include monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit charges and other miscellaneous fees.

(2)	The percentages reflected for the three months ended March 31, 2001 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

        There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above for the Trust Portfolio. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the banks or the servicer in such fees and charges or by other factors. See “Risk Factors” in the accompanying prospectus.

        The revenue from finance charges and fees for the accounts in the Trust Portfolio shown in the above table is comprised of three primary components: periodic rate finance charges, the amortized portion of annual membership fees and other charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases.

        The Trust Portfolio may experience growth in receivables through the banks’ origination of accounts having an introductory period during which a relatively low annual percentage rate is charged. As the introductory period on these accounts expire, the banks may choose to waive all or part of the annual percentage rate increase for such accounts. Under these circumstances, the yield related to monthly periodic rate finance charges would be adversely affected. The impact of service charges on the Trust Portfolio’s yield varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As aggregate account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

Payment Rates

        The following table sets forth the highest and lowest accountholder monthly payment rates for the Trust Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of principal receivables and finance charge receivables on the accounts.

Accountholder Monthly Payment Rates
for the Trust Portfolio(1)

	Three Months Ended	Year Ended
	March 31, 2001	2000	1999	1998
Lowest Month(2)	16.13%	15.14%	11.21%	9.58%
Highest Month(2)	17.08%	17.00%	14.56%	11.94%
Average Payment Rate for the Period	16.58%	16.24%	13.20%	10.87%

(1)	The monthly payment rates include amounts which are payments of principal receivables and finance charge receivables with respect to the accounts.
(2)	The monthly payment rates are calculated as the total amounts of payments received during the month divided by the average monthly receivables outstanding for each month.

The Receivables

        As of April 6, 2001 (not including approximately $744,000,000 of receivables added to the trust on April 13, 2001):

•	the Trust Portfolio included $16,182,675,035 of principal receivables and $701,444,697 of finance charge receivables;

•	the accounts had an average principal receivable balance of $1,045 and an average credit limit of $3,627;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 28.81%;

•	the average age of the accounts was approximately 30 months;

•	all of the accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which 51% were standard accounts and 49% were premium accounts; and

•	approximately 53% of the accounts in the Trust Portfolio were assessed a variable rate periodic finance charge and approximately 47% were assessed a fixed rate periodic finance charge.

        The following tables summarize the Trust Portfolio by various criteria as of April 6, 2001, but exclude approximately $744,000,000 of receivables added to the trust on April 13, 2001. References to “Receivables Outstanding” in the following tables include both finance charge receivables and principal receivables. Because the future composition and product mix of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any specific time in the future.

Composition by Account Balance
Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Credit Balance(1)	217,849	1.35%	$ (17,238,810.87)	(0.10)%
No Balance(2)	2,820,990	17.46	0.00	0.00
More than $0 and less than or equal to $1,500.00	10,554,037	65.34	4,745,088,338.96	28.10
$1,500.01-$5,000.00	1,651,127	10.22	4,701,843,335.14	27.85
$5,000.01-$10,000.00	726,994	4.50	5,024,499,119.57	29.76
Over $10,000.00	182,388	1.13	2,429,927,749.68	14.39

TOTAL	16,153,385	100.00%	$16,884,119,732.48	100.00%

(1)
Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts which currently have a credit balance are included because receivables may be generated with respect to such accounts in the future.

(2)	Accounts which currently have no balance are included because receivables may be generated with respect to such accounts in the future. Zero balance accounts are not included in these figures.

Composition by Credit Limit(1)
Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to $1,500.00	10,026,112	62.07%	$ 3,857,365,835.42	22.85%
$1,500.01-$5,000.00	1,892,274	11.71	2,071,784,754.86	12.27
$5,000.01-$10,000.00	2,616,161	16.20	5,028,250,875.33	29.78
Over $10,000.00	1,618,838	10.02	5,926,718,266.87	35.10

TOTAL	16,153,385	100.00%	$16,884,119,732.48	100.00%

(1)
References to “Credit Limit” herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to the accounts.

Composition by Payment Status(1)
Trust Portfolio

Payment Status	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Current to 29 days(2)	14,839,732	91.87%	$15,793,626,254.49	93.54%
Past due 30 – 59 days	467,553	2.89	378,457,755.06	2.24
Past due 60 – 89 days	285,442	1.77	226,648,364.00	1.34
Past due 90+ days	560,658	3.47	485,387,358.93	2.88

TOTAL	16,153,385	100.00%	$16,884,119,732.48	100.00%

(1)	Payment Status is determined as of the prior statement cycle date.
(2)	Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

Composition by Account Age
Trust Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Not More than 6 Months	1,055,363	6.53%	$ 1,792,790,724.34	10.62%
Over 6 Months to 12 Months	3,062,884	18.96	2,817,590,195.26	16.69
Over 12 Months to 24 Months	4,478,728	27.73	3,245,151,205.91	19.22
Over 24 Months to 36 Months	3,130,733	19.38	3,694,493,992.79	21.88
Over 36 Months to 48 Months	1,678,730	10.39	1,878,854,978.14	11.12
Over 48 Months to 60 Months	914,108	5.66	835,316,742.41	4.95
Over 60 Months	1,832,839	11.35	2,619,921,893.63	15.52

TOTAL	16,153,385	100.00%	$16,884,119,732.48	100.00%

Composition of Accounts by Accountholder Billing Address

State or Territory	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
California	2,093,842	12.96%	$ 2,047,046,704.01	12.12%
Texas	1,231,963	7.63	1,158,338,132.88	6.86
Florida	1,129,756	6.99	1,071,115,703.58	6.34
New York	1,075,088	6.66	1,029,968,935.83	6.10
Illinois	656,531	4.06	730,498,332.44	4.33
Pennsylvania	631,119	3.91	682,582,890.68	4.04
Ohio	597,276	3.70	673,940,481.70	3.99
New Jersey	526,280	3.26	547,963,085.86	3.25
Michigan	498,113	3.08	577,821,646.48	3.43
Virginia	486,562	3.01	594,765,711.21	3.53
Others(1)	7,226,855	44.74	7,770,078,107.81	46.01

TOTAL	16,153,385	100.00%	$16,884,119,732.48	100.00%

(1)	No other state individually accounts for more than 2.95% of the Percentage of Total Number of Accounts.

        Since the largest number of accountholders (based on billing addresses) whose accounts were included in the trust as of April 6, 2001 were in California, Texas, Florida and New York, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by such accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Trust Portfolio. See “Risk Factors” in the accompanying prospectus.

Use of Proceeds

        The net proceeds from the sale of the Class A certificates and the Class B certificates will be paid to the banks. The banks will use such proceeds for general corporate purposes.

The Banks

Capital One Bank

        Capital One Bank, a Virginia banking corporation, is a subsidiary of Capital One Financial Corporation. At March 31, 2001, Capital One Bank had assets of approximately $14.1 billion and stockholders’ equity of approximately $1.4 billion. For a more detailed description of Capital One Bank, see “The Banks—Capital One Bank” in the accompanying prospectus.

Capital One, F.S.B.

        Capital One, F.S.B. is a federal savings bank and a subsidiary of Capital One Financial Corporation. At March 31, 2001, Capital One, F.S.B. had assets of approximately $5.6 billion and stockholders’ equity of approximately $432 million. For a more detailed description of Capital One, F.S.B., see “The Banks—Capital One, F.S.B.” in the accompanying prospectus.

Series Provisions

        The Class A certificates, the Class B certificates and the Collateral Interest will be issued pursuant to the pooling agreement and the Series 2001-3 supplement. The following summary describes certain terms applicable to the Class A certificates and the Class B certificates. Reference should be made to the accompanying prospectus for additional information concerning the Class A certificates, the Class B certificates and the pooling agreement.

Interest Payments

        The Class A certificates will accrue interest at a rate of         % per year. Interest on the Class A certificates for the first Distribution Date will equal $                    .

        The Class B certificates will accrue interest at a rate of         % per year above LIBOR prevailing on the related LIBOR Determination Date with respect to the related Interest Period.

        Interest will be paid on each Distribution Date. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the series issuance date) to but excluding such Distribution Date.

        Because the Class A certificate rate is a fixed rate, interest will be calculated based on a 360-day year consisting of twelve 30-day months. Because the Class B certificate rate is a floating rate, interest for any Distribution Date will be calculated based on the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the series issuance date) to but excluding such Distribution Date and a 360-day year.

        Interest payments on the Class A certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class A certificates as of the close of business on the preceding Record Date. Interest on the Class A certificates for the first Distribution Date, however, will be calculated on the initial Class A principal balance. On each Distribution Date, Class A Monthly Interest, Class A Outstanding Monthly Interest and Class A Additional Interest, if any, for such Distribution Date will be paid to the Class A certificateholders. Interest payments to the Class A certificateholders on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds allocated to the Class A certificates for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 2001-3 and Reallocated Principal Collections allocable first to the Collateral Invested Amount and then the Class B Invested Amount will be used to make such payments or deposits.

        Interest payments on the Class B certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class B certificates as of the close of business on the preceding Record Date. Interest on the Class B certificates for the first Distribution Date, however, will be calculated on the initial Class B principal balance. On each Distribution Date, Class B Monthly Interest, Class B Outstanding Monthly Interest and Class B Additional Interest, if any, for such Distribution Date will be paid to the Class B certificateholders. Interest payments to the Class B certificateholders on any Distribution Date will be funded from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds allocated to the Class B certificates for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 2001-3 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and Reallocated Principal Collections allocable to the Collateral Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, will be used to make such payments or deposits.

        Interest payments on the Collateral Interest for each Distribution Date will be calculated on the outstanding principal balance of the Collateral Interest as of the close of business on the preceding Record Date based on the Collateral Interest Minimum Rate. Interest on the Collateral Interest for the first Distribution Date, however, will be calculated on the initial principal balance of the Collateral Interest. The Collateral Interest Minimum Rate is floating, so interest for any Distribution Date will be calculated based on the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the series issuance date) to but excluding such Distribution Date and a 360-day year. On each Distribution Date, Collateral Minimum Monthly Interest for the related Monthly Period and any Collateral Minimum Monthly Interest previously due but not distributed to the Collateral Interest holder will be paid to the Collateral Interest holder. Minimum interest payments to the Collateral Interest holder on any Distribution Date will be funded from Excess Spread and Excess Finance Charges allocated to Series 2001-3 not required to pay the Class A Required Amount or the Class B Required Amount or reimburse Class A Investor Charge-Offs or reductions in the Class B Invested Amount for such Monthly Period.

Principal Payments

         Revolving Period

        Series 2001-3 will have a Revolving Period when the trust will not pay or accumulate principal for the Class A certificates, the Class B certificates or the Collateral Interest. The Revolving Period starts on the series issuance date and ends on the earlier to begin of:

• the Accumulation Period, or

• the Early Amortization Period.

        During the Revolving Period, collections of principal receivables allocable to the Invested Amount will, subject to certain limitations, including the allocation of any Reallocated Principal Collections for the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be paid back to the banks to purchase additional receivables in order to maintain the Invested Amount and, if necessary, be treated as Shared Principal Collections or deposited in the Excess Funding Account.

         Accumulation Period

        On each Distribution Date during the Accumulation Period, the trustee will deposit in the Principal Funding Account an amount equal to the least of:

(a) Available Investor Principal Collections for such Distribution Date,

(b) the applicable Controlled Deposit Amount, and

(c) the Adjusted Invested Amount prior to any deposits on that date,

until the aggregate amount on deposit in the Principal Funding Account equals the Invested Amount.

        Unless a Pay Out Event with respect to Series 2001-3 has occurred, amounts on deposit in the Principal Funding Account will be paid:

• first to Class A certificateholders (in an amount not to exceed the Class A Invested Amount) on the Expected Final Payment Date,

• then to Class B certificateholders (to the extent such funds exceed the Class A Invested Amount and in an amount not to exceed the Class B Invested Amount) on the Expected Final Payment Date, and

        •  lastly to the Collateral Interest holder (to the extent such funds exceed the sum of the Class A Invested Amount and the Class B Invested Amount and in an amount not to exceed the Collateral Invested Amount) on the Expected Final Payment Date.

        During the Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal will, subject to certain limitations, including the allocation of any Reallocated Principal Collections for the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be paid back to the banks to purchase additional receivables in order to maintain the Invested Amount and, if necessary, be treated as Shared Principal Collections or deposited in the Excess Funding Account.

        If funds on deposit in the Principal Funding Account are insufficient to pay in full the Invested Amount on the Expected Final Payment Date, the Early Amortization Period will begin.

         Early Amortization Period

        If a Pay Out Event with respect to Series 2001-3 occurs, the Early Amortization Period will begin and any amount on deposit in the Principal Funding Account will be paid on the first Special Payment Date:

• first to the Class A certificateholders (up to the Class A Invested Amount),

• then to the Class B certificateholders (up to the Class B Invested Amount), and

• lastly to the Collateral Interest holder (up to the Collateral Invested Amount).

        On each Special Payment Date with respect to the Early Amortization Period, the Class A certificateholders will be entitled to receive Available Investor Principal Collections for such Special Payment Date in an amount up to the Class A Invested Amount until the earliest of:

• the date the Class A Invested Amount is paid in full,

• the Series 2001-3 Termination Date, and

• the Trust Termination Date.

        After payment in full of the Class A Invested Amount, the Class B certificateholders will be entitled to receive, on each Special Payment Date, Available Investor Principal Collections for such Special Payment Date in an amount up to the Class B Invested Amount until the earliest of:

• the date the Class B Invested Amount is paid in full,

• the Series 2001-3 Termination Date, and

• the Trust Termination Date.

        After payment in full of the Class B Invested Amount, the Collateral Interest holder will be entitled to receive, on each Special Payment Date, Available Investor Principal Collections for such Special Payment Date in an amount up to the Collateral Invested Amount until the earliest of:

• the date the Collateral Invested Amount is paid in full,

• the Series 2001-3 Termination Date, and

• the Trust Termination Date.

Postponement of the Accumulation Period

        The Accumulation Period is scheduled to begin at the close of business on the last day of the April 2005 Monthly Period. However, the servicer may elect to postpone the start of the Accumulation Period, and extend the length of the Revolving Period subject to certain conditions, including those set forth below. The servicer may make such election only if the Accumulation Period length (determined as described below) is less than twelve months. On each Determination Date until the Accumulation Period begins, the servicer will determine the Accumulation Period length, which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Expected Final Payment Date, based on (i) the expected monthly collections of principal receivables expected to be distributable to the certificateholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding twelve months and (ii) the amount of principal expected to be distributable to certificateholders of all series (excluding certain other series) which are not expected to be in their Revolving Period during the Accumulation Period. If the Accumulation Period length is less than twelve months, the servicer may, at its option, postpone the start of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period length.

        The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the Invested Amounts of certain other series which are expected to be in their Revolving Periods during the Accumulation Period or on increases in the principal payment rate occurring after the series issuance date. Notwithstanding the above, the Series 2001-3 supplement may require that the number of months in the Accumulation Period exceed the Accumulation Period length and that certain minimum deposits be made to the
Principal Funding Account during the Accumulation Period. The length of the Accumulation Period will not be less than one month. If the start of the Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the start of the Accumulation Period, then it is probable that the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder would receive some of their principal later than if the Accumulation Period had not been delayed.

Subordination

        The Class B certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to cover amounts in respect of the Class A certificates and the Class B Invested Amount may be reduced. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A certificates and the Class B certificates and the Collateral Invested Amount may be reduced.

        To the extent the Class B Invested Amount is reduced and not reimbursed, the percentage of collections of finance charge receivables allocated to the Class B certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B certificateholders will be reduced. See “—Allocation Percentages,” “—Reallocation of Cash Flows” and “—Application of Collections—Excess Spread; Excess Finance Charges” in this prospectus supplement.

Allocation Percentages

        Pursuant to the pooling agreement, the servicer will allocate all collections of finance charge receivables and principal receivables and the Defaulted Amount for such Monthly Period among the Class A certificates, the Class B certificates, the Collateral Interest, the certificateholders’ interest for all other outstanding series of certificates and the Sellers’ Interest.

        Collections of finance charge receivables and the Defaulted Amount for any Monthly Period will be allocated to Series 2001-3 based on the Floating Allocation Percentage. Such amounts so allocated will be further allocated among the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage.

        Collections of principal receivables will be allocated to Series 2001-3 based on the Principal Allocation Percentage. Such amounts so allocated to Series 2001-3 will be further allocated among the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage.

Principal Funding Account

        The servicer will establish and maintain in the name of the trustee, on behalf of the trust, the Principal Funding Account as an Eligible Deposit Account held for the benefit of the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. During the Accumulation Period, the servicer will transfer collections of principal receivables, Shared Principal Collections allocated to Series 2001-3, Miscellaneous Payments allocated to Series 2001-3 and other amounts described herein to be treated in the same manner as collections of principal receivables from the Collection Account to the Principal Funding Account as described under “—Application of Collections” in this prospectus supplement.

        Unless a Pay Out Event has occurred with respect to Series 2001-3, all amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested to mature on or before the following Distribution Date by the trustee at the direction of the servicer in Eligible Investments. On each Distribution Date for the Accumulation Period (on or prior to the Expected Final Payment Date) the interest and other investment income (net of losses and investment expenses) earned on such investments will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds, Class B Available Funds and Collateral Available Funds. If, for any such Distribution Date, these amounts are less than the Covered Amount for such Distribution Date, the amount of any such shortfall will be withdrawn from the Reserve Account, if available, as described under “—Reserve Account” in this prospectus supplement. The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

Reserve Account

        The servicer will establish and maintain in the name of the trustee, on behalf of the trust, the Reserve Account as an Eligible Deposit Account for the benefit of the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. The Reserve Account will be established to assist with the subsequent distribution of interest during the Accumulation Period. On each Distribution Date from and after the funding of the Reserve Account begins, but prior to the termination of the Reserve Account, the trustee, acting pursuant to the servicer’s instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 2001-3 (to the extent described under “—Application of Collections—Payment of Interest, Fees and Other Items” in this prospectus supplement) to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The Reserve Account will be funded no later than one month prior to the commencement of the Accumulation Period, or such earlier date as the servicer may designate.

        On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will pay such amount to the Collateral Interest holder.

        If the Reserve Account has not terminated as described below, all amounts remaining on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to mature on or before the following Distribution Date by the trustee at the direction of the servicer in Eligible Investments. The interest and other investment income (net of losses and investment expenses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of finance charge receivables.

        On or before each Distribution Date during the Accumulation Period (on or prior to the Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds or Class B Available Funds or distributed to the Collateral Interest holder, as provided in the Series 2001-3 supplement, in an amount equal to the lesser of:

(a) the Available Reserve Account Amount for such Distribution Date or Special Payment Date, and

(b) the amount, if any, by which the Covered Amount exceeds:

(i) the investment earnings (net of losses and investment expenses), if any, in the Principal Funding Account for the related Distribution Date, and
(ii) Excess Spread and Excess Finance Charges allocated to Series 2001-3 available for application towards the Covered Amount on such Distribution Date or Special Payment Date;

provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account will equal the Available Reserve Account Amount.

        The Reserve Account will be terminated following the earliest to occur of:

(a) the termination of the trust pursuant to the pooling agreement,

(b) the date on which the Invested Amount is paid in full, and

(c) if the Accumulation Period has not begun, the occurrence of a Pay Out Event with respect to Series 2001-3 or, if the Accumulation Period has begun, the first Special Payment Date.

Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest holder. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest holder as described above will not be available for distribution to the Class A certificateholders and the Class B certificateholders.

Reallocation of Cash Flows

         Class A Required Amount

        On each Determination Date, the servicer will calculate the Class A Required Amount. If the Class A Required Amount is greater than zero, the following reallocations will occur:

•	Excess Spread and Excess Finance Charges allocated to Series 2001-3 and available for such purpose will be used to fund the Class A Required Amount for the related Distribution Date;

•
if such Excess Spread and Excess Finance Charges are insufficient to fund the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B certificates will be used to fund the remaining Class A Required Amount; and

•
if Reallocated Principal Collections for the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 2001-3 are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such related Distribution Date).

        In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date).

        In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount for such Distribution Date as described above). Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In such case, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. See “—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

        Reductions of the Class A Invested Amount or Class B Invested Amount shall thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount shall be increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges allocated to Series 2001-3 and available to reimburse such reductions. See “—Application of Collections—Excess Spread; Excess Finance Charges” in this prospectus supplement. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount will be reimbursed and the Collateral Invested Amount increased in a similar manner.

         Class B Required Amount

        On each Determination Date, the servicer will calculate the Class B Required Amount. If the Class B Required Amount is greater than zero, the following reallocations will occur:

•
Excess Spread and Excess Finance Charges allocated to Series 2001-3 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount for the related Distribution Date;

•
if such Excess Spread and Excess Finance Charges are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount; and

•
if such Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such related Distribution Date).

        In the event that such a reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Invested Amount). Any such reduction may have the effect of slowing or reducing the return of principal and interest to the Class B certificateholders. In that case, the Class B certificateholders will bear directly the credit and other risks associated with their undivided interests in the trust. See “—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

Application of Collections

         Payment of Interest, Fees and Other Items

        On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will apply Class A Available Funds, Class B Available Funds and Collateral Available Funds (see “—Interest Payments” in this prospectus supplement) on deposit in the Collection Account in the following priority:

(a) An amount equal to the Class A Available Funds will be distributed in the following priority:

        (i)  an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A certificateholders on a prior Distribution Date will be distributed to the Class A certificateholders;

        (ii)  an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer (unless such amount has been netted against deposits to the Collection Account);

(iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

(iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under “—Excess Spread; Excess Finance Charges” in this prospectus supplement.

(b) An amount equal to the Class B Available Funds will be distributed in the following priority:

        (i)  an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B certificateholders on a prior Distribution Date will be distributed to the Class B certificateholders;

        (ii)  an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer (unless such amount has been netted against deposits to the Collection Account); and

(iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under “—Excess Spread; Excess Finance Charges” in this prospectus supplement.

(c) An amount equal to the Collateral Available Funds will be distributed in the following priority:

        (i)  an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer (unless such amount has been netted against deposits to the Collection Account); and

(ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under “—Excess Spread; Excess Finance Charges” in this prospectus supplement.

         Excess Spread; Excess Finance Charges

        On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 2001-3 for the related Monthly Period to make the following distributions in the following priority:

        (a)  an amount equal to the Class A Required Amount, if any, for such Distribution Date will be used to fund the Class A Required Amount, and if the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 2001-3, such Excess Spread and Excess Finance Charges will be applied:

•	first to pay shortfalls in the payment of amounts described in clause (a)(i) under “—Payment of Interest, Fees and Other Items” in this prospectus supplement,

•	second to pay shortfalls in the payment of amounts described in clause (a)(ii) under “—Payment of Interest, Fees and Other Items” in this prospectus supplement, and

•	third to pay shortfalls in the payment of amounts described in clause (a)(iii) under “—Payment of Interest, Fees and Other Items” in this prospectus supplement;

        (b)  an amount equal to the aggregate amount of Class A Investor Charge-Offs that have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under “—Payments of Principal” in this prospectus supplement;

        (c)  an amount equal to the Class B Required Amount, if any, for such Distribution Date will be (i) used to fund the Class B Required Amount and (ii) applied, up to the Class B Investor Default Amount, as a portion of Available Investor Principal Collections for such Distribution Date; provided that if the Class B Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 2001-3, such Excess Spread and Excess Finance Charges will be applied:

•	first to pay amounts described in clause (b)(i) under “—Payment of Interest, Fees and Other Items” in this prospectus supplement,

•	second to pay amounts described in clause (b)(ii) above under “—Payment of Interest, Fees and Other Items” in this prospectus supplement, and

•	third, up to the Class B Investor Default Amount, as a portion of Available Investor Principal Collections for such Distribution Date;

        (d)  an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Class B Invested Amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Investor Principal Collections for such Distribution Date;

(e) an amount equal to the sum of the following will be distributed to the Collateral Interest holder:

(i) Collateral Minimum Monthly Interest for such Distribution Date, plus the amount of any Collateral Outstanding Monthly Interest, and

        (ii)  the amount of any Collateral Additional Interest for such Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Interest holder on a prior Distribution Date;

(f) an amount equal to the Collateral Servicing Fee due but not paid to the servicer on such Distribution Date or a prior Distribution Date will be paid to the servicer;

(g) an amount equal to the Collateral Investor Default Amount will be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (h)  an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Collateral Invested Amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (i)  on each Distribution Date on and after the Reserve Account is funded, but prior to the date on which the Reserve Account terminates as described under “—Reserve Account” in this prospectus supplement, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account; and

(j) the balance, if any, will be distributed to the Collateral Interest holder.

         Payments of Principal

        On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will distribute Available Investor Principal Collections (see “—Principal Payments” in this prospectus supplement) on deposit in the Collection Account in the following priority:

        (i)  on each Distribution Date for the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under “Description of the Certificates—Shared Principal Collections; Excess Shared Principal Collections” in the accompanying prospectus; and

        (ii)  on each Distribution Date for the Accumulation Period or the Early Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

(a)
an amount equal to Class A Monthly Principal for such Distribution Date, up to the Class A Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the aggregate amount on deposit in the Principal Funding Account is zero, will be distributed to the Class A certificateholders;

(b)
after giving effect to paragraph (a) above, an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the aggregate amount on deposit in the Principal Funding Account is zero, will be distributed to the Class B certificateholders;

(c)
after giving effect to paragraphs (a) and (b) above, an amount equal to Collateral Monthly Principal for such Distribution Date, up to the Collateral Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the aggregate amount on deposit in the Principal Funding Account is zero, will be distributed to the Collateral Interest holder; and

(d)
the balance, if any, will be treated as Shared Principal Collections and applied as described under “Description of the Certificates—Shared Principal Collections; Excess Shared Principal Collections” in the accompanying prospectus.

Defaulted Receivables; Investor Charge-Offs

        On each Determination Date, the servicer will calculate the Investor Default Amount for the preceding Monthly Period. On each Distribution Date, portions of the Investor Default Amount will be allocated to the Class A certificates and the Class B certificates in amounts equaling the Class A Investor Default Amount and the Class B Investor Default Amount, respectively. The Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 2001-3 or from Reallocated Principal Collections and applied as described in “—Application of Collections—Payment of Interest, Fees and Other Items” and “—Reallocation of Cash Flows” in this prospectus supplement. The Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 2001-3 or from Reallocated Principal Collections allocable to the Collateral Interest and applied as described in “—Application of Collections—Excess Spread; Excess Finance Charges” and “—Reallocation of Cash Flows” in this prospectus supplement.

         Class A Investor Charge-Offs

        On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 2001-3 and Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date.

        In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date.

        In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount, called a Class A Investor Charge-Off, by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount for such Distribution Date as described above. Such Class A Investor Charge-Off will have the effect of slowing or reducing the return of principal to the Class A certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 2001-3 and available for such purpose as described under “—Application of Collections—Excess Spread; Excess Finance Charges” in this prospectus supplement.

         Class B Investor Charge-Offs

        On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 2001-3 and not required to pay the Class A Required Amount, and Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess.

        In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount, called a Class B Investor Charge-Off, by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date. If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 2001-3 and available for such purpose as described under “—Application of Collections—Excess Spread; Excess Finance Charges” in this prospectus supplement.

Shared Principal Collections

        Series 2001-3 is a principal sharing series. See “Description of the Certificates—Shared Principal Collections; Excess Shared Principal Collections” in the accompanying prospectus.

Paired Series

        Series 2001-3 may be paired with one or more other series (each called a paired series). Each paired series could be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such paired series and primarily from the proceeds of the sale of such paired series or could have a variable principal amount. Any such prefunding account will be held for the benefit of such paired series and not for the benefit of the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. As funds are accumulated in the Principal Funding Account, either

        (i)  in the case of a prefunded paired series, an equal amount of funds on deposit in any prefunding account for such prefunded paired series could be released (which funds will be distributed to the banks) or

        (ii)  in the case of a paired series having a variable principal amount, an interest in such variable paired series in an equal or lesser amount could be sold by the trust (and the proceeds thereof will be distributed to the banks) and, in either case, the Invested Amount in the trust of such paired series could increase by up to a corresponding amount.

Upon payment in full of Series 2001-3, assuming that there have been no unreimbursed charge-offs with respect to any related paired series, the aggregate Invested Amount of such related paired series could have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder.

        The issuance of a paired series will be subject to the conditions described under “Description of the Certificates—New Issuances” in the accompanying prospectus. There can be no assurance, however, that the terms of any paired series might not have an impact on the calculation of the Principal Allocation Percentage or the timing or amount of payments received by the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. The full extent by which the timing or amount of payments received by the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder may be affected will be dependent upon a number of factors and will not be readily determinable by the change that may occur in the Principal Allocation Percentage. See “—Allocation Percentages” in this prospectus supplement and “Risk Factors” in the accompanying prospectus.

Required Principal Balance

        The obligation of the trustee to authenticate certificates of a new series and to execute and deliver the related supplement shall be subject to the conditions described under “Description of the Certificates—New Issuances” in the accompanying prospectus and to the additional condition that, as of the series issuance date and after giving effect to such issuance, the aggregate amount of principal receivables in the trust equals or exceeds the Required Principal Balance.

Pay Out Events

        The Pay Out Events with respect to Series 2001-3 will include each of the events specified in the accompanying prospectus under “Description of the Certificates—Pay Out Events” and the following:

(a) failure on the part of a seller:

(i) to make any payment or deposit required under the pooling agreement or the Series 2001-3 supplement within 5 Business Days after the day such payment or deposit is required to be made; or

        (ii) to observe or perform any other covenants or agreements of a seller set forth in the pooling agreement or the Series 2001-3 supplement, which failure has a material adverse effect on the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder and which continues unremedied for a period of 60 days after written notice;

        (b)  any representation or warranty made by a seller in the pooling agreement or the Series 2001-3 supplement or any information required to be given by a seller to the trustee to identify the accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the applicable seller has accepted reassignment of the related receivables or all such receivables, if applicable, during such period in accordance with the provisions of the pooling agreement;

        (c)  a failure by a seller to make an addition of accounts to the trust within 5 Business Days after the day on which it is required to make such addition pursuant to the pooling agreement or the Series 2001-3 supplement;

(d) the occurrence of any Servicer Default;

(e) the average Portfolio Yield for any 3 consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 2001-3 for such 3 Monthly Periods;

(f) the failure to pay in full the Invested Amount on the Expected Final Payment Date; and

(g) a seller is unable for any reason to transfer receivables to the trust in accordance with the pooling agreement or the Series 2001-3 supplement.

        Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the trustee or the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder evidencing more than 50% of the aggregate unpaid principal amount of Series 2001-3 by notice then given in writing to the sellers and the servicer (and to the trustee if given by the Class A certificateholders and Class B certificateholders) may declare that a Pay Out Event has occurred with respect to Series 2001-3 as of the date of such notice. In the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 2001-3 immediately upon the occurrence of such event, without any notice or other action on the part of the trustee.

        If, contrary to the opinion of tax counsel described under “Federal Income Tax Considerations—General” in the accompanying prospectus, it is determined that the Class A certificates or the Class B certificates do not constitute indebtedness for federal income tax purposes, such determination will not constitute a Pay Out Event with respect to Series 2001-3.

        If the proceeds of any sale of the receivables following the occurrence of an insolvency event with respect to a seller (including any additional seller), as described in the accompanying prospectus under “Description of the Certificates—Pay Out Events,” allocated to the Class A Invested Amount and the proceeds of any collections on the receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A certificates, the Class A certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B certificateholders. See “Certain Legal Aspects of the Receivables—Certain Matters Relating to Conservatorship and Receivership” in the accompanying prospectus for a discussion of the impact of federal law on the trustee’s ability to liquidate the receivables.

Servicing Compensation and Payment of Expenses

        The share of the Servicing Fee allocable to Series 2001-3 for any Distribution Date, called the Monthly Servicing Fee, will be equal to one-twelfth of the product of:

(a) the Servicing Fee Rate, and

(b) the Servicing Base Amount.

The Monthly Servicing Fee for the first Distribution Date, however, will be equal to the Servicing Fee accrued on the Initial Invested Amount at the Servicing Fee Rate for the period from the series issuance date through the last day of the first Monthly Period. On each Distribution Date, but only if Capital One Bank or The Bank of New York is the servicer, Servicer Interchange for the related Monthly Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the servicer in payment of a portion of the Monthly Servicing Fee for such Monthly Period.

        The Servicer Interchange for any Monthly Period for which Capital One Bank or The Bank of New York is the servicer will be equal to the product of:

(a) the Floating Allocation Percentage for such Monthly Period, and

(b) the portion of collections of finance charge receivables allocated to Series 2001-3 for such Monthly Period that is attributed to interchange.

The Servicer Interchange for a Monthly Period, however, shall not exceed one-twelfth of the product of (i) the Servicing Base Amount as of the last day of such Monthly Period and (ii) 0.75%. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee for such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the trust, the trustee, the Class A certificateholders, the Class B certificateholders or the Collateral Interest holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

        The share of the Monthly Servicing Fee allocable to the Class A certificateholders (after giving effect to the distribution of any Servicer Interchange to the servicer) for any Distribution Date, called the Class A Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Class A Floating Percentage,

(b) the Net Servicing Fee Rate, and

(c) the Servicing Base Amount.

The Class A Servicing Fee for the first Distribution Date, however, will be equal to $                   .

        The share of the Monthly Servicing Fee allocable to the Class B certificateholders (after giving effect to any distribution of Servicer Interchange to the servicer) for any Distribution Date, called the Class B Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Class B Floating Percentage,

(b) the Net Servicing Fee Rate, and

(c) the Servicing Base Amount.

The Class B Servicing Fee for the first Distribution Date, however, will be equal to $                     .

        The share of the Monthly Servicing Fee allocable to the Collateral Interest holder (after giving effect to the distribution of any Servicer Interchange to the servicer) for any Distribution Date, called the Collateral Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Collateral Floating Percentage,

(b) the Net Servicing Fee Rate, and

(c) the Servicing Base Amount.

The Collateral Servicing Fee for the first Distribution Date, however, will be equal to $                     .

        The remainder of the Servicing Fee will be paid by the sellers or the certificateholders of other series (as provided in the related supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the trust, the trustee, the Class A certificateholders, the Class B certificateholders or the Collateral Interest holder be liable for the share of the Servicing Fee to be paid by the sellers or the certificateholders of any other series or to be paid out of Servicer Interchange. The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee shall be payable to the servicer solely to the extent amounts are available for distribution in respect thereof as described under “—Application of Collections—Payment of Interest, Fees and Other Items” in this prospectus supplement.

Series Termination

        If on the Distribution Date that is 2 months prior to the Series 2001-3 Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the principal receivables or certain principal receivables, together in each case with the related finance charge receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Series 2001-3 Termination Date (after giving effect to all distributions required to be made on the Series 2001-3 Termination Date). Upon the expiration of such 40-day period, the trustee will determine (a) which bid is the best purchase offer and (b) the amount which otherwise would be available in the Collection Account on the Series 2001-3 Termination Date for distribution to the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. The servicer, on behalf of the trustee, will sell such receivables on the Series 2001-3 Termination Date to the bidder who provided the best purchase offer and will deposit the proceeds of such sale in the Collection Account for allocation (together with the amount which otherwise would be available in the Collection Account on the Series 2001-3 Termination Date for distribution to the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder) to Series 2001-3.

Reports

        No later than the third Business Day prior to each Distribution Date, the servicer will forward to the trustee, the paying agent and each Rating Agency a monthly report prepared by the servicer setting forth certain information about the trust, the Class A certificates, the Class B certificates and the Collateral Interest, including:

(a) the aggregate amount of principal receivables and finance charge receivables in the trust as of the end of the preceding Monthly Period;

(b) the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount at the close of business on the last day of such Monthly Period;

        (c)  the Floating Allocation Percentage and, during the Accumulation Period or Early Amortization Period, the Principal Allocation Percentage for the Class A certificates, the Class B certificates and the Collateral Interest;

(d) the amount of collections of principal receivables and finance charge receivables processed during such Monthly Period and the portion thereof allocated to Series 2001-3;

(e) the aggregate outstanding balance of accounts in the Trust Portfolio which were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period;

(f) the Defaulted Amount for such Monthly Period and the portion thereof allocated to Series 2001-3;

        (g)  the amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs and the amounts by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Collateral Invested Amount;

(h) the Monthly Servicing Fee;

(i) the Portfolio Yield for such Monthly Period; and

(j) Reallocated Principal Collections.

Legal Matters

        Certain legal matters relating to the certificates will be passed upon for the underwriters by Cravath, Swaine & Moore, New York, New York.

ERISA Considerations

General

        Subject to the considerations described below and in the prospectus, the Class A certificates may be purchased by, on behalf of, or with “plan assets” of any employee benefit or other Plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A certificates is cautioned to consult with its counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the Plan’s acquisition and ownership of such Class A certificates. See “ERISA Considerations” in the accompanying prospectus.

        The Class B certificates may not be acquired or held by any Plan other than an insurance company investing assets of its general account. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be a Plan or (ii) it is an insurance company, it acquired and will hold the Class B certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60.

The Authorization

        The Department of Labor has authorized Capital One Bank to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code available under PTCE 96-62 relating to (1) the initial purchase, the holding and the subsequent resale by Plans of senior certificates representing an undivided interest in a credit card trust with respect to which the bank is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in such authorization are satisfied. The authorization will apply to the acquisition, holding and resale of the Class A certificates by, on behalf of, or with “plan assets” of a Plan, provided that certain conditions described in “ERISA Considerations” in the accompanying prospectus are met.

        The sellers believe that the authorization will apply to the acquisition and holding of the Class A certificates by Plans and that all conditions of the authorization, other than those within the control of the investors, will be met.

        Any Plan fiduciary considering whether to purchase any Class A certificates on behalf of, or with “plan assets” of, a Plan is cautioned to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to such investment. Among other things, before purchasing any Class A certificates, a Plan fiduciary should make its own determination as to the availability of any prohibited transaction exemptions.

Underwriting

        Subject to the terms and conditions set forth in the underwriting agreement for the Class A certificates among the banks and the Class A underwriters named below, and the terms and conditions set forth in the underwriting agreement for the Class B certificates among the banks and the Class B underwriters named below, the banks have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the amount of certificates set forth opposite its name below.

Class A Underwriters	Principal Amount
Salomon Smith Barney Inc.	$126,750,000
Banc of America Securities LLC	$126,750,000
Deutsche Banc Alex. Brown Inc.	$126,750,000
J.P. Morgan Securities Inc.	$126,750,000
Lehman Brothers Inc.	$126,750,000

Total	$633,750,000

Class B Underwriters	Principal Amount
Salomon Smith Barney Inc.	$ 29,062,500
J.P. Morgan Securities Inc.	$ 29,062,500

Total	$ 58,125,000

        The Class A underwriting agreement and the Class B underwriting agreement each provide that the obligation of the underwriters to pay for and accept delivery of the certificates is subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Class A underwriting agreement, the Class A underwriters are committed to take and pay for all the Class A certificates, if any are taken. Under the terms and conditions of the Class B underwriting agreement, the Class B underwriters are committed to take and pay for all the Class B certificates, if any are taken.

        The Class A underwriters propose initially to offer the Class A certificates to the public at           % of their principal amount and to certain dealers at such price less concessions not in excess of         % of the principal amount of the Class A certificates. The Class A underwriters may allow, and such dealers may reallow, concessions not in excess of         % of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price of the Class A certificates and other selling terms may be changed by the Class A underwriters.

        The Class B underwriters propose initially to offer the Class B certificates to the public at          % of their principal amount and to certain dealers at such price less concessions not in excess of         % of the principal amount of the Class B certificates. The Class B underwriters may allow, and such dealers may reallow, concessions not in excess of         % of the principal amount of the Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price of the Class B certificates and other selling terms may be changed by the Class B underwriters.

        The price to public, the underwriters’ discounts and commissions and the proceeds to the sellers are as follows:

	Per Class A Certificate	Per Class B Certificate	Total
Public Offering Price	%	%	$
Underwriting Discounts and Commissions	%	%	$
Proceeds to Sellers	%	%	$

        Additional offering expenses are estimated to be $800,000.

        Each underwriter has represented and agreed that:

        (a)  it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom;

        (b)  it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or are persons to whom such document may otherwise lawfully be issued or passed on;

        (c)  if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the accompanying prospectus if that person is of a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

(d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

        The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the certificates in accordance with Regulation M under the Securities and Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilization transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than they would otherwise be in the absence of such transactions. Neither the banks nor the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

        The banks will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

        The closing of the sale of each class of certificates is conditional upon the closing of the sale of the other class and the Collateral Interest.

Glossary of Defined Terms

        Many of the defined terms below contain terms that are defined elsewhere in this glossary and in the “Glossary of Defined Terms” in the accompanying prospectus.

        “Adjusted Invested Amount” for any date of determination means an amount equal to the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Collateral Adjusted Invested Amount.

        “Available Investor Principal Collections” means, for any Monthly Period, an amount equal to the sum of:

(i) (a) an amount equal to the product of the Principal Allocation Percentage of all collections of principal receivables received during such Monthly Period, minus

(b) the amount of Reallocated Principal Collections for such Monthly Period used to fund the Class A Required Amount or the Class B Required Amount, plus

(ii) the amount of Miscellaneous Payments, if any, for such Monthly Period allocated to Series 2001-3, plus

(iii) any Shared Principal Collections from other series that are allocated to Series 2001-3, plus

(iv) the amount, if any, of Class A Available Funds to be distributed to cover the Class A Investor Default Amount for the related Distribution Date, plus

(v) any other amounts which pursuant to the Series 2001-3 supplement are to be treated as Available Investor Principal Collections for the related Distribution Date.

        “Available Reserve Account Amount” means, on each Distribution Date and the first Special Payment Date, the amount available to be withdrawn from the Reserve Account equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date or such Special Payment Date) and the Required Reserve Account Amount for such Distribution Date or such Special Payment Date.

        “Base Rate” means, for any Monthly Period, the annualized percentage equivalent of a fraction:

•
the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Collateral Minimum Monthly Interest and the Monthly Servicing Fee for Series 2001-3, each for the related Distribution Date, and

•	the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period;

provided, however, that if the sellers receive written notice from each Rating Agency that the following will not have a Ratings Effect, for purposes of determining the Base Rate, the Monthly Servicing Fee will be replaced with an amount equal to one-twelfth of the product of (a) the Net Servicing Fee Rate and (b) the Servicing Base Amount.

        “Business Day” means, for purposes of this prospectus supplement and the accompanying prospectus (unless otherwise indicated), any day other than (a) a Saturday or Sunday, or (b) any other day on which national banking associations or state banking institutions in New York, New York or Richmond, Virginia are authorized or obligated by law, executive order or governmental decree to be closed.

        “Class A Account Percentage” means, with respect to any date of determination, the percentage equivalent of a fraction:

•	the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date preceding the related Distribution Date; and

•	the denominator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Series 2001-3 on such date (before giving effect to any deposits therein on such date).

        “Class A Additional Interest” means an amount paid on each Distribution Date, if applicable, equal to one-twelfth of the product of:

(i) the Class A certificate rate for the related Interest Period plus 2.0% per annum, and

(ii) the amount payable on interest amounts that were due but not distributed to the Class A certificateholders on a prior Distribution Date.

        “Class A Adjusted Invested Amount” for any date of determination means an amount equal to the then current Class A Invested Amount, minus the amount on deposit in the Principal Funding Account (in an amount not to exceed the Class A Invested Amount) on such date.

        “Class A Available Funds” means, for any Monthly Period, an amount equal to the sum of:

        (i)  the Class A Floating Percentage of collections of finance charge receivables allocated to Series 2001-3 for such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement or the Series 2001-3 supplement, but excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to Servicer Interchange);

(ii) if such Monthly Period relates to a Distribution Date for the Accumulation Period, an amount equal to the product of:

(a) the Class A Account Percentage, and

(b) the net investment earnings, if any, in the Principal Funding Account for the related Distribution Date; and

(iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 2001-3 supplement for the related Distribution Date.

        “Class A Floating Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•
the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or for the first Monthly Period, as of the series issuance date), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

        “Class A Initial Invested Amount” means $633,750,000.

        “Class A Invested Amount” for any date of determination means an amount equal to:

(i) the Class A Initial Invested Amount, minus

(ii) the amount of principal payments made to the Class A certificateholders on or prior to such date, minus

        (iii)  the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date;

provided, however, that the Class A Invested Amount may not be reduced below zero.

        “Class A Investor Charge-Off” has the meaning described in “Series Provisions—Defaulted Receivables; Investor Charge-Offs—Class A Investor Charge-Offs” in this prospectus supplement.

        “Class A Investor Default Amount” means, for any Distribution Date, the portion of the Investor Default Amount allocated to the Class A certificates in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

        “Class A Monthly Interest” means, for any Distribution Date, an amount equal to one-twelfth of the product of:

(i) the Class A certificate rate in effect for that period, and

(ii) the outstanding principal amount of the Class A certificates as of the preceding Record Date;

provided, however, for the first Distribution Date, Class A Monthly Interest shall be equal to $            .

        “Class A Monthly Principal” for any Distribution Date relating to the Accumulation Period or the Early Amortization Period will equal the least of:

(i) the Available Investor Principal Collections on deposit in the Collection Account for such Distribution Date,

(ii) for each Distribution Date for the Accumulation Period, and on or prior to the Expected Final Payment Date, the Controlled Deposit Amount for such Distribution Date, and

(iii) the Class A Adjusted Invested Amount on such Distribution Date.

        “Class A Outstanding Monthly Interest” means, for any Distribution Date, the amount of Class A Monthly Interest previously due but not paid to the Class A certificateholders.

        “Class A Principal Percentage” means, for any Monthly Period:

(i) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction:

•
the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount), and

•	the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount), and

(ii) during the Accumulation Period or the Early Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction:

•	the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and

•	the denominator of which is the Invested Amount as of such last day.

        “Class A Required Amount” means, for any Determination Date, the amount equal to:

(i) Class A Monthly Interest for the related Distribution Date, plus

(ii) any Class A Outstanding Monthly Interest, plus

(iii) any Class A Additional Interest, plus

(iv) the Class A Servicing Fee for the related Distribution Date and any unpaid Class A Servicing Fee, plus

(v) the Class A Investor Default Amount, if any, for the related Distribution Date, minus

(vi) the Class A Available Funds for the related Distribution Date.

        “Class A Servicing Fee” has the meaning described in “Series Provisions—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

        “Class B Account Percentage” means, with respect to any date of determination, the percentage equivalent of a fraction:

•	the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date preceding the related Distribution Date; and

•	the denominator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Series 2001-3 on such date (before giving effect to any deposits therein on such date).

        “Class B Additional Interest” means an amount paid on each Distribution Date, if applicable, equal to the product of:

        (i)  a fraction, the numerator of which is the actual number of days from and including the immediately preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(ii) the Class B certificate rate for the related Interest Period plus 2.0% per annum, and

(iii) the amount payable on interest amounts that were due but not distributed to the Class B certificateholders on a prior Distribution Date.

        “Class B Adjusted Invested Amount” for any date of determination means an amount equal to the then current Class B Invested Amount, minus the amount on deposit in the Principal Funding Account in excess of the Class A Invested Amount (in an amount not to exceed the Class B Invested Amount) on such date.

        “Class B Available Funds” means, for any Monthly Period, an amount equal to the sum of:

        (i)  the Class B Floating Percentage of collections of finance charge receivables allocated to Series 2001-3 for such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement or the Series 2001-3 supplement, but excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to Servicer Interchange);

(ii) if such Monthly Period relates to a Distribution Date for the Accumulation Period, an amount equal to the product of:

(a) the Class B Account Percentage; and

(b) the net investment earnings, if any, in the Principal Funding Account for the related Distribution Date; and

(iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in the Class B Available Funds pursuant to the Series 2001-3 supplement for such Distribution Date.

        “Class B Floating Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•
the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, for the first Monthly Period, as of the series issuance date), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, for the first Monthly Period, the Initial Invested Amount).

        “Class B Initial Invested Amount” means $58,125,000.

        “Class B Invested Amount” for any date of determination means an amount equal to:

(i) the Class B Initial Invested Amount, minus

(ii) the amount of principal payments made to Class B certificateholders on or prior to such date, minus

        (iii)  the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus

        (iv)  the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount for such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), minus

        (v)  an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under “Series Provisions —Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement, plus

        (vi)  the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to Series 2001-3 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted as described in clauses (iii), (iv) and (v) above;

provided, however, that the Class B Invested Amount may not be reduced below zero.

        “Class B Investor Charge-Off” has the meaning described in “Series Provisions—Defaulted Receivables; Investor Charge-Offs—Class B Investor Charge-Offs” in this prospectus supplement.

        “Class B Investor Default Amount” means, for any Distribution Date, the portion of the Investor Default Amount allocated to the Class B certificates in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

        “Class B Monthly Interest” means, for any Distribution Date, an amount equal to the product of:

        (i)  a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(ii) the Class B certificate rate in effect for that period, and

(iii) the outstanding principal amount of the Class B certificates as of the preceding Record Date;

provided, however, for the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the initial principal amount of the Class B certificates at the Class B certificate rate for the period from and including the series issuance date to but excluding the first Distribution Date.

        “Class B Monthly Principal” for any Distribution Date relating to (a) the Accumulation Period, beginning with the first Distribution Date on which the aggregate amount on deposit in the Principal Funding Account is equal to the Class A Invested Amount, or (b) the Early Amortization Period, beginning with the first Special Payment Date on which the Class A Invested Amount is paid in full, will equal the least of:

(i) the Available Investor Principal Collections not applied to Class A Monthly Principal on such Distribution Date,

(ii) for each Distribution Date for the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the Class A Monthly Principal for such Distribution Date), and

(iii) the Class B Adjusted Invested Amount on such Distribution Date.

        “Class B Outstanding Monthly Interest” means, for any Distribution Date, the amount of Class B Monthly Interest previously due but not paid to the Class B certificateholders.

        “Class B Principal Percentage” means, for any Monthly Period:

(i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•
the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount), and

•	the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount), and

(ii) during the Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and

•	the denominator of which is the Invested Amount as of such last day.

        “Class B Required Amount” means, for any Determination Date, the sum of:

(i) the amount, if any, equal to:

(a) Class B Monthly Interest for the related Distribution Date, plus

(b) any Class B Outstanding Monthly Interest, plus

(c) any Class B Additional Interest, plus

(d) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee, minus

(e) the Class B Available Funds for such Distribution Date, plus

(ii) the Class B Investor Default Amount for the related Monthly Period.

        “Class B Servicing Fee” has the meaning described in “Series Provisions—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

        “Collateral Account Percentage” means, with respect to any date of determination, the percentage equivalent of a fraction:

•	the numerator of which is the amount on deposit in the Principal Funding Account with respect to Collateral Monthly Principal as of the Record Date preceding the related Distribution Date, and

•	the denominator of which is the aggregate amount on deposit in the Principal Funding Account on such date (before giving effect to any deposits therein on such date).

        “Collateral Additional Interest,” for any Distribution Date, means additional interest on Collateral Minimum Monthly Interest due but not paid to the Collateral Interest holder on a prior Distribution Date at a rate equal to the Collateral Interest Minimum Rate.

        “Collateral Available Funds” means, for any Monthly Period, an amount equal to the sum of:

        (i)  the Collateral Floating Percentage of the collections of finance charge receivables allocated to Series 2001-3 for such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement or the Series 2001-3 supplement, but excluding finance charge receivables allocated to Servicer Interchange with respect to such Monthly Period), and

(ii) if such Monthly Period relates to a Distribution Date for the Accumulation Period, an amount equal to the product of:

(a) the Collateral Account Percentage, and

(b) the net investment earnings, if any, in the Principal Funding Account for the related Distribution Date.

        “Collateral Adjusted Invested Amount,” for any date of determination, means an amount equal to the Collateral Invested Amount, minus the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Invested Amount and the Class B Invested Amount (in an amount not to exceed the Collateral Invested Amount) on such date.

        “Collateral Floating Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•
the numerator of which is the Collateral Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, for the first Monthly Period, as of the series issuance date), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, for the first Monthly Period, the Initial Invested Amount).

        “Collateral Initial Invested Amount” means $58,125,000.

        “Collateral Interest Minimum Rate” means a rate per annum specified in the agreement between Capital One Bank and the Collateral Interest holder relating to the transfer of the Collateral Interest to the Collateral Interest holder, which rate will not exceed LIBOR for one-month United States dollar deposits, determined as of the related LIBOR Determination Date, plus     %.

        “Collateral Invested Amount” for any date of determination means an amount equal to:

(i) the Collateral Initial Invested Amount, minus

(ii) the aggregate amount of principal payments made to the Collateral Interest holder prior to such date, minus

        (iii)  the aggregate amount of Reallocated Principal Collections allocable to the Collateral Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus

        (iv)  an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under “Series Provisions—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement, minus

        (v)  an amount equal to the Collateral Investor Default Amount for any Distribution Date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 2001-3 and available for such purpose on such Distribution Date, plus

        (vi)  the aggregate amount of Excess Spread and Excess Finance Charges allocated and available on all prior Distribution Dates to reimburse amounts deducted as described in clauses (iii), (iv) and (v) above;

provided, however, that the Collateral Invested Amount may not be reduced below zero.

        “Collateral Investor Default Amount” means, for any Distribution Date, the product of (i) the Collateral Floating Percentage for the related Monthly Period and (ii) the Investor Default Amount for such Monthly Period.

        “Collateral Minimum Monthly Interest” means, for any Distribution Date, an amount equal to the product of:

(i) the Collateral Interest Minimum Rate in effect for the related Interest Period,

        (ii)  a fraction, the numerator of which is the actual number of days from and including the immediately preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, and

(iii) the outstanding principal balance of the Collateral Interest as of the preceding Record Date;

provided, however, that, for the first Distribution Date, Collateral Minimum Monthly Interest shall be equal to the interest accrued on the Collateral Initial Invested Amount at the Collateral Interest Minimum Rate for the period from the series issuance date to but excluding the initial Distribution Date.

        “Collateral Monthly Principal” for any Distribution Date relating to the Accumulation Period, beginning with the first Distribution Date on which the aggregate amount on deposit in the Principal Funding Account is equal to the sum of the Class A Invested Amount and the Class B Invested Amount, or the Early Amortization Period, beginning with the first Special Payment Date on which the Class B Invested Amount is paid in full, will equal the least of:

(i) the Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date,

        (ii)  for each Distribution Date for the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the Class A Monthly Principal and Class B Monthly Principal for such Distribution Date), and

(iii) the Collateral Adjusted Invested Amount on such Distribution Date.

        “Collateral Outstanding Monthly Interest” means, for any Distribution Date, the amount of Collateral Minimum Monthly Interest previously due but not paid to the Collateral Interest holder.

        “Collateral Principal Percentage” means, for any Monthly Period:

(i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•
the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Collateral Initial Invested Amount), and

•	the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount), and

(ii) during the Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is the Collateral Invested Amount as of the last day of the Revolving Period, and

•	the denominator of which is the Invested Amount as of such last day.

        “Collateral Servicing Fee” has the meaning described in “Series Provisions—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

        “Controlled Accumulation Amount” means $62,500,000; provided, however, that if the start of the Accumulation Period is delayed as described under “Series Provisions—Postponement of the Accumulation Period” in this prospectus supplement, the Controlled Accumulation Amount may be different for each Distribution Date for the Accumulation Period and will be determined by the servicer in accordance with the Series 2001-3 supplement based on the principal payment rates for the accounts and on the Invested Amounts of other series (other than certain Excluded Series) that are scheduled to be in their Revolving Periods and able to create Shared Principal Collections during the Accumulation Period.

        “Controlled Deposit Amount” means, for any Distribution Date relating to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

        “Covered Amount” means, for any Distribution Date, an amount equal to the sum of:

(i) the product of:

(a) one-twelfth of the Class A certificate rate, and

(b) the aggregate amount on deposit in the Principal Funding Account for the Class A Monthly Principal, if any, as of the preceding Distribution Date, plus

(ii) the product of:

        (a)  a fraction, the numerator of which is the actual number of days from and including the immediately preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(b) the Class B certificate rate in effect for the related Interest Period, and

(c) the aggregate amount on deposit in the Principal Funding Account for the Class B Monthly Principal, if any, as of the preceding Distribution Date, plus

(iii) the product of:

        (a)  a fraction, the numerator of which is the actual number of days from and including the immediately preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(b) the Collateral Interest Minimum Rate in effect for the related Interest Period, and

(c) the aggregate amount on deposit in the Principal Funding Account for the Collateral Monthly Principal, if any, as of the preceding Distribution Date.

        “Deficit Controlled Accumulation Amount” means (a) on the first Distribution Date for the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal for such Distribution Date, and (b) on each subsequent Distribution Date for the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal for such subsequent Distribution Date.

        “Distribution Date” means June 15, 2001 and the 15th day of each month thereafter (or, if any such day is not a Business Day, the next succeeding Business Day).

        “Excess Spread” means, for any Distribution Date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii) and clause (c)(ii) in “Series Provisions—Application of Collections—Payment of Interest, Fees and Other Items” in this prospectus supplement.

        “Excluded Series” means each series which is designated in the relevant prospectus supplement as then being an Excluded Series.

        “Expected Final Payment Date” means May 15, 2006.

        “Floating Allocation Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or, for the first Monthly Period, the Initial Invested Amount), and

•	the denominator of which is the sum of:

        (i)  the total amount of the principal receivables in the trust as of such day (or for the first Monthly Period, the total amount of principal receivables in the trust on the Series 2001-3 Cut-Off Date), plus

(ii) the principal amount on deposit in the Excess Funding Account as of such day.

        However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in Additional Accounts added to the trust during such Monthly Period as though such receivables had been added to the trust as of the first day of such Monthly Period.

        “Group One” means the group of series issued by the trust designated as Group One and which includes Series 2001-3 and the series listed in Annex I.

        “Initial Invested Amount” means $750,000,000.

        “Interest Period” means, for any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Period will be the period from and including the series issuance date to but excluding the June 2001 Distribution Date.

        “Invested Amount” for any date of determination means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

        “Investor Default Amount” means, for any Monthly Period, the product of (i) the Floating Allocation Percentage for such Monthly Period and (ii) the Defaulted Amount for such Monthly Period.

        “LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The servicer will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided as requested, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

        “LIBOR Determination Date” means, for each of the Class B certificate rate and the Collateral Interest Minimum Rate, (i) for the initial Interest Period, the second London Business Day prior to the series issuance date and (ii) for each interest period following the initial Interest Period, the second London Business Day prior to the first day of such Interest Period. For purposes of the LIBOR Determination Date, a London Business Day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

        “Monthly Servicing Fee” has the meaning described in “Series Provisions—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

        “Net Servicing Fee Rate” means:

(i) so long as Capital One Bank or The Bank of New York is the servicer, 1.25% per annum, or

(ii) if Capital One Bank or The Bank of New York is not the servicer, 2.00% per annum.

        “Pay Out Events” with respect to Series 2001-3 are the events described in “Series Provisions—Pay Out Events” in this prospectus supplement and “Description of the Certificates—Pay Out Events” in the accompanying prospectus.

        “Portfolio Yield” means, for any Monthly Period, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to:

        (i)  the Floating Allocation Percentage times the amount of collections of finance charge receivables (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement) for such Monthly Period calculated on a billed basis or, in the case of any such collections consisting of annual membership fees, on an amortized rather than billed basis, plus

(ii) the amount of net investment earnings, if any, in the Principal Funding Account for the related Distribution Date, plus

(iii) any Excess Finance Charges that are allocated to Series 2001-3, plus

        (iv)  the amount of funds withdrawn from the Reserve Account and which are required to be included as Class A Available Funds or Class B Available Funds or paid to the Collateral Interest holder for the Distribution Date for such Monthly Period, minus

(v) the Investor Default Amount for the Distribution Date for such Monthly Period, and

•	the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

        “Principal Allocation Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is:

(i) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the series issuance date), and

(ii) during the Accumulation Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period, and

•	the denominator of which is the greater of:

        (i)  the sum of the total amount of principal receivables in the trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Series 2001-3 Cut-Off Date), and

(ii) the sum of the numerators used to calculate the Principal Allocation Percentages for all series outstanding as of the date as to which such determination is being made;

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in Additional Accounts added to the trust during such Monthly Period as though such receivables had been added to the trust as of the first day of such Monthly Period.

        Because the investor certificates are subject to being paired with a future series, if a Pay Out Event occurs with respect to such a paired series during the Accumulation Period or the Early Amortization Period for Series 2001-3, the sellers may, by written notice delivered to the trustee and the servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the Revolving Period for such paired series and the sellers shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and shall have delivered copies of each such written notice to the servicer and the trustee, and each seller shall have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of such seller, such designation will not cause a Pay Out Event, or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 2001-3.

        “Principal Funding Account” means the account established as described under “Series Provisions—Principal Funding Account” in this prospectus supplement.

        “Principal Shortfall” for Series 2001-3 means:

(i) for any Distribution Date for the Revolving Period, zero,

        (ii)  for any Distribution Date for the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such Distribution Date over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion of Available Investor Principal Collections attributable to Shared Principal Collections), and

        (iii)  for any Distribution Date for the Early Amortization Period, the excess, if any, of the Invested Amount over the Available Investor Principal Collections for such Distribution Date (excluding any portion of the Available Investor Principal Collections attributable to Shared Principal Collections).

        “Reallocated Principal Collections” means, for any Distribution Date, the collections of principal receivables allocable first to the Collateral Interest and then, in the case of the Class A Required Amount, to the Class B certificates that are used to fund the excess, if any, of the Class A Required Amount and the Class B Required Amount remaining after Excess Spread and Excess Finance Charges allocated to Series 2001-3 and available for such purpose have been used to fund the Class A Required Amount and the Class B Required Amount.

        “Required Principal Balance” means, as of any date of determination, the sum of:

        (i)  the “initial invested amount” (as defined in the relevant supplement) of each series outstanding on such date plus the aggregate amounts of any increases in the Invested Amounts of each prefunded series outstanding (in each case, other than any Excluded Series or portion thereof), minus

(ii) the principal amount on deposit in the Excess Funding Account on such date;

provided, however, that if at any time the only series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such series, the Required Principal Balance shall mean the sum of the “invested amount” (as defined in the relevant supplement) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account.

        “Required Reserve Account Amount” for any Distribution Date on or after the Reserve Account must be funded will be equal to:

(i) 0.50% of the Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date), or

(ii) such other amount designated by the sellers, provided that if such designation is of a lesser amount, such reduction will not result in a Ratings Effect.

        “Reserve Account” means the account established as described under “Series Provisions—Reserve Account” in this prospectus supplement.

        “Revolving Period” means the period of time described under “Series Provisions—Principal Payments—Revolving Period” in this prospectus supplement.

        “Series 2001-3 Cut-Off Date” means May 1, 2001.

        “Series 2001-3 Termination Date” means the March 2009 Distribution Date.

        “Servicer Interchange” has the meaning described in “Series Provisions—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

        “Servicing Base Amount” means, for any Distribution Date, the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date.

        “Servicing Fee Rate” means 2.00%.

        “Special Payment Date” means each Distribution Date following the Monthly Period in which a Pay Out Event occurs.

        “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        “Trust Portfolio” means certain accounts selected from the Bank Portfolio and included in the trust as of the Trust Cut-Off Date and subsequent additional cut-off dates, based on the eligibility criteria specified in the pooling agreement.

ANNEX I

Previous Issuances of Certificates

        The table below sets forth the principal characteristics of the Class A and Class B asset backed certificates of the outstanding series that have been issued by the trust prior to the date hereof. For more specific information with respect to any series, prospective investors should contact the servicer (in care of Capital One Bank, attention: Treasury Department) at (703) 875-1000. The servicer will provide, without charge, to any prospective purchaser of the Class A certificates or Class B certificates, a copy of the prospectus supplement for any previous publicly-issued series.

 1. Series 1996-1 Certificates

Initial Series 1996-1 Invested Amount$845,000,000
Initial Class A Invested Amount$676,000,000
Initial Class B Invested Amount$109,850,000
Class A Certificate RateThree-month LIBOR + 0.12% per annum
Class B Certificate RateFloating Rate
Class A Expected Final Payment DateAugust 2001
Class B Expected Final Payment DateOctober 2001
Class A Controlled Accumulation Amount$33,800,000 [1]
GroupOne
Servicing Fee Rate2.00%
Series Termination DateOctober 2004

        The Series 1996-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $59,150,000.

 2. Series 1996-2 Certificates

Initial Series 1996-2 Invested Amount$750,000,000
Initial Class A Invested Amount$600,000,000
Initial Class B Invested Amount$82,500,000
Class A Certificate RateOne-month LIBOR + 0.10% per annum
Class B Certificate RateFloating Rate
Class A Expected Final Payment DateDecember 2001
Class B Expected Final Payment DateFebruary 2002
Class A Controlled Accumulation Amount$30,000,000 [1]
GroupOne
Servicing Fee Rate2.00%
Series Termination DateFebruary 2005

        The Series 1996-2 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $67,500,000.

[1]	Subject to change if the commencement of the Accumulation Period is delayed.

3.	Series 1996-3 Certificates

	Initial Series 1996-3 Invested Amount	$500,000,000
	Initial Class A Invested Amount	$400,000,000
	Initial Class B Invested I Amount	$55,000,000
	Class A Certificate Rate	One-month LIBOR + 0.12% per annum
	Class B Certificate Rate	Floating Rate
	Class A Expected Final Payment Date	January 2004
	Class B Expected Final Payment Date	March 2004
	Class A Controlled Accumulation Amount	$20,000,000 [1]
	Group	One
	Servicing Fee Rate	2.00%
	Series Termination Date	March 2007

       The Series 1996-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $45,000,000.

4.	Series 1997-1 Certificates

	Initial Series 1997-1 Invested Amount	$608,275,000
	Initial Class A Invested Amount	$486,620,000
	Initial Class B Invested I Amount	$66,910,250
	Class A Certificate Rate	Three-month LIBOR - 0.03% per annum
	Class B Certificate Rate	Floating Rate
	Class A Expected Final Payment Date	June 2002
	Class B Expected Final Payment Date	August 2002
	Class A Controlled Accumulation Amount	$24,331,000 [1]
	Group	One
	Servicing Fee Rate	2.00%
	Series Termination Date	June 2005

      The Series 1997-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $54,744,750.

5.	Series 1997-2 Certificates

	Initial Series 1997-2 Invested Amount	$502,212,500
	Initial Class A Invested Amount	$401,770,000
	Initial Class B Invested I Amount	$55,243,375
	Initial Class C Invested Amount	$45,199,125
	Class A Certificate Rate	Three-month LIBOR + 0.049% per annum
	Class B Certificate Rate	Floating Rate
	Class A Expected Final Payment Date	August 2002
	Class B Expected Final Payment Date	October 2002
	Class A Controlled Accumulation Amount	$20,088,500 [1]
	Group	One
	Servicing Fee Rate	2.00%
	Series Termination Date	October 2005

[1]	Subject to change if the commencement of the Accumulation Period is delayed.

 6. Series 1998-1 Certificates

Initial Series 1998-1 Invested Amount$591,016,549
Initial Class A Invested Amount$500,000,000
Initial Class B Invested Amount$50,236,407
Initial Class C Invested Amount$40,780,142
Class A Certificate Rate6.310%
Class B Certificate Rate6.356%
Class A Expected Final Payment DateApril 2008
Class B Expected Final Payment DateJune 2008
Class A Controlled Accumulation Amount$25,000,000 [1]
GroupOne
Servicing Fee Rate2.00%
Series Termination DateJune 2011

 7.  Series 1998-3 Certificates

Initial Series 1998-3 Invested Amount$486,472,629
Initial Class A Invested Amount$410,000,000
Initial Class A Sterling Invested Amount£250,000,000
Initial Class B Invested Amount$38,771,000
Initial Class C Invested Amount$37,701,629
Class A Fixed Dollar Rate5.94507%
Class A Certificate Rate [2] 7.25%
Class B Certificate RateFloating Rate
Class A Expected Final Payment DateAugust 2001
Class B Expected Final Payment DateOctober 2001
Class A Controlled Accumulation Amount$20,500,000 [1]
GroupOne
Servicing Fee Rate2.00%
Series Termination DateOctober 2004

 8.  Series 1998-4 Certificates

Initial Series 1998-4 Invested Amount$750,000,000
Initial Class A Invested Amount$631,875,000
Initial Class B Invested Amount$60,000,000
Initial Class C Invested Amount$58,125,000
Class A Certificate Rate5.43%
Class B Certificate RateFloating Rate
Class A Expected Final Payment DateNovember 2003
Class B Expected Final Payment DateJanuary 2004
Class A Controlled Accumulation Amount$31,593,750 [1]
GroupOne
Servicing Fee Rate2.00%
Series Termination DateJanuary 2007

 9.  Series 1998-5 Certificates

Initial Series 1998-5 Invested Amount$0
Maximum Invested Amount$531,000,000
Certificate RateFloating Rate
GroupOne
Series Termination DateFebruary 2005

[1]	Subject to change if the commencement of the Accumulation Period is delayed.
[2]	Rate applicable to the Class A Sterling Invested Amount.

10.	Series 1998-6 Certificates

	Initial Series 1998-6 Invested Amount	$0
	Maximum Invested Amount	$500,000,000
	Certificate Rate	Floating Rate
	Group	One
	Series Termination Date	March 2007

11.	Series 1999-1 Certificates

	Initial Series 1999-1 Invested Amount	$625,000,000
	Initial Class A Invested Amount	$500,000,000
	Initial Class B Invested Amount	$62,500,000
	Initial Collateral Invested Amount	$62,500,000
	Class A Certificate Rate	One-month LIBOR + 0.14% per annum
	Class B Certificate Rate	One-month LIBOR + 0.34% per annum
	Expected Final Payment Date	May 2004
	Controlled Accumulation Amount	$31,250,000 [1]
	Group	One
	Servicing Fee Rate	2.00%
	Series Termination Date	July 2007

12.	Series 1999-2 Certificates

	Initial Series 1999-2 Invested Amount	$625,000,000
	Initial Class A Invested Amount	$500,000,000
	Initial Class B Invested Amount	$62,500,000
	Initial Collateral Invested Amount	$62,500,000
	Class A Certificate Rate	One-month LIBOR + 0.125% per annum
	Class B Certificate Rate	One-month LIBOR + 0.305% per annum
	Expected Final Payment Date	May 2002
	Controlled Accumulation Amount	$31,250,000 [1]
	Group	One
	Servicing Fee Rate	2.00%
	Series Termination Date	July 2005

13.	Series 1999-3 Certificates

	Initial Series 1999-3 Invested Amount	$500,000,000
	Initial Class A Invested Amount	$400,000,000
	Initial Class B Invested Amount	$50,000,000
	Initial Collateral Invested Amount	$50,000,000
	Class A Certificate Rate	One-month LIBOR + 0.25% per annum
	Class B Certificate Rate	One-month LIBOR + 0.48% per annum
	Expected Final Payment Date	July 2006
	Controlled Accumulation Amount	$25,000,000 [1]
	Group	One
	Servicing Fee Rate	2.00%
	Series Termination Date	September 2009

14.	Series 1999-A Certificates

	Initial Series 1999-A Invested Amount	$0
	Maximum Invested Amount	$450,000,000
	Certificate Rate	Floating Rate
	Group	One
	Series Termination Date	January 2008

[1]	Subject to change if the commencement of the Accumulation Period is delayed.

15.	Series 1999-4 Certificates

	Initial Series 1999-4 Invested Amount	$600,000,000
	Initial Class A Invested Amount	$480,000,000
	Initial Class B Invested Amount	$60,000,000
	Initial Collateral Invested Amount	$60,000,000
	Class A Certificate Rate	Floating Rate
	Class B Certificate Rate	Floating Rate
	Expected Final Payment Date	August 2004
	Controlled Accumulation Amount	$30,000,000 [1]
	Group	One
	Servicing Fee Rate	2.00%
	Series Termination Date	October 2007

16.	Series 2000-1 Certificates

	Initial Series 2000-1 Invested Amount	$600,000,000
	Initial Class A Invested Amount	$498,000,000
	Initial Class B Invested Amount	$51,000,000
	Initial Collateral Invested Amount	$51,000,000
	Class A Certificate Rate	7.10%
	Class B Certificate Rate	7.30%
	Expected Final Payment Date	February 2003
	Controlled Accumulation Amount	$30,000,000 [1]
	Group	One
	Servicing Fee Rate	2.00%
	Series Termination Date	April 2006

17.	Series 2000-2 Certificates

	Initial Series 2000-2 Invested Amount	$750,000,000
	Initial Class A Invested Amount	$622,500,000
	Initial Class B Invested Amount	$63,750,000
	Initial Collateral Invested Amount	$63,750,000
	Class A Certificate Rate	7.20%
	Class B Certificate Rate	7.35%
	Expected Final Payment Date	June 2005
	Controlled Accumulation Amount	$37,500,000 [1]
	Group	One
	Servicing Fee Rate	2.00%
	Series Termination Date	August 2008

18.	Series 2000-3 Certificates

	Initial Series 2000-3 Invested Amount	$1,000,000,000
	Initial Class A Invested Amount	$807,500,000
	Initial Class B Invested Amount	$92,500,000
	Initial Collateral Invested Amount	$100,000,000
	Class A Certificate Rate	One-month LIBOR plus 0.19% per year
	Class B Certificate Rate	One-month LIBOR plus 0.51% per year
	Expected Final Payment Date	August 2007
	Controlled Accumulation Amount	$50,000,000 [1]
	Group	One
	Servicing Fee Rate	2.00%
	Series Termination Date	October 2010

1  Subject to change if the commencement of the Accumulation Period is delayed.

19. Series 2000-4 Certificates

Initial Series 2000-4 Invested Amount$1,200,000,000
Initial Class A Invested Amount$975,000,000
Initial Class B Invested Amount$120,000,000
Initial Collateral Invested Amount$105,000,000
Class A Certificate RateOne-month LIBOR plus 0.14% per year
Class B Certificate RateFloating Rate
Expected Final Payment DateOctober 2005
Controlled Accumulation Amount$100,000,000 [1]
GroupOne
Servicing Fee Rate2.00%
Series Termination DateAugust 2008

20. Series 2000-5 Certificates

Initial Series 2000-5 Invested Amount$1,250,000,000
Initial Class A Invested Amount$1,015,625,000
Initial Class B Invested Amount$125,000,000
Initial Collateral Invested Amount$109,375,000
Class A Certificate RateOne-month LIBOR plus 0.10% per year
Class B Certificate RateOne-month LIBOR plus 0.375% per year
Expected Final Payment DateOctober 2003
Controlled Accumulation Amount$104,166,166.67 [1]
GroupOne
Servicing Fee Rate2.00%
Series Termination DateAugust 2006

21. Series 2001-A Certificates

Initial Series 2001-A Invested Amount$0
Maximum Invested Amount$500,000,000
Certificate RateFloating
GroupOne
Series Termination DateNovember 2005

22. Series 2001-1 Certificates

Initial Series 2001-1 Invested Amount$1,200,000,000
Initial Class A Invested Amount$975,000,000
Initial Class B Invested Amount$120,000,000
Initial Collateral Invested Amount$105,000,000
Class A Certificate RateOne-month LIBOR plus 0.20% per year
Class B Certificate RateOne-month LIBOR plus 0.51% per year
Expected Final Payment DateFebruary 2008
Controlled Accumulation Amount$100,000,000 [1]
GroupOne
Servicing Fee Rate2.00%
Series Termination DateDecember 2010

[1]	Subject to change if the commencement of the Accumulation Period is delayed.

23. Series 2001-2 Certificates

Initial Series 2001-2 Invested Amount$1,200,000,000
Initial Class A Invested Amount$975,000,000
Initial Class B Invested Amount$120,000,000
Initial Collateral Invested Amount$105,000,000
Class A Certificate RateOne-month LIBOR plus 0.14% per year
Class B Certificate RateOne-month LIBOR plus 0.40% per year
Expected Final Payment DateMarch 2006
Controlled Accumulation Amount$100,000,000 [1]
GroupOne
Servicing Fee Rate .2.00%
Series Termination DateJanuary 2009

[1]	Subject to change if the commencement of the Accumulation Period is delayed.

Prospectus

[LOGO OF CAPITAL ONE APPEARS HERE]

Capital One Master Trust
Issuer

Capital One Bank
Seller and Servicer

Capital One, F.S.B.
Seller

Asset Backed Certificates

Consider carefully the risk factors beginning on page 6 in this prospectus.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The certificates represent interests in the trust only and do not represent interests in or obligations of Capital One Bank, Capital One, F.S.B. or any of their affiliates.

This prospectus may be used to offer and sell certificates of a series only if accompanied by the prospectus supplement for that series.

The Trust—

• may periodically issue asset backed certificates in one or more series with one or more classes; and

• will own—

• receivables in a portfolio of revolving credit card accounts;

• payments due on those receivables; and

• other property described in this prospectus and in the accompanying prospectus supplement.

The Certificates—

• will represent interests in the trust and will be paid only from the trust assets;

• offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

• may have one or more forms of credit enhancement; and

• will be issued as part of a designated series which may include one or more classes of certificates and credit enhancement.

The Certificateholders—

• will receive interest and principal payments from a varying percentage of credit card account collections.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

May 7, 2001

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

        Information about the certificates is presented to you in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

•	the terms, including interest rates, for each class;
•	the timing of interest and principal payments;
•	information about the receivables;
•	information about credit enhancement, if any, for each class;
•	the ratings for each class; and
•	the method for selling the certificates.

        If the terms of a particular series of certificates vary between the description contained in this prospectus and the description in the prospectus supplement, you should rely on the information in the prospectus supplement.

        You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

        We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find additional, related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

        Parts of this prospectus use defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” beginning on page 68 in this prospectus.

TABLE OF CONTENTS
Page

Prospectus Summary	1
The Trust and the Trustee	1
Capital One Bank	1
Capital One, F.S.B.	1
Trust Assets	1
The Certificates	2
The Sellers’ Interest	2
Collections by the Servicer	2
Allocation of Trust Assets	2
Interest Payments on the Certificates	2
Principal Payments on the Certificates	2
Revolving Period	2
Accumulation Period	3
Controlled Amortization Period	3
Principal Payment Period	3
Early Amortization or Early Accumulation Period	4
Pay Out Events	4
Shared Excess Finance Charge Collections	4
Shared Principal Collections	4
Series Enhancement	4
Tax Status	5
Certificate Ratings	5
Optional Repurchase	5

Risk Factors	6
It may not be possible to find an investor to purchase your certificates	6
Social, economic and geographic factors can affect credit card payments and may cause a delay in or default on payments	6
The credit ratings of your certificates are limited	6
Issuances of additional series by the trust may adversely affect your certificates	7
The discount option may slow the payment on your certificates	7
The credit quality of the trust assets may be eroded by the addition of new assets	7
Recharacterization of the transfer from the sellers to the trust, or the conservatorship or receivership of the sellers, could delay or reduce payments to you	8
If a conservator or receiver were appointed for either bank, payments to you could be delayed or reduced	9

Prospectus Summary

•
This summary highlights selected information and does not contain all of the information that you need in making your investment decision. Prior to making your decision, you should carefully read this entire document and the accompanying prospectus supplement.

•
It also provides an overview of the trust assets including, in particular, the receivables and how such receivables will be allocated. This summary is qualified by the full description of such information in this prospectus and the accompanying prospectus supplement.

The Trust and the Trustee

Capital One Master Trust was formed in 1993 pursuant to a pooling and servicing agreement, as amended, between Capital One Bank, as seller and servicer, and The Bank of New York, as trustee. On April 9, 2001, the pooling agreement was amended to add Capital One, F.S.B. as an additional seller.

The trust is a master trust under which multiple series of certificates may be issued. Each series is issued pursuant to a supplement to the pooling and servicing agreement. The terms of a series are set forth in the series supplement.

Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.

Capital One Bank

Capital One Bank is a Virginia banking corporation, which owns credit card accounts from which receivables are sold to the trust. Capital One Bank is the servicer and a seller under the pooling agreement and owns a portion of the sellers’ interest.

Capital One, F.S.B.

Capital One, F.S.B. is a federal savings bank, which owns credit card accounts from which receivables are sold into the trust. Capital One, F.S.B. is a seller under the pooling agreement and owns a portion of the sellers’ interest.

Trust Assets

Capital One Bank and Capital One Bank’s predecessor have designated selected MasterCard® and VISA® revolving credit card accounts to the trust and have sold the receivables in such accounts to the trust. The banks may designate additional accounts to the trust.

Each bank selects the accounts to be designated from its portfolio to the trust on the basis of criteria established in the pooling agreement. All receivables in the accounts when designated to the trust were transferred to the trust and all new receivables generated in those accounts have been and will be transferred automatically to the trust.

The receivables transferred to the trust are the primary trust assets. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables.

The trust assets also include or may include:

•	funds collected on the receivables;

•	any collateral securing an accountholder’s payment obligations under an account;

•	rights to certain interchange fees that the banks receive through VISA and MasterCard;

•	monies and investments in the trust’s bank accounts;

•	recoveries (net of collection expenses) and proceeds of credit insurance policies relating to the receivables;

•	participations in other pools of secured or unsecured revolving credit card accounts or other consumer revolving credit accounts owned by the banks; and

•	credit enhancement that varies from one series to another and, within a series, may vary from one class to another.

See “The Trust” in this prospectus.

The Certificates

The trust has issued, and in the future expects to issue, asset backed certificates, each evidencing an undivided interest in the trust. The certificates are issued in series. A series may contain one or more classes.

The terms of any future series or class will not be subject to your prior review or consent. There can be no assurance that the terms of any future series might not have an impact on the timing or amount of payments received by a certificateholder.

The Sellers’ Interest

The interest in the assets not allocated to any series of certificates is the sellers’ interest. The principal amount of the sellers’ interest fluctuates with the amount of the principal receivables held in the trust and the amount of certificates outstanding.

The pooling agreement requires a seller to designate additional accounts to the trust if the sellers’ interest is less than a designated amount, referred to as the required sellers’ interest.

Each seller may sell part, but not all, of its interest in the sellers’ interest by issuing a supplemental certificate. Each seller must retain an interest in the trust.

The sellers’ interest does not provide credit enhancement for your series or any other series.

Collections by the Servicer

Capital One Bank services the receivables under the pooling agreement. In limited cases, Capital One Bank may resign or be removed, and either the trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee.

The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as finance charge receivables or principal receivables. The servicer then allocates those collections as summarized below. See “Description of the Certificates—Deposits in Collection Account” in this prospectus.

Allocation of Trust Assets

The trust assets are allocated among the series of certificates outstanding and the sellers’ interest. The servicer allocates (a) collections of finance charge receivables and principal receivables and (b) receivables in accounts written off as uncollectible, to each series based on varying percentages. The accompanying prospectus supplement describes the allocation percentages applicable to your series.

Certificateholders are only entitled to amounts allocated to their series equal to the interest and principal payments on their certificates. See “Description of the Certificates—General,” “—Interest” and “—Principal” in this prospectus.

Interest Payments on the Certificates

Each certificate entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, methods for computing interest, and rights to series enhancement.

Each class of certificates may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the certificates. See “Description of the Certificates—Interest” in this prospectus.

Principal Payments on the Certificates

Each certificate entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement. See “Description of the Certificates—Principal” in this prospectus.

    Revolving Period

Each series of certificates will begin with a period during which the trust will not pay or accumulate principal for payment to the certificateholders. The period when no principal is paid or accumulated is known as the revolving period. During the revolving period, the trust will pay available principal to certificateholders of other series as shared principal collections or to the banks as holders of the sellers’ interest, or in certain circumstances will deposit the available principal in the excess funding account.

The revolving period for a series begins on the series cut-off date described in the applicable prospectus supplement, and ends at the start of either an amortization period or an accumulation period.

Following the revolving period, each class of certificates will have one or more of the following periods in which:

•	principal is accumulated in specified amounts per month and paid on a scheduled date;

•	principal is paid in fixed amounts at scheduled intervals;

•	principal is paid in varying amounts at scheduled intervals;

•
principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following certain adverse events or following the servicer’s decision not to extend an initial principal payment date.

Accumulation Period

If a series or class of certificates is in an accumulation period during which principal is accumulated in specified amounts per month and paid on an expected final payment date, the trust is expected to pay available principal to those certificateholders on the date specified in the prospectus supplement for such series. If the series has more than one class, each class may have a different priority for payment.

For a period of time prior to the scheduled principal payment date, the trust will deposit specified amounts of available principal in a trust account.

The accumulation period for a series or class begins on a date specified in the applicable prospectus supplement and ends when any one of the following occurs:

•	the certificates of such series or class are paid in full;

•
the beginning of a period in which principal is paid or accumulated in the amount of available principal up to the full principal amount owing on the certificates each month following certain adverse events or following the servicer’s decision not to extend an initial principal payment date; or

•	the termination date for the series described in the applicable prospectus supplement (also called the legal final maturity date).

Controlled Amortization Period

If a series or class of certificates is in a controlled amortization period during which principal is paid in fixed amounts at scheduled intervals, the trust will pay available principal up to such fixed amount to the certificateholders on each distribution date during such period. The trust will pay available principal in a fixed amount, plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment.

The controlled amortization period for a series or class starts on the date specified in the prospectus supplement for such series and ends when any one of the following occurs:

•	the certificates of such series or class are paid in full;

•
the beginning of a period in which principal is paid or accumulated in the amount of available principal up to the full principal amount owing on the certificates each month following certain adverse events or following the servicer’s decision not to extend an initial principal payment date; or

•	the termination date for the series described in the applicable prospectus supplement (also called the legal final maturity date).

Principal Payment Period

A series or class may have a principal payment period that begins if the servicer decides not to extend an initial principal payment date. The first initial principal payment date will be a distribution date described in the applicable prospectus supplement, but will be automatically extended each month to the next distribution date unless the servicer elects to stop the automatic extension, causing a principal payment event to occur.

A principal payment event can occur during the revolving period, the controlled amortization period or the accumulation period. A principal payment event will most likely cause investors to receive payment of principal on their certificates earlier than expected.

During a principal payment period, the trust will pay certificateholders the available principal up to the full principal amount on their certificates on each distribution date until any of the following occurs:

•	the certificates of such series are paid in full;

•	the beginning of the early amortization period; or

•	the termination date for the series described in the applicable prospectus supplement (also called the legal final maturity date).

Early Amortization or Early Accumulation Period

If a series of certificates is in an early amortization period or early accumulation period during which principal is paid or accumulated in the amount of available principal up to the full principal amount owing on the certificates following certain adverse events, the trust will pay available principal to those certificateholders on each distribution date or accumulate amounts by making a deposit into an account on each distribution date. If the series has more than one class, each class may have a different priority for payment.

The early amortization period or early accumulation period starts on the day a pay out event occurs and ends when any of the following occurs:

•	the certificates of such series are paid in full; or

•	the termination date for the series described in the applicable prospectus supplement (also called the legal final maturity date).

Pay Out Events

A pay out event for any series of certificates will include adverse events described in the prospectus supplement for such series. In addition, the following will be pay out events for all series:

•	the occurrence of certain events of insolvency or receivership relating to a seller (including any additional seller); or

•	the trust becomes an “investment company” under the Investment Company Act of 1940.

See “Description of the Certificates—Pay Out Events” in this prospectus.

Shared Excess Finance Charge Collections

Any series may be included in a group of series. If specified in the prospectus supplement for such series, to the extent that collections of finance charge receivables allocated to a series are not needed for that series, those collections may be applied to cover certain shortfalls of other series in the same group. See “Description of the Certificates—Sharing of Excess Finance Charges” in this prospectus.

Shared Principal Collections

If a series is identified in its prospectus supplement as a principal sharing series, to the extent that collections of principal receivables allocated to such series are not needed for that series, those collections may be applied to cover principal payments for other principal sharing series, and vice versa. Certain principal payments for certain principal sharing series may have priority in receiving those collections over other principal payments for other principal sharing series. See “Description of the Certificates—Shared Principal Collections; Excess Shared Principal Collections” in this prospectus.

Series Enhancement

Each class of a series may be entitled to series enhancement. Series enhancement for the certificates of any class may take the form of one or more of the following:

• subordination • collateral interest	• letter of credit • surety bond
• insurance policy • cash collateral guaranty or account • swap arrangements	• spread account • reserve account

The type, characteristics and amount of any series enhancement will be:

•	based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued; and

•	established based on the requirements of the rating agencies.

See “Description of the Certificates—Credit Enhancement” in this prospectus.

Tax Status

For information concerning the application of the United States federal income tax laws, including whether the certificates will be characterized as debt for federal income tax purposes, see “Federal Income Tax Consequences” in this prospectus and “Summary of Terms—Tax Status” in the accompanying prospectus supplement.

Certificate Ratings

Any certificate offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See “Risk Factors” in this prospectus.

Optional Repurchase

So long as a seller is the servicer or an affiliate of the servicer, that seller will have the option to repurchase any series of certificates once the principal amount of the series has been reduced to an amount specified in the prospectus supplement for such series.

Risk Factors

        You should consider the following risk factors before you decide whether or not to purchase the certificates.

It may not be possible to find an investor to purchase your certificates.

The underwriters may assist in resales of the certificates, but they are not required to do so. A secondary market for any series or class of certificates may not develop. If a secondary market does develop, it may not continue throughout the life of the series or it may not be sufficiently liquid to allow you to meet your needs. As a result, it may be difficult for you to resell the certificates.

Social, economic and geographic factors can affect credit card payments and may cause a delay in or default on payments.

Changes in credit card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels, the public’s perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy. Economic factors include the rates of inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the certificates of any series.

The credit ratings of your certificates are limited.

The credit ratings assigned to your certificates reflect the rating agencies’ assessment only of the likelihood that interest and principal will be paid when required under the pooling agreement, not when expected. These ratings are based on the rating agencies’ determination of the value of receivables in the trust and the availability of any credit enhancement.

The ratings do not address the following:

•
the likelihood that the principal or interest on your certificates will be prepaid, paid on an expected final payment date or paid on any particular date before the legal final maturity date of your series;

•	the possibility that your certificates will be paid early or the possibility of the imposition of United States withholding tax for non-U.S. certificateholders;

•	the marketability of the certificates, or any market price; or

•	that an investment in the certificates is a suitable investment for you.

A rating is not a recommendation to purchase, hold or sell certificates of a series or class of a series. Furthermore, there is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. If a rating assigned to your certificates is reduced or withdrawn, the market value of your certificates could be reduced.

Issuances of additional series by the trust may adversely affect your certificates.

The trust is a master trust that has issued other series of certificates and is expected to issue additional series from time to time. All such certificates are payable from the receivables in the trust. The trust may issue additional series with terms that are different from your series without your prior review or consent. Before the trust can issue a new series, each rating agency that rated an outstanding series must confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its earlier rating. Nevertheless, the terms of a new series could affect the timing and amounts of payments on any other outstanding series.

The owners of the certificates of any new series will have voting rights that will reduce the percentage interest represented by your series. Such voting rights may relate to the ability to approve waivers and give consents. The actions which may be affected include directing the appointment of a successor servicer following a servicer default, amending the pooling agreement and directing a reassignment of the entire portfolio of accounts.

The discount option may slow the payment on your certificates.

The sellers have the option, from time to time and without your consent, to designate a fixed or variable percentage of receivables to be treated as finance charge receivables instead of principal receivables. Such a designation could result in an increase in the amount of finance charge receivables and a slower payment rate of collections of the principal receivables.

See “Description of the Certificates—Credit Enhancement—Discount Option” in this prospectus.

The credit quality of the trust assets may be eroded by the addition of new assets.

The assets of the trust are always changing. Receivables are collected and new receivables are added to the trust daily as accountholders pay their credit card bills and charge new amounts to their accounts. In addition, a seller periodically adds additional accounts to the trust. A seller may voluntarily add such additional accounts or it may, at times, be obligated to make such additions to maintain the level of receivables in the trust. Additional accounts may include accounts that were originated using criteria that are different from those applicable to the accounts currently designated to the trust. There are many factors that could explain such differences, including that the additional accounts were originated at a different date or were acquired from an institution that used different underwriting standards or procedures. Consequently, there is no assurance that future additional accounts will have the same credit quality as those currently designated to the trust or that the characteristics of the receivables will be the same as those currently in the trust.

In addition, the pooling agreement allows a seller to add participation interests in other receivables to the trust. The addition of such participation interests and of additional accounts will be subject to the satisfaction of certain conditions described in this prospectus under “Description of the Certificates—Addition of Trust Assets.”

Recharacterization of the transfer from the sellers to the trust, or the conservatorship or receivership of the sellers, could delay or reduce payments to you.

Each seller has represented in the pooling agreement that the transfer of the receivables to the trust is either a sale or the grant of a security interest in the receivables. To protect the purchasers of the certificates, each seller has taken and will take actions so that, if a court determines the transfer to be a grant of a security interest and not a sale of the receivables to the trust, the trust will have a “first priority perfected security interest” in the receivables under the Uniform Commerical Code.

However, there are circumstances where, regardless of these actions, other creditors may take priority over your interests, for example:

•	a tax, governmental or other nonconsensual lien on a seller’s property arising before new receivables come into existence may have priority over the trust’s interests in the receivables;

•
if the Federal Deposit Insurance Corporation (the United States agency that insures each bank’s deposits) were appointed conservator or receiver of either bank, the FDIC’s administrative expenses may be paid before the certificateholders are paid; and

•
Capital One Bank, as servicer, receives collections on the receivables and may hold such collections for a period of time before depositing them into the collection account; if insolvency or similar proceedings were commenced by or against Capital One Bank, or under certain circumstances, if certain time periods were to pass, the trust may not have a first priority perfected security interest in the collections held by Capital One Bank and not deposited into the collection account, which may result in a loss to the certificateholders.

For certain receivables, the accountholder has provided Capital One Bank or Capital One, F.S.B. with collateral to secure that bank’s interest in those receivables. The collateral typically takes the form of a check or money order that is deposited in a federally-insured depository institution. Each bank will take all necessary action to perfect its security interest in the collateral. The Uniform Commercial Code as in effect in Virginia may not govern the perfection of a security interest in such collateral, and the common law does not provide a definitive method to perfect the lien. Therefore:

•
It is not entirely clear whether the grant of the security interest in the collateral by accountholders to Capital One Bank or Capital One, F.S.B. and by those banks to the trust will be treated as a first priority perfected security interest.

•
In connection with the transfer of receivables to the trust, each bank will sell and assign its interest as secured party in any related collateral. The collateral will, however, continue to be in the possession of the depository institution and will not be transferred to the trustee; furthermore, the trust will not have a direct claim to the collateral.

•
Each bank will take actions to perfect the trust’s interests in the receivables and the collateral, if any. There can be no definite assurance, however, that such bank’s first priority perfected security interest in the collateral will exist for the benefit of the trust.

If a conservator or receiver were appointed for either bank, payments to you could be delayed or reduced.

Although each bank will treat its transfer of the receivables to the trust as a sale for accounting purposes, the transfer may constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The pooling agreement and the transfer of the receivables by the banks to the trust are intended to satisfy all of these conditions.

If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize the transfer of the receivables by a bank. FDIC staff positions taken prior to the passage of the 1989 amendment to the FDIA do not suggest that the FDIC would interrupt the timely transfer to the trust of payments collected on the receivables. If the FDIC were to assert a different position, the FDIA would limit the trust’s damages in this event to its “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for that bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize transfer of the receivables by that bank for a reasonable period following its appointment as conservator or receiver for that bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer of the receivables by a bank, payments to certificateholders could be delayed or reduced.

Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the transfer of the receivables by a bank, certificateholders could suffer a loss on their investment if (i) the pooling agreement or the transfer of the receivables by a bank were found to violate the regulatory requirements of the FDIA, (ii) the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables, (iii) the FDIC were to request a stay of any action by the trust or the trustee to enforce the pooling agreement or the certificates, or (iv) the FDIC were to repudiate other parts of the pooling agreement, such as any obligation to collect payments on or otherwise service the receivables.

In addition, regardless of the terms of the pooling agreement or the instructions of those authorized to direct the trustee’s actions, the FDIC may have the power (i) to prevent or require the commencement of an early amortization period, (ii) to prevent, limit, or require the early liquidation of the receivables and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of receivables to the trust. The FDIC, moreover, could prevent the trustee or the certificateholders from appointing a successor servicer under the pooling agreement. If any of these events were to occur, payments to certificateholders could be delayed or reduced. See “Certain Legal Aspects of the Receivables—Transfer of Receivables” and “—Certain Matters Relating to Conservatorship and Receivership” in this prospectus.

Consumer protection laws may impede collection efforts or reduce collections.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. The United States Congress and the states may enact additional laws and amend existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges. These laws, as well as many new laws, regulations or rulings which may be adopted, may materially adversely affect the servicer’s ability to collect the receivables or the banks’ ability to maintain previous levels of finance charges or fees.

Each seller makes representations and warranties about its compliance with legal requirements. Each seller also makes certain representations and warranties in the pooling agreement about the validity and enforceability of the accounts and the receivables. However, the trustee will not make any examination of the receivables or the records about the receivables for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. If any such representation or warranty is breached, the only remedy is that the applicable seller or the servicer must accept the transfer and reassignment of receivables affected by the breach.

Receivables also may be written off as uncollectible if a debtor seeks relief under federal or state bankruptcy laws. This could result in a loss of available funds to pay the certificateholders. See “Description of the Certificates—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries” in this prospectus.

The trust is dependent on the generation of new receivables because attrition and other factors cause receivables in the trust to decline.

The continuation of the trust will depend upon the generation, on an ongoing basis, of new receivables for the trust. As accountholders make payments on their accounts, receivables in the trust decline. When accountholders charge additional amounts or when new accounts are designated to the trust, receivables increase. Continued generation of new receivables depends, in part, on the number of accounts or account balances lost to competing card issuers and the banks’ ability to designate new accounts to the trust. The credit card industry is highly competitive and the banks must compete with numerous other credit card providers for new accounts and for use of the credit cards.

In addition, each bank’s ability to grow and generate new accounts will also depend on its ability to obtain funding through continued securitization of credit card loans and access to the capital markets at attractive rates and terms.

The banks offer accounts with introductory rates, which are generally at low levels during an initial period and which generally rise to higher rates after the initial period expires. Accounts having this introductory rate feature are subject to a significant risk of attrition at the point the introductory rate expires because accountholders that were initially attracted by the banks’ low introductory rates may decide to transfer account balances to other credit card accounts having a lower periodic rate. Although the banks have developed methodologies to retain these accounts after expiration of the initial period, there can be no assurance that attrition in these accounts will not be significant.

Credit card customers choose their credit card issuers largely on the basis of price, credit limit and other product features, and brand loyalty may be limited. Customers can and frequently do move balances from one credit card account to another, or cease or limit use of one credit card in favor of another.

The credit card and consumer revolving loan industry is highly competitive. New credit card issuers continue to enter the market and compete for new and existing customers. Competition, as evidenced by the increased use of advertising, target marketing, introductory rates and other forms of pricing competition, and incentive programs continue to intensify. In addition, some of the banks’ competitors are now attempting to develop and implement programs similar to the specialized marketing programs and information based strategies used by the banks to solicit new accounts.

The pooling agreement requires that a seller make an addition of accounts to the trust in the event that the sellers’ interest is not maintained at the required minimum level. The required minimum level is 5% but may be reduced under certain circumstances described in this prospectus under “Description of the Certificates—Addition of Trust Assets.” A seller may not always be able to make such additions. If a seller fails to make an addition and if the terms of your series so provide, a pay out event will occur with respect to your series.

A decline in the amount of receivables in the accounts for any reason (including the decision by accountholders to use competing sources of credit, an economic downturn, increased convenience use or other factors) could result in the occurrence of a pay out event and the start of an early amortization period. In such event, you would bear the risk of reinvestment of the principal amounts of your certificates.

The timing of principal payments is not certain.

The receivables may be paid at any time. We cannot assure you that the creation of additional receivables in the accounts will occur or that any particular pattern of accountholder payments will occur. The timing of the payment of principal on your certificates may be different than expected if the principal payment pattern of the receivables is different than expected or if certain adverse events happen to either bank or the trust. A significant decline in the amount of receivables generated could result in the occurrence of a pay out event for one or more series. If a pay out event occurs for your series, you could receive payment of principal sooner than expected. The banks’ ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition to other factors discussed above in this “Risk Factors” section, changes in finance charges can alter the monthly payment rates of accountholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during a controlled amortization period or accumulation period.

The sellers’ ability to change terms of the receivables could affect payment patterns.

The sellers transfer the receivables to the trust but continue to own the accounts. As owners of the accounts, the sellers retain the right to change various account terms (including the periodic interest rate, fees and the required monthly minimum payment). A pay out event could occur if a seller reduced the periodic interest rate and any fees, resulting in a corresponding decrease in the collection of finance charges. In addition, changes in the account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than expected.

A seller ordinarily will not reduce the interest rate it charges on the receivables or any fees if that action would result in a pay out event, unless that seller is required by law to do so or it determines that such reduction is necessary to maintain its credit card business on a competitive basis.

A seller may change the terms of the accounts or its servicing practices (including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of periodic interest rates, fees and charge offs) if it takes the same action on its other substantially similar accounts.

A seller has no restrictions on its ability to change the terms of the accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace, including other credit card issuers lowering interest rates, or prudent business practices could impel a seller to change account terms.

Certificateholders of other series or classes may take actions which are opposed to your interests.

In some circumstances, the consent or approval of a specified percentage of certificateholders of all outstanding series or by each class of a series is required. As a result, the certificateholders of any one series or class may control notwithstanding the concerns of other series or classes. Such circumstances include:

•	requiring the appointment of a successor servicer following a servicer default;

•	amending the pooling agreement and directing a reassignment of the entire portfolio of accounts;

•
voting, by an aggregate of more than 50% of the certificateholders or by each class of a series, to direct the trustee not to sell or liquidate the receivables, following an insolvency event for the bank.

Optional repurchase of your certificates by a seller may result in an early return of principal and a reinvestment risk.

When the amount of certificates of a series is reduced to a stated percentage of such series’ original amount, so long as a seller is the servicer or an affiliate of the servicer, that seller may repurchase the remaining certificates. It is possible that the repurchase option could be exercised when 5% or more of the principal amount of your series remains outstanding. Such repurchase may result in an early return of your investment. It is not expected that the trust or the applicable seller will pay any premium if a seller exercises the repurchase option, and there can be no assurance that you will be able to invest such early repayment amount at a similar rate of return.

The Banks’ Credit Card and Consumer Lending Business

Business Overview

        The banks are engaged in secured and unsecured consumer lending in the United States and internationally. The Bank Portfolio consists primarily of unsecured consumer loans for which the credit extension vehicle is principally a credit card or an access check. The banks are members of both the VISA and MasterCard associations. References in this section to the “bank” shall, unless the context otherwise requires, mean Signet Bank prior to November 22, 1994. The “banks” refer collectively to Capital One Bank (including, if the context requires, its predecessor) and Capital One, F.S.B.

        The receivables conveyed initially and to be conveyed by the banks to the trust pursuant to the pooling agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including premium accounts and standard accounts. Generally, both premium and standard accounts undergo a similar credit analysis, but premium accounts have higher initial credit limits. In addition, premium accounts offer a wider variety of services to accountholders.

        The growth achieved by the banks has been largely due to general industry dynamics that have existed over the past several years and the success of the information-based strategy (“IBS”) adopted by the bank in 1988. IBS is designed to differentiate customers based on credit risk, usage, customer preference and other characteristics and to capture profitable opportunities by effectively matching client characteristics with attractive product offerings. Through IBS, the banks are able to design and test many products and subsequently target customized solicitations at various customer segments, thereby enhancing customer response levels and the returns on solicitation expenditures within given underwriting parameters. The banks have applied IBS to other areas of their businesses, including account management, credit line management, pricing strategies, usage stimulation, collections, Recoveries and account and balance retention. Management believes that IBS has allowed the banks to gain market share in a highly competitive environment.

        The banks have been innovators of strategies designed to attract customers. Their initial strategy was to offer credit card products with low introductory rates and a balance transfer option. Faced with increased competition for these products, the banks expanded their product offerings to include secured card and low fixed-rate products and other customized credit cards, including affinity and co-branded, student and other accounts. These strategies, combined with the segmenting and targeting capabilities of IBS, have contributed to the growth in recent periods of the banks’ account originations and account balances.

        The banks and their affiliates currently service the Bank Portfolio through facilities in Richmond, Virginia, Fredericksburg, Virginia, Tampa, Florida, Dallas, Texas, Seattle, Washington and Boise, Idaho. The banks’ underwriting, customer service and collection procedures, described below, are subject to change as the competitive environment, industry practice, legal requirements or the banks’ business objectives may require. In addition, the banks or their affiliates may acquire accounts originated by third parties from time to time in the future.

Underwriting Procedures

        The banks originate accounts through:

•	applications mailed directly to prospective accountholders,

•	direct mail and telemarketing solicitations for accounts from individuals whose creditworthiness was prescreened,

•	arrangements with affinity groups,

•	conversion of existing non-premium accounts to premium accounts,

•	applications taken over the telephone or through the internet from prospective accountholders,

•	newspaper, magazine, radio and television advertisements, and

•	location or event marketing.

For account originations and solicitation activity since 1990, the banks have focused largely on prescreened direct mail and telemarketing targeted to multiple customer segments with varying combinations of product structure and pricing. In general, the banks’ prescreening and underwriting criteria are intended to identify and avoid potential losses. These procedures are based on limited information, however, and it is not possible for the banks to identify all potential losses. The following describes the process by which the banks originate accounts.

        Generally, the credit risk of each applicant is evaluated by use of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant’s willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by the banks’ management, further verification of information by telephone or in writing may be required. Credit limits, and with respect to the secured credit card program, collateral amounts, are determined based on information obtained from the application and the independent credit reporting agency. Accountholder requests for increased credit limits are evaluated based on a current credit reporting agency report, updated application data and prior account performance.

        The banks’ accounts are grouped by solicitation for purposes of administrative convenience. A solicitation represents a group of accounts established from replies to a specific mailing, telemarketing program or advertisement program. Each program has a discrete set of underwriting criteria corresponding to it. Product information for a particular solicitation is mailed within a discrete period.

        The banks’ prescreened account solicitation processes generally use information from credit reporting agencies to identify consumers who are likely to respond and be approved for a credit card account. In the prescreening process, credit reporting agencies provide the applicable bank with a list of potential customers whose credit meets or exceeds underwriting standards determined by that bank in advance. This list of names is further refined through the use of additional criteria developed internally by that bank. Every name on the resulting list then receives by direct mail, a firm offer of credit. The underwriting criteria used to prescreen potential applicants varies over time in accordance with the relevant bank’s established lending guidelines relating to the operation of its consumer revolving lending business, as such guidelines may be changed from time to time, and include various models, including risk models, designed to predict the credit risk of potential cardholders.

        In order to confirm approval and establish the amount of the customer’s credit line, returned applications are subject to the back-end verification process. Each customer whose credit request meets all of the underwriting criteria is generally offered a line of credit in excess of a minimum level, which is generally $200, although lower levels exist and may also be offered.

        For non-prescreened solicitations, the banks acquire names from a variety of sources, including list vendors, “take one” applications, internet advertising and other media venues. Using internal and external sources to ensure quality and accuracy, prospective customers are mailed solicitations. Each bank approves or declines respondents based on both the characteristics drawn from the application and a credit reporting agency report.

        The banks track and continually test the results of each mailing. Extensive management information systems and processes enable management to monitor continuously the effectiveness of prescreening and underwriting criteria. Criteria are periodically modified based on the results obtained from this process.

        Each account is subject to certain terms and conditions, including the right of the applicable bank to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing periodic rate finance charges, other charges, minimum payments or, with respect to secured credit card accounts, the amount of the related deposit). The terms of the lending agreements are governed by Virginia and federal law. Credit limits are adjusted periodically based upon the applicable bank’s continuing evaluation of an accountholder’s overall credit behavior.

        Under the banks’ secured credit card programs, an accountholder provides the applicable bank with a sum of money in the form of a check or money order as security for such accountholder’s payment obligations arising under the secured credit card. Such funds secure payment equal to all, or a portion, of the credit limit available to the accountholder. The applicable bank deposits the funds, on behalf of the accountholder, in a Deposit Account. Pursuant to a security agreement, each such accountholder pledges and assigns to that bank all of its right, title and interest in any and all funds delivered by the accountholder to that bank and in the Deposit Account to secure the full performance and payment of the obligations of such accountholder. If a secured credit card account becomes delinquent, that bank may immediately withdraw funds from such Deposit Account to satisfy the accountholder’s payment obligations. Notwithstanding this right to immediately withdraw funds, the banks typically will not withdraw funds until shortly before the secured credit card account is charged off as uncollectible. See “—Delinquencies and Collections—Collection Efforts” in this prospectus.

Customer Service

        The banks began providing their customers access to on-line account servicing via the internet in 1999. In addition, voice response units and customer service representatives are currently available 24 hours a day, seven days a week through a toll free telephone number dedicated to customer service. Customer service representatives have access to the customer’s account history in order to resolve immediately the majority of questions. When a customer initiates a payment inquiry or disputes a charge, the banks’ current policy is to credit the accountholder’s monthly billing statement in the amount of such claim or dispute. If the claim or dispute is resolved so that the customer accepts the charge, it is re-billed to the customer’s account. However, finance charges are not applied retroactively on any such balances. Multiple tracking and reporting systems are employed to ensure that service standards are achieved and maintained.

        Most customers are eligible for on-line account servicing. An increasing number of customers have been signing up for on-line account servicing including, bill presentment, bill payment and customer service support in the form of help screens.

Billing and Payments

        The accounts in the Bank Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees.

        Currently, monthly billing statements are sent by the banks to accountholders who either (a) have balances at the end of each billing period, (b) make a purchase, balance transfer or cash advance payment during the billing period or (c) make a complete or partial payment during the billing period. Generally, with some exceptions, each month an accountholder must make a minimum payment equal to the greater of (a) the sum of (i) the greater of a percentage (either 2% or 3%) of the outstanding balance (including purchases, cash advances, finance charges and fees posted to the account) or $10.00 plus (ii) any past due amounts and (b) the amount that the account is overlimit. If the accountholder’s outstanding balance is less than $10.00, then the minimum monthly payment equals the amount of the outstanding balance. With certain exceptions, accountholders are also permitted to make payments in advance for up to three months.

        A periodic rate finance charge is assessable on most of the accounts in the Bank Portfolio. Accounts may have different periodic rates for the purchase, cash advance and balance transfer segment of an account. Finance charges begin to accrue from the date that a purchase, cash advance or balance transfer is made and are calculated for each day during the billing cycle by multiplying the daily periodic rate applicable to the purchase, cash advance, or balance transfer segment of an account times the daily balance of each segment of the account during the billing cycle. The products of such daily calculations are then added together to determine the total finance charge. No periodic rate finance charges are assessed on new purchases, however, if the accountholder’s balance from the preceding billing cycle is paid in full by the due date and if new purchases are paid in full by the next statement cycle date. The banks do not currently offer products that have no grace period for purchases.

        The banks assess annual membership fees on certain accounts although under various marketing and other programs these fees may be waived or rebated. For most credit card accounts, the banks also assess late, overlimit and returned check charges. The banks generally assess a fee on cash advances and certain purchase transactions. There can be no assurance that periodic rate finance charges, fees and other charges on accounts in the trust will remain at current levels. See “Risk Factors” in this prospectus.

        Currently, payments by accountholders to the banks are processed at credit card operations centers in Richmond, Virginia and Seattle, Washington. While the banks employ a number of different payment methodologies, payments generally are applied first to finance charges assessed, then to any fees billed to the account and then allocated among the applicable balance segments outstanding at the end of such billing period. See “The Pooling Agreement Generally—Collection and Other Servicing Procedures” in this prospectus.

Delinquencies and Collections—Collection Efforts

        Each bank generally considers an account delinquent if a minimum payment due thereunder is not received by the accountholder’s payment due date. Each bank makes use of behavioral scoring models designed to predict the probability of an account charging off. Based on the behavioral score and certain other factors, the applicable bank determines the timing of the collection activity to be implemented for the account. Delinquent accounts are currently referred for contact by phone between seven and 60 days after contractual delinquency, depending on the accountholder’s risk profile. In any event, the accountholder’s statement reflects the request for payment of past due amounts. Efforts to collect delinquent credit card accounts are generally made by the applicable bank’s regular collection group, supplemented in certain cases by collection agencies.

        The focus of each bank’s response to an early stage delinquency is rehabilitation and identification of the causes for delinquency. Each bank’s policies and procedures are designed to encourage accountholders to pay delinquent amounts; for example, once a delinquent account has re-established a payment pattern with three consecutive minimum monthly payments, it can be re-aged as current. An account generally can be re-aged once in the life of the account.

        Each bank reserves the right to suspend charging privileges at any time after an account enters the collections process. In most cases, an account is restricted and charging privileges are suspended no later than 105 days after contractual delinquency. Each bank may also, at its discretion, enter into arrangements with delinquent accountholders to extend or otherwise change payment schedules.

        During the fourth quarter of 1997, each bank modified its methodology for charging off credit card accounts. The banks now charge off an account (net of collateral) at 180 days past due. The banks’ prior practice had been to charge off as uncollectible an account in the next billing cycle after the account became 180 days past due.

        In connection with a secured credit card account, except as set forth below, funds will generally be withdrawn from the Deposit Account by the servicer shortly before the secured credit card account is charged off as uncollectible in an amount equal to the lesser of (i) all principal receivables plus all finance charge receivables related to such secured credit card account and (ii) the amount of funds for such secured credit card account in the Deposit Account.

        Each bank generally charges off bankrupt customers’ accounts by the end of the next full billing cycle after it receives the bankruptcy petition. Each bank charges off accounts of deceased accountholders within two full billing cycles of receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. The credit evaluation, servicing and charge-off policies and collection practices of each bank may change over time in accordance with the business judgment of its management, applicable law and guidelines established by applicable regulatory authorities.

Interchange

        Credit card issuers participating in the VISA and MasterCard associations receive certain fees called interchange as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accountholders for a limited period prior to initial billing. Under the VISA and MasterCard systems, interchange in connection with accountholder charges for merchandise and services is collected by either the VISA or MasterCard system and subsequently paid to the credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard may from time to time change the amount of interchange reimbursed. Interchange paid to the banks will be allocated to the trust for each Monthly Period on the basis of the percentage equivalent of the ratio that the amount of accountholder sales charges in the related accounts bears to the total amount of accountholder sales charges for all accounts in the Bank Portfolio, in each case for such Monthly Period. This percentage is an estimate of the actual interchange paid to the banks from time to time in respect of the accounts and may be greater or less than the actual amount of interchange so paid. The banks will be required, pursuant to the terms of the pooling agreement, to transfer to the trust for the benefit of the certificateholders the percentage of the interchange allocable to the certificates. All or a portion of interchange allocable to the certificates as specified in the related prospectus supplement for a series will be used exclusively to pay the servicer part of its Monthly Servicing Fee. See “Description of the Certificates—Servicing Compensation and Payment of Expenses” in this prospectus. Interchange, if any, in excess of the portion required to be used exclusively to pay the servicer part of its Monthly Servicing Fee will be included in finance charge receivables pursuant to the pooling agreement for purposes of determining the amount of finance charge receivables and allocating collections and payments to the certificateholders. Interchange (including the portion used exclusively to pay the servicer a portion of its Monthly Servicing Fee) will be included in finance charge receivables for purposes of calculating the average yield on the portfolio of accounts included in the trust applicable to any series as specified in the related series supplement.

The Accounts

        The receivables arise in certain Eligible Accounts selected by a seller from the Bank Portfolio. The banks and Capital One Bank’s predecessor have identified a pool of accounts, from which the initial accounts were selected, based on the eligibility and other criteria specified in the pooling agreement.

        The banks have transferred and will transfer to the trust all receivables existing in these selected accounts and any Funds Collateral on the date of transfer to the trust, and all receivables and any Funds Collateral generated in these accounts after such date. All monthly calculations for such accounts are computed based on activity occurring during the related Monthly Period.

        Some receivables have been charged off as uncollectible prior to their addition to the trust in accordance with a seller’s normal servicing policies and lending guidelines. On the date when any receivable in an account becomes a Defaulted Receivable, the trust automatically transfers the Defaulted Receivables to the applicable seller together with all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds. Pursuant to the pooling agreement, a seller has the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate from time to time additional qualifying secured or unsecured VISA or MasterCard consumer revolving credit card accounts and other consumer revolving credit accounts to be included as accounts and to transfer to the trust all receivables in such Additional Accounts, whether such receivables are then existing or thereafter created. These Additional Accounts must be Eligible Accounts as of the date a seller designates its receivables and Funds Collateral to be included in the trust.

        Accounts in the trust also include certain charged-off accounts with zero balances, the recoveries on which will be treated as collections of finance charge receivables. A seller may add such zero balance accounts to the trust from time to time.

        Since the Trust Cut-Off Date, the sellers have transferred receivables to the trust in certain Additional Accounts in accordance with the provisions of the pooling agreement. In addition, as of the Trust Cut-Off Date (or as of the addition date for any account in the Trust Portfolio) and on the date any new receivables are created, each seller will represent and warrant to the trust that each of the receivables in any account in the Trust Portfolio or Additional Account which is transferred by that seller to the trust on such day meets the eligibility requirements specified in the pooling agreement. See “The Pooling Agreement Generally—Representations and Warranties” in this prospectus. However, there can be no assurance that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the trust.

        The pooling agreement also provides that a seller may transfer participations in receivables to the trust, which may have different eligibility requirements, characteristics and risks than the accounts designated by a seller. See “Description of the Certificates—Addition of Trust Assets” in this prospectus.

        Accounts designated by a seller may also include any related account or accounts having the following characteristics:

(i) such related accounts were established in compliance with that seller’s lending guidelines pursuant to a lending agreement;

(ii) the accountholder or accountholders with respect to such related accounts are the same person or persons as the accountholder or accountholders of the designated account;

(iii) such related account is originated:

(a)	as a result of the credit card for the designated account being lost or stolen;

(b)	as a result of the accountholder requesting a change in his or her billing cycle;

(c)	as a result of the accountholder requesting the discontinuance of responsibility for a designated account;

(d)	as a result of the accountholder requesting a product change; or

(e)	for any other reasons permitted by that seller’s lending guidelines; and

(iv) such related accounts can be traced or identified by reference to or by way of the computer or other records of that seller.

        Subject to certain limitations and restrictions, a seller may also designate certain accounts the receivables and Funds Collateral in which will be removed from the trust. In such case, the receivables and Funds Collateral in such accounts will be reassigned to that seller. Throughout the term of the trust, the accounts designated by a seller will consist of the initial accounts designated by that seller, and any Additional Accounts and participations in receivables added to the trust, less any removed accounts.

        Additional Accounts designated by a seller might not be accounts of the same type or with the same characteristics as those the receivables in which were previously transferred to the trust. Therefore, there can be no assurance that such Additional Accounts will be of the same credit quality as the initial accounts or the Additional Accounts the receivables in which have been transferred previously to the trust. Moreover, such Additional Accounts may contain receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts described in this prospectus. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the accounts designated by a seller will continue to have the characteristics described in this prospectus as Additional Accounts are added. In addition, the inclusion in the trust of Additional Accounts with lower periodic rate finance charges may have the effect of reducing the average yield of the portfolio of accounts in the trust. A seller may add participations in receivables to the trust from time to time without the approval of certificateholders of any series. In addition to the periodic reports otherwise required to be filed by the banks with the SEC pursuant to the Securities Exchange Act of 1934, as amended, the sellers intend to file, on behalf of the trust, a report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the portfolio of accounts in the trust or any addition of participations in receivables.

The Banks

Capital One Bank

        Capital One Bank is a Virginia banking corporation. It is a subsidiary of Capital One Financial Corporation and a member of the Federal Reserve System the deposits of which are insured up to applicable limits by the FDIC. Capital One Bank (i) engages only in credit card operations, (ii) does not accept demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others, (iii) does not accept any savings or time deposit of less than $100,000 other than as permitted as collateral for extension of credit, (iv) maintains only one office that accepts deposits and (v) does not engage in the business of making commercial loans.

        Prior to November 24, 1994, Capital One Bank conducted its operations as a division of Signet Bank, a wholly-owned subsidiary of Signet Banking Corporation. Its main office is currently located at 11011 West Broad Street, Glen Allen, Virginia 23060. Capital One Bank’s telephone number is (804) 967-1000.

        Capital One Bank (through its predecessor) is one of the oldest continually operating bank card issuers in the United States, having commenced operations in 1953, the same year as the formation of what is now MasterCard.

Capital One, F.S.B.

        Capital One, F.S.B. is a federal savings bank. It is a subsidiary of Capital One Financial Corporation and a member of the Federal Home Loan Bank System the deposits of which are insured up to applicable limits by the FDIC. Capital One, F.S.B. was established in June 1996, and currently takes deposits and offers a variety of credit card products and services to existing cardholders and other households.

        Its main office currently is located at 2980 Fairview Park Drive, Falls Church, Virginia 22042, and its telephone number is (703) 205-1000.

Assumption of a Seller’s Obligations

        The pooling agreement permits a transfer of all of a seller’s consumer revolving credit card accounts and other revolving credit accounts and the receivables arising thereunder, which may include all, but not less than all, of the portfolio of accounts in the trust and that seller’s remaining interest in the receivables arising thereunder, its interest in participations in receivables and its interest in the trust, together with all servicing functions and other obligations under the pooling agreement or relating to the transactions contemplated thereby, to another entity which may or may not ultimately be affiliated with that seller. Pursuant to the pooling agreement, each seller is permitted to assign, convey and transfer these assets and obligations to such other entity, without the consent or approval of any certificateholders, if the following conditions, among others, are satisfied:

        (i)  the entity, the sellers and the trustee have entered into an assumption agreement providing for the entity’s assumption of the applicable seller’s obligations under the pooling agreement, including the assumption of the obligation to transfer the receivables arising under the portfolio of accounts in the trust and the receivables arising under any Additional Accounts to the trust,

(ii) each provider of Series Enhancement, if any, has consented to the transfer and assumption,

        (iii)  all filings required to perfect the interest of the trustee in the receivables arising under such accounts have been duly made and copies thereof will have been delivered by each seller to the trustee,

        (iv)  if the assuming entity is a savings and loan association, a national banking association, a bank or other entity that is not subject to Title 11 of the United States Code, the sellers have delivered notice of such transfer and assumption to each Rating Agency (in which case there is no requirement that such transfer and assumption will not have a Ratings Effect) or, if the assuming entity is not any of those entities, the sellers have received written notice from each Rating Agency that such transfer and assumption will not have a Ratings Effect,

(v) the trustee has received an opinion of counsel about clause (iii) above and as to certain other matters specified in the pooling agreement, and

(vi) the trustee has received a Tax Opinion.

The pooling agreement provides that the sellers, the assuming entity and the trustee may enter into amendments to the pooling agreement to permit the transfer and assumption described above without the consent of the holders of any certificates. After any permitted transfer and assumption, the assuming entity will be considered to be a “seller” for all purposes hereof, and the applicable seller will have no further liability or obligation under the pooling agreement. It was pursuant to this provision of the pooling agreement that Capital One Bank assumed the roles of seller and servicer under the trust. See “Prospectus Summary—The Bank” in this prospectus.

Use of Proceeds

        Unless otherwise specified in the related prospectus supplement, the net proceeds from the sale of the certificates of any series offered hereby will be paid to the banks and will be used for general corporate purposes.

The Trust

        The trust, as a master trust, previously has issued other series of asset backed certificates and is expected to issue additional series from time to time. The trust has not engaged and will not engage in any business activity other than acquiring and holding trust assets and proceeds therefrom, issuing series of certificates and the Seller Certificate and making payments thereon and related activities. As a consequence, the trust does not and is not expected to have any source of capital resources other than the trust assets. The trust is formed under and administered in accordance with the laws of the State of New York.

        Each seller has conveyed to the trust, without recourse, its interest in all receivables arising under the portfolio of accounts in the trust. The receivables consist of all amounts charged by accountholders for goods and services and cash advances, called principal receivables, and all related periodic rate finance charges, annual membership fees, cash advance fees, late charge fees, returned check charges, overlimit fees and any other fees and charges billed on the accounts from time to time, collectively called finance charge receivables.

        The trust assets consist of such receivables, all monies due or to become due thereunder, the proceeds of such receivables, Recoveries (net of collection expenses) received by the servicer including proceeds from the sale or securitization of Defaulted Receivables and proceeds of credit insurance policies relating to such receivables, the right to receive certain interchange attributed to accountholder charges for merchandise and services in the portfolio of accounts in the trust, all monies on deposit in the Collection Account and in certain accounts maintained for the benefit of the certificateholders, Funds Collateral relating to secured accounts and any Series Enhancements.

        The trust assets are expected to change over the life of the trust as secured and unsecured consumer revolving credit card accounts, other consumer revolving credit accounts and related assets become subject to the trust and as accounts are closed, charged off or removed and are no longer subject to the trust. The pooling agreement provides that, subject to certain limitations and conditions, trust assets may also include participations in receivables. Pursuant to the pooling agreement, a seller will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as trust assets receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, participations in receivables. See “Description of the Certificates—Addition of Trust Assets” in this prospectus. In addition, a seller will have the right to remove from the trust its receivables arising in designated accounts as described under “Description of the Certificates—Removal of Accounts” in this prospectus.

        The trust was originated by Signet Bank in 1993 as Signet Master Trust. As permitted by the pooling agreement:

(i) Signet Bank transferred to Capital One Bank, and Capital One Bank accepted and assumed, all of Signet Bank’s rights and obligations under the pooling agreement,

(ii) Capital One Bank became seller and servicer of the trust,

(iii) Signet Bank was released from any continuing obligations under the pooling agreement,

(iv) the trust’s name was changed to Capital One Master Trust, and

        (v)  Signet Bank and Capital One Bank filed with the appropriate governmental authorities Uniform Commercial Code financing statements and amendments to financing statements reflecting the transfer to and assumption by Capital One Bank.

Description of the Certificates

General

        The certificates of a series will be issued pursuant to the pooling agreement and a series supplement to the pooling agreement relating to such certificates, each among Capital One Bank, as seller of the interests in receivables and servicer of the accounts, Capital One, F.S.B., as seller of the interests in receivables, and the trustee. See “Description of the Certificates—New Issuances” in this prospectus. Each series will consist of one or more classes of certificates. The trustee will provide a copy of the pooling agreement (without exhibits or schedules), including any series supplements, to certificateholders upon written request. The following summary describes certain terms generally applicable to the certificates of each series.

        Unless otherwise specified in a prospectus supplement, the certificates of each series offered by this prospectus will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company, or Clearstream or Euroclear, except as set forth below. DTC has informed the sellers that DTC’s nominee will be Cede & Co. Unless otherwise specified in the related prospectus supplement, the certificates of each series offered by this prospectus will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. See “The Pooling Agreement Generally—Book-Entry Registration” and “—Definitive Certificates” in this prospectus.

        Each series of certificates offered hereby will represent an undivided interest in the trust assets, including the right to receive from such trust assets funds up to (but not in excess of) amounts required to make payments of interest and principal with respect to such series, as set forth in the related prospectus supplement. Each series of certificates represents an interest in the trust assets other than the interests represented by other series of certificates issued by the trust and the Sellers’ Interest.

Interest

        Interest will accrue on the Invested Amount of the certificates of a series or class offered hereby at the per annum rate either specified in or determined in the manner specified in the related prospectus supplement. If the prospectus supplement for a series of certificates so provides, the interest rate and interest payment dates applicable to each certificate of that series may be subject to adjustment from time to time. Any such interest rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the prospectus supplement for such series. Except as otherwise provided in this prospectus or in the related prospectus supplement, collections of finance charge receivables and certain other amounts allocable to the series offered hereby will be used to make interest payments to certificateholders of such series on each interest payment date specified in the related prospectus supplement; provided that if an Early Amortization Period begins for such series, thereafter interest will be distributed to such certificateholders monthly on each Special Payment Date.

        If the interest payment dates for a series or class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such class) will be deposited in one or more interest funding accounts and used to make interest payments to certificateholders of such series or class on the following interest payment date. If a series has more than one class of certificates, each such class may have a separate interest funding account. Funds on deposit in an interest funding account will be invested in Eligible Investments. Interest with respect to the certificates of each series offered hereby will accrue and be calculated on the basis described in the related prospectus supplement.

Principal

        The method for payment of principal for each series of certificates offered by this prospectus will be described in the prospectus supplement for such series. Generally, the principal for a series will be scheduled to be paid either in full on the expected final payment date, in which case such series will have an Accumulation Period as described below, or in installments each month beginning on the principal commencement date, in which case such series will have a Controlled Amortization Period as described below. If a series has more than one class of certificates, a different method of paying principal, expected final payment date or principal commencement date, may be assigned to each class. The payment of principal on the certificates of a series or class may start earlier than the expected final payment date or principal commencement date if a Pay Out Event or Principal Payment Event happens with respect to such series or class. See “Risk Factors” in this prospectus for a description of factors that may affect the timing of principal payments on certificates.

        The certificates of each series will have a Revolving Period. During the Revolving Period, collections of principal receivables and certain other amounts otherwise allocable to the series, including Miscellaneous Payments so allocated, will not be paid to the certificateholders, but instead will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the certificateholders of other series, if the series supplement therefor so provides, or the bank or deposited in the Excess Funding Account. Unless an Early Amortization Period begins for a series, following the Revolving Period for such series, to the extent specified in the related prospectus supplement, such series will have either an Accumulation Period or a Controlled Amortization Period.

        The certificates of any series or class may have an Accumulation Period. During the Accumulation Period for a series or any class, collections of principal receivables and certain other amounts allocable to such series or such class (including Miscellaneous Payments and, if the series supplement so provides, Shared Principal Collections, if any, allocable to such series or such class) will be deposited on each Distribution Date in a principal funding account established for the benefit of the certificateholders of such series or such class and used to make principal distributions to the certificateholders of such series or such class when due on the applicable expected final payment date. The amount to be deposited in a principal funding account for any series or any class thereof on any Distribution Date may, but will not necessarily, be limited to a controlled accumulation amount specified in the related prospectus supplement. If a series has more than one class of certificates that has an Accumulation Period, each class may have a separate principal funding account and controlled accumulation amount. In addition, the related prospectus supplement may describe certain priorities among such classes such distributions.

        The certificates of any series or class may have a Controlled Amortization Period. During the Controlled Amortization Period for a series or any class, collections of principal receivables and certain other amounts allocable to such series or such class (including Miscellaneous Payments and, if the series supplement so provides, Shared Principal Collections, if any, allocable to such series or such class) will be used on each Distribution Date to make principal distributions to any class of certificateholders then scheduled to receive such distributions. The amount to be distributed to certificateholders of any series or any class of certificates offered by this prospectus on any Distribution Date may, but will not necessarily, be limited to a controlled amortization amount specified in the related prospectus supplement. If a series has more than one class of certificates, each class may have a separate controlled amortization amount. In addition, the related prospectus supplement may describe certain priorities among such classes with respect to such distributions.

        If a series is designated an extendable series in its prospectus supplement, the certificateholders of that series may receive payments of principal earlier than the expected final payment date or principal commencement date if the servicer elects not to extend the initial principal payment date. The first initial principal payment date will be a Distribution Date specified in the prospectus supplement, and will be automatically extended to the next Distribution Date (which will then automatically become the current initial principal payment date) each month unless the servicer, at least 30 days before a Distribution Date, elects to stop the automatic extensions of the initial principal payment date.

        Upon the occurrence of a Principal Payment Event, the Revolving Period, the Controlled Amortization Period or the Accumulation Period, as applicable, will end and the Principal Payment Period will begin. During the Principal Payment Period, interest will be payable on each Distribution Date (if interest had previously been payable less frequently) and collections of principal receivables and certain other amounts allocable to such series (including Miscellaneous Payments and, if the series supplement so provides, Shared Principal Collections, if any, allocable to such series) will be distributable as principal payments to the certificateholders monthly on each Distribution Date starting with the initial principal payment date. During the Principal Payment Period, distributions of principal will not be limited to any controlled accumulation amount or controlled amortization amount. In addition, any funds on deposit in a principal funding account for such series will be paid to the certificateholders of the relevant class or classes on the initial principal payment date. No prepayment premium will be payable to the certificateholders of a series that experiences a Principal Payment Event unless the prospectus supplement specifically provides otherwise. There can be no assurance that any prepayment of principal that a certificateholder receives as a result of a Principal Payment Event could be reinvested at a rate equivalent to the rate being earned on the certificates held by such certificateholder.

        During the Early Amortization Period, collections of principal receivables and certain other amounts allocable to the applicable series (including Miscellaneous Payments and, if the series supplement so provides, Shared Principal Collections, if any, allocable to such series) will be distributed as principal payments to the applicable certificateholders monthly beginning with the first Special Payment Date. During the Early Amortization Period for a series, distributions of principal to certificateholders of such series will not be limited to any controlled accumulation amount or controlled amortization amount. In addition, upon the start of the Early Amortization Period, any funds on deposit in a principal funding account for such series will be paid to the certificateholders of the relevant class or series on the first Special Payment Date. See “Description of the Certificates—Pay Out Events” in this prospectus for a discussion of the events which might lead to the start of the early amortization period for a series.

        Funds on deposit in any principal funding account established for a class or series offered by this prospectus will be invested in Eligible Investments, and may be subject to a guarantee or guaranteed investment contract or other mechanism specified in the related prospectus supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a class of certificates at the end of its Accumulation Period, such class may be subject to a maturity liquidity facility or other similar mechanism specified in the relevant prospectus supplement. A maturity liquidity facility is a financial contract that generally provides that sufficient principal will be available to retire the certificates on a certain date.

        Certificates of a series may also be subject to purchase from time to time, generally at their respective principal amounts, in connection with a remarketing, under the terms of a liquidity facility established for the benefit of such series or in the event that the Sellers’ Interest is less than the Required Sellers’ Interest on the last business day of any Monthly Period, in each case if so specified in the related prospectus supplement. A purchase of certificates of such a series, depending on the circumstances giving rise to such purchase, may result in a decrease in the outstanding principal amount of such series prior to the start of any Controlled Amortization Period, Accumulation Period or Early Amortization Period. The prospectus supplement for any series subject to purchase as described in this paragraph will describe the conditions to and procedures for any such purchase. The proceeds of any such purchase would be paid to the holders of the certificates so purchased.

Addition of Trust Assets

        A seller will have the right to designate for the trust, from time to time, Additional Accounts to be included as accounts transferred to the trust, subject to certain conditions described below. In addition, a seller will be required to designate Additional Accounts if, as of the last business day of any Monthly Period, the Sellers’ Interest is less than the Required Sellers’ Interest or the amount of principal receivables in the Trust is less than the Required Principal Balance. In such event, a seller will, on or before the Required Designation Date (unless the Sellers’ Interest exceeds the Required Sellers’ Interest as of the end of any business day during the period between the last business day of the prior Monthly Period and such designation date), make an addition to the trust in a sufficient amount so that, after giving effect to such addition, the Sellers’ Interest will at least equal the Required Sellers’ Interest and the amount of principal receivables is at least equal to the Required Principal Balance.

        A seller may also from time to time, at its sole discretion, designate certain types of Eligible Accounts approved by the Rating Agencies to be included as automatic Additional Accounts, subject to the limitations specified in this paragraph. Unless each Rating Agency otherwise consents, the number of automatic Additional Accounts plus the number of accounts added to maintain the Sellers’ Interest as specified above, without prior Rating Agency notice, will not exceed the Aggregate Addition Limit. On or before March 31, June 30, September 30 and December 31 of each calendar year, or more frequently if required by any Rating Agency, the applicable seller shall have delivered to the trustee, each Rating Agency and certain providers of Series Enhancement an opinion of counsel about the automatic Additional Accounts included as accounts during the preceding three-month period that confirms the validity and perfection of each transfer of such automatic Additional Accounts. Such opinion of counsel shall be provided by outside counsel. If such opinion of counsel for any automatic Additional Accounts is not so received, the ability of that seller to designate automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing or such accounts are removed from the trust. The addition to the trust of receivables in automatic Additional Accounts will be subject to the further condition that revolving credit card accounts and other revolving credit accounts either (i) not originated by a seller or (ii) not of a type included in the accounts at the time of their addition may only be designated as automatic Additional Accounts upon compliance with the conditions described below about additions. Additions of participations in receivables must also comply with such conditions.

        In addition to or in lieu of Additional Accounts, a seller is permitted to add to the trust participations representing interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by that seller or any of its affiliates and collections thereon. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing or similar agreement entered into by such seller or an affiliate of such seller that entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those described in this prospectus. The rights and remedies of the trust as the holder of a such participation (and therefore the certificateholders) will be subject to all the terms and provisions of the participation agreement.

        In connection with an addition, a seller will convey to the trust the receivables arising in Additional Accounts and participations in receivables subject to the following conditions, among others (provided that the following conditions (other than the delivery of a written assignment and a computer file or microfiche list as described in clause (b)) shall not apply to the transfer to the trust of receivables in automatic Additional Accounts):

        (a)  that seller shall have given the trustee, the servicer, each Rating Agency and certain providers of Series Enhancement written notice that the Additional Accounts or participations in receivables will be included as trust assets;

        (b)  that seller shall have delivered to the trustee a written assignment and a computer file or microfiche list containing a true and complete list of the related Additional Accounts or participations in receivables specifying for each such account its account number, the collection status, the aggregate amount outstanding in such account, the aggregate amount of principal receivables outstanding in such account or comparable information in the case of participations in receivables and, for any Funds Collateral relating to such account, the account number for, and the amount of funds on deposit in, the applicable Deposit Account;

(c) that seller shall have delivered to the trustee copies of all filings necessary to perfect the trust’s interest in the receivables in Additional Accounts;

(d) in the case of an addition other than a required addition, that seller shall have received written notice from each Rating Agency that such addition will not have a Ratings Effect;

        (e)  in the case of a required addition during any of the three consecutive Monthly Periods beginning in January, April, July and October of each calendar year, if applicable, that seller shall have received, to the extent not previously received, not later than twenty days following the last business day of the relevant three consecutive Monthly Periods, written notice from each Rating Agency that such addition will not have a Ratings Effect and shall have delivered copies of each such written notice to the servicer and the trustee; provided, however, that in the case of a required addition that exceeds the Aggregate Addition Limit, that seller shall have provided each Rating Agency with 15 days prior written notice and each Rating Agency shall have notified that seller in writing that such addition will not have a Ratings Effect;

        (f)  that seller shall have delivered to the trustee, each Rating Agency and any provider of Series Enhancement entitled thereto an opinion of counsel that for federal income tax purposes and Virginia income and franchise tax purposes (or, if there has been a transfer and assumption as described under “Assumption of a Seller’s Obligations” in this prospectus, for income and franchise tax purposes of the jurisdiction in which the assuming entity engages in its principal servicing activities, if other than Virginia), such addition will not cause a taxable event to the holders of the certificates and certain other opinions of counsel; and

        (g)  prior to or on the date any such receivables or participations in receivables are added to the trust, that seller shall have delivered to the trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that any related Additional Accounts are Eligible Accounts and that, in the reasonable belief of that seller:

(i)
such addition will not, based on the facts known to such officer at the time, cause a Pay Out Event or an event that, after the giving of notice or lapse of time, would cause a Pay Out Event, to occur with respect to any series, and

(ii)
in the case of Additional Accounts, no selection procedure was utilized by that seller that would result in a selection of Additional Accounts (from the available Eligible Accounts owned by that seller) that would be materially adverse to the interests of the certificateholders of any series as of the date of the addition.

        Affiliates of a seller may originate or acquire portfolios of revolving credit card accounts or other revolving credit accounts the receivables in which may be participated to that seller and sold to the trust. Such a sale of receivables to the trust will be subject to the conditions described above relating to additions.

        Additional Accounts may include accounts originated using criteria different from those which were applied to the initial accounts because such accounts were originated at a different date or were part of a portfolio of revolving credit card accounts or other revolving credit accounts which were not part of the Bank Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts may not be accounts or assets of the same type or having the same characteristics as those previously included in the trust. See “The Pooling Agreement Generally—Representations and Warranties” in this prospectus. Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality or have the same payment characteristics as the initial accounts or the Additional Accounts previously included in the trust.

        Additional Accounts of a type different than the initial accounts may contain receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as finance charge receivables and principal receivables in this prospectus and participations in receivables may be added to the trust as additions. In either case, the servicer will designate the portions of funds collected or to be collected in respect of such receivables to be treated for purposes of the pooling agreement as principal receivables and finance charge receivables. The pooling agreement provides that a seller may add participations to the trust that may have characteristics substantially different than those of accounts or Additional Accounts, including substantially different eligibility requirements, payment characteristics and risks.

Removal of Accounts

        On any day of any Monthly Period, each seller will have the right to require the reassignment to it or its designee of all the trust’s right, title and interest in, to and under the receivables and the related Funds Collateral, if any, then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the removed accounts owned and designated by that seller, upon satisfaction of the following conditions:

        (a)  that seller shall have given the trustee, the servicer, each Rating Agency and certain providers of Series Enhancement written notice of such removal specifying the date for removal of the removed accounts;

        (b)  that seller shall have delivered to the trustee a computer file or microfiche list containing a true and complete list of the removed accounts specifying for each such account, as of the Removal Date, its account number, the aggregate amount outstanding in such account and the aggregate amount of principal receivables outstanding in such account and, for any Funds Collateral relating to such account, the account number for, and the amount of funds on deposit in, the applicable Deposit Account;

(c) the aggregate amount of principal receivables to be removed shall not equal or exceed 5% of the aggregate amount of principal receivables in the trust;

        (d)  that seller shall have represented and warranted as of each removal date that the list of removed accounts delivered pursuant to clause (b) above, as of the removal date, is true and complete in all material respects;

(e) that seller shall have received written notice from each Rating Agency that such removal will not have a Ratings Effect; and

(f) as of the Removal Notice Date, either:

(i) the removed accounts are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such removed accounts is not more than 60 days; or

(ii) the removed accounts are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such removed accounts does not exceed 90 days.

Such removal could occur for a number of reasons, including a determination by the sellers that the trust contains more receivables than the sellers are obligated to retain in the trust under the pooling agreement and any applicable series supplements and a determination that the sellers do not desire to obtain additional financing at the time through the trust.

        Upon satisfaction of the above conditions, the trustee shall execute and deliver to the applicable seller a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to that seller or its designee, without recourse, representation or warranty, all the right, title and interest of the trust in and to the receivables arising in the removed accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

        In addition to the foregoing, on the date when any receivable in an account becomes a Defaulted Receivable (including any related finance charge receivables), the trust shall automatically transfer, set over and otherwise convey to the applicable seller all right, title and interest of the trust in and to the Defaulted Receivables (including any related finance charge receivables) in such account, all Funds Collateral related thereto, all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds relating thereto; provided that Recoveries of such account which include any proceeds of the sale or securitization of such Defaulted Receivables shall be applied as provided in the pooling agreement. See “—Allocation Percentages” in this prospectus.

        Furthermore, a seller’s designation of any Account as a Removed Account shall be random, unless that seller’s designation of any such Account is in response to a third-party action or decision not to act and not the unilateral action of a seller. Furthermore, the removed accounts shall not, as of the Removal Notice Date, contain principal receivables which in the aggregate exceed an amount equal to the positive difference, if any, between the Sellers’ Interest and the Required Sellers’ Interest.

New Issuances

        The pooling agreement provides that, pursuant to one or more series supplements, the sellers may cause the trustee to issue one or more new series of certificates and may define all principal terms of such series. Each series may have different terms and enhancements than any other series. None of the sellers, the servicer, the trustee or the trust is required or intends to obtain the consent of any certificateholder of any other series issued prior to the issuance of a new series. The sellers may offer any series to the public under a prospectus supplement or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The sellers intend to offer, from time to time, additional series.

        Under the pooling agreement, the obligation of the trustee to issue the certificates of a new series and to execute and deliver the related series supplement is subject to the following conditions, among others:

        (i) on or before the fifth business day immediately preceding the date upon which the new issuance is to occur, the sellers will give to the trustee, the servicer, each Rating Agency and certain providers of Series Enhancement written notice of such new issuance and the date upon which the new issuance is to occur;

(ii) the sellers will deliver to the trustee a series supplement, specifying the terms of the series;

(iii) the sellers will deliver to the trustee any related Series Enhancement agreement;

(iv) the sellers will receive written notice from each Rating Agency that such new issuance will not have a Ratings Effect;

        (v) each seller will deliver to the trustee and certain providers of Series Enhancement an officer’s certificate of that seller to the effect that such issuance will not cause a Pay Out Event to occur with respect to any series;

(vi) the sellers will deliver to the trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion; and

        (vii) the sellers’ remaining interest in principal receivables will not be less than 2% of the total amount of principal receivables, as of the date upon which the new issuance is to occur after giving effect to such new issuance.

Collection Account

        The servicer has established and maintains for the benefit of the certificateholders of each series, in the name of the trustee, on behalf of the trust, an Eligible Deposit Account called the Collection Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholders of each series. The Collection Account is maintained with The Bank of New York. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account must be moved so that it will again be qualified as an Eligible Deposit Account.

        Funds in the Collection Account generally will be invested in Eligible Investments. Such funds may be invested in debt obligations of Capital One Bank, Capital One, F.S.B. or their affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to, or at the direction of, the servicer except as otherwise specified in any series supplement. The servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the pooling agreement and any series supplement. The paying agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the certificateholders. Unless specified otherwise in the related prospectus supplement, the paying agent for each series will be a subsidiary of The Bank of New York.

Allocation Percentages

        Pursuant to the pooling agreement, the servicer will allocate among each series and the Sellers’ Interest all amounts collected for finance charge receivables and principal receivables and the Defaulted Amount for any Monthly Period and will allocate among each series all Miscellaneous Payments for any Monthly Period as follows:

(a) collections of finance charge receivables and the Defaulted Amount will at all times be allocated to a series based on the Floating Allocation Percentage for such series;

(b) collections of principal receivables will at all times be allocated to a series based on the Principal Allocation Percentage for such series; and

(c) Miscellaneous Payments will at all times be allocated among each series based on their respective Invested Amounts.

Amounts not allocated to any series as described above will be allocated to the Sellers’ Interest.

        Notwithstanding the foregoing, amounts collected as annual membership fees for any Monthly Period will be held in the Collection Account and will be amortized in twelve equal installments over twelve Monthly Periods beginning with the Monthly Period following the Monthly Period in which the annual fee is billed. Each such installment of annual membership fees will be treated as a collection of finance charge receivables in the Monthly Period in which it is amortized and allocated in the manner described above.

        With respect to Recoveries constituting the proceeds of any sale or initial securitization of Defaulted Receivables, such Recoveries will be treated as finance charge collections and allocated as described above over a period of time. With respect to each Monthly Period, the amount of Recoveries received from the sale or initial securitization of Defaulted Receivables which shall be treated as collections of finance charge receivables for such Monthly Period shall be an amount equal to the total amount of such recoveries collected during the three Monthly Periods ending with such Monthly Period divided by three.

        Collections of receivables for any Monthly Period will be allocated by the servicer first to annual membership fees billed during the preceding Monthly Period, second to finance charge receivables, to the extent of finance charge receivables billed (or, in the case of annual membership fees, amortized) during the preceding Monthly Period, and third to principal receivables. The servicer will, to the extent it is required to make daily deposits into the Collection Account, make an estimated allocation of collections between annual membership fees, finance charge receivables and principal receivables on each deposit date and will deposit amounts into the Collection Account as set forth above in accordance with such allocation.

Deposits in Collection Account

        For as long as Capital One Bank remains the servicer under the pooling agreement and either:

(i) Capital One Bank provides to the trustee a letter of credit covering collection risk of the servicer acceptable to each Rating Agency (as evidenced by a letter from each such Rating Agency), or

        (ii)  if the Collection Account is maintained with Capital One Bank, Capital One Bank has and maintains a certificate of deposit rating of at least A-1 and P-1 (or their equivalent) by each Rating Agency,

Capital One Bank, as the servicer, may use for its own benefit all collections received on the receivables in each Monthly Period until the business day before the related Distribution Date or, in the case of any collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, at which time it will deposit all such collections, to the extent described below, into the Collection Account. Capital One Bank, as the servicer, will make the deposits and payments to the accounts and parties described in this prospectus and in the related prospectus supplement on the date of such deposit. However, if Capital One Bank is no longer the servicer or fails to maintain the required letter of credit covering collection risk or certificate of deposit rating, the servicer will make such deposits, as described below, not later than 2 Business Days after the Date of Processing or, in the case of collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date.

        The servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any series or, without duplication, distributed on or prior to the related Distribution Date to certificateholders of any series or to the issuer of any Series Enhancement pursuant to the terms of any series supplement or Series Enhancement agreement plus the aggregate amount of the unamortized portion of any collections of annual membership fees plus the aggregate amount of the unamortized portion of any collections representing Recoveries. If at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited as described in the sentence above, the servicer will be permitted to withdraw such excess from the Collection Account. Unless otherwise agreed by each Rating Agency, if at any time Capital One Bank or another eligible affiliate of Capital One Bank is not the servicer, the Collection Account will be moved from Capital One Bank, if then maintained there.

        On the earlier of:

(i) the second Business Day after the Date of Processing, and

        (ii)  the day any such deposit is made into the Collection Account or, in the case of any collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, the servicer will pay to the holder of the Sellers’ Interest:

        (a)  the portion of collections on principal receivables allocated to the Sellers’ Interest; provided that the Sellers’ Interest in principal receivables on such day (after giving effect to any new receivables transferred to the trust on such day) exceeds the Required Sellers’ Interest and the aggregate amount of principal receivables exceeds the Required Principal Balance and otherwise such amounts will be deposited into the Excess Funding Account; and

(b) the portion of collections on finance charge receivables allocated to the Sellers’ Interest.

Shared Principal Collections; Excess Shared Principal Collections

        The prospectus supplement for any series offered by this prospectus will designate whether a series is a principal sharing series. Collections on principal receivables and certain other amounts, including Miscellaneous Payments, for any Monthly Period allocated to any series offered by this prospectus will first be used to cover certain amounts described in the related prospectus supplement (including any required deposits into a principal funding account or required distributions to certificateholders of such series). If a series is a principal sharing series, the servicer will then determine the amount of collections of principal receivables for any Monthly Period (plus Miscellaneous Payments and certain other amounts described in the related prospectus supplement) allocated to such series remaining after covering such required deposits and distributions and any similar amount remaining for any other principal sharing series, collectively called Shared Principal Collections, and will allocate the Shared Principal Collections to cover any principal distributions to certificateholders and deposits to principal funding accounts for any principal sharing series which are either scheduled or permitted and which have not been covered out of the investor principal collections and Miscellaneous Payments and certain other amounts for such series; provided that all or a portion of such shortfall may be subordinated as described below if a series is a subordinated excess principal series.

        If such principal shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the principal sharing series based on the respective principal shortfalls of such series. To the extent that Shared Principal Collections exceed principal shortfalls, the balance will be allocated to the sellers; provided, however, that such Shared Principal Collections will be distributed to the sellers only if the Sellers’ Interest on such Distribution Date exceeds the Required Sellers’ Interest and the aggregate amount of principal receivables exceeds the Required Principal Balance and otherwise such amounts will be deposited into the Excess Funding Account.

        The prospectus supplement for any series offered by this prospectus will designate whether a principal sharing series is a subordinated excess principal series. If a principal sharing series is a subordinated excess principal series, then the Excess Shared Principal Collections will also be allocated to each such series in an amount equal to the lesser of:

(i) the subordinated excess principal shortfall for such series (as defined in the series supplement and described in the prospectus supplement for such series), and

        (ii) the product of (x) the Excess Shared Principal Collections and (y) a fraction, the numerator of which is the subordinated excess principal shortfall for such series and the denominator of which is the sum of subordinated excess principal shortfalls for all subordinated excess principal series.

        Any such reallocation of collections of principal receivables and other amounts will not result in a reduction in the Invested Amount of the series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections or Excess Shared Principal Collections for any Monthly Period.

Excess Funding Account

        If on any date the Sellers’ Interest is less than or equal to the Required Sellers’ Interest or the aggregate amount of principal receivables is less than the Required Principal Balance, the servicer will not distribute to the sellers any Shared Principal Collections that otherwise would be distributed to the sellers, but will deposit such funds in an Eligible Deposit Account, called the Excess Funding Account, established and maintained by the servicer for the benefit of the certificateholders of each series, in the name of the trustee, on behalf of the trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholders of each series. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the sellers on any Business Day to the extent that the Sellers’ Interest exceeds the Required Sellers’ Interest and the aggregate amount of principal receivables exceeds the Required Principal Balance; provided, however, that if an Accumulation Period, Controlled Amortization Period, Principal Payment Period or Early Amortization Period starts for any principal sharing series, any funds on deposit in the Excess Funding Account will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such series.

        Funds on deposit in the Excess Funding Account will be invested by the trustee, at the direction of the servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as collections of finance charge receivables for such Monthly Period.

Sharing of Excess Finance Charges

        Any series offered by this prospectus may be included in a group of series called a Group. Each series in a specific group will be entitled to share Excess Finance Charges in the manner, and to the extent, described below with each other series, if any, in such group. The prospectus supplement for a series offered by this prospectus will specify whether such series will be included in a Group and whether any previously issued series have been included in such Group. Subsequently issued series may also be included in such Group. Collections of finance charge receivables and certain other amounts allocable to any series that are included in a Group in excess of the amounts necessary to make required payments for such series (including payments to the provider of any related Series Enhancement) that are payable out of collections of finance charge receivables, called Excess Finance Charges, will be applied to cover any shortfalls in amounts payable from collections of finance charge receivables allocable to any other series included in such Group, pro rata based upon the amount of the shortfall, if any, for each other series in such Group; provided, however, that the sharing of Excess Finance Charges among series in any Group will continue only until such time, if any, at which each seller shall deliver to the trustee a certificate of an authorized officer to the effect that the continued sharing of Excess Finance Charges among series in any Group would have adverse regulatory implications for either bank. Following the delivery by the sellers of any such certificates to the trustee, there will not be any further sharing of Excess Finance Charges among the series in any Group. In all cases, any Excess Finance Charges remaining after covering shortfalls for all outstanding series in a Group will be paid to the sellers. While any series offered hereby may be included in a Group, there can be no assurance that:

(i) any other series will be included in such Group,

(ii) there will be any Excess Finance Charges for such Group for any Monthly Period, or

(iii) the sellers will not at any time deliver certificates as described above.

        While the sellers do not believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charges among series in a Group will have adverse regulatory implications for them, there can be no assurance that this will continue to be true in the future.

Funding Period

        For any series, the related prospectus supplement may specify that during a Funding Period, the aggregate amount of principal receivables in the trust allocable to such series may be less than the aggregate principal amount of the certificates of such series. If so specified in the related prospectus supplement, the amount of such deficiency, called the Prefunded Amount, will be held in a prefunding account pending the transfer of additional receivables to the trust or pending the reduction of the certificateholders’ interests of other series issued by the trust. The related prospectus supplement will specify the initial certificateholders’ interest for such series, the initial invested amount and the date by which the certificateholders’ interest is expected to equal the initial invested amount. The certificateholders’ interest will increase as receivables are delivered to the trust or as the certificateholders’ interests of other series of the trust are reduced. The certificateholders’ interest may also decrease due to charge-offs or the occurrence of a Pay Out Event with respect to such series as provided in the related prospectus supplement.

        During the Funding Period, funds on deposit in a trust account established with the trustee for the benefit of certificateholders of such series, called the prefunding account, for a series will be withdrawn and paid to the sellers to the extent of any increases in the certificateholders’ interest. In the event that the certificateholders’ interest does not for any reason equal the initial Invested Amount of such series by the end of the Funding Period, any amount remaining in the prefunding account and any additional amounts specified in the related prospectus supplement will be payable to the certificateholders of such series in the manner and at such time as set forth in the related prospectus supplement.

        If so specified in the related prospectus supplement, monies in the prefunding account will be invested by the trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the prefunding account during the related Monthly Period will be withdrawn from the prefunding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution of interest on the certificates of the related series in the manner specified in the related prospectus supplement.

Paired Series

        If so provided in the prospectus supplement for a series, a series of certificates may be paired with another series issued by the trust. As the certificateholders’ interest of the series having a paired series is reduced, the certificateholders’ interest in the trust of the paired series may increase by an equal amount. If a Pay Out Event occurs with respect to the series having a paired series or with respect to the paired series when the series is in a Controlled Amortization Period, the Principal Allocation Percentage in respect of collections of principal receivables for the series and the Principal Allocation Percentage for the paired series may be reset as provided in the related prospectus supplement.

Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries

        The current policy of the banks is to charge off as uncollectible an account at 180 days past due. The banks generally charge off a bankrupt customer’s account within 30 days after receiving the bankruptcy petition. The banks charge off accounts of deceased accountholders within 60 days after receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. Generally, shortly before a secured credit card account is charged off as uncollectible or in the case of a bankruptcy, after the bankruptcy automatic stay is lifted, the servicer will withdraw funds from the Deposit Account in an amount equal to the lesser of:

(i) all principal receivables plus all finance charge receivables related to such secured credit card account, and

        (ii)  the amount of funds for such secured credit card account in the Deposit Account, and the servicer will allocate such amount for treatment as collections of principal receivables and finance charge receivables.

        On the date when any receivable in an account becomes a Defaulted Receivable (including any related finance charge receivables), the trust will automatically transfer to the applicable seller all right, title and interest of the trust in and to the Defaulted Receivables (including any related finance charge receivables) in such account, all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds relating thereto; provided that Recoveries of such account shall be applied as provided in the pooling agreement. See “—Allocation Percentages” in this prospectus.

        If the servicer adjusts downward the amount of any principal receivable (other than Ineligible Receivables which have been, or are to be, reassigned to the sellers) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to an accountholder or such principal receivable was created in respect of merchandise which was refused or returned by an accountholder, or, if the servicer otherwise adjusts downward the amount of any principal receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the principal receivables in the trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such receivables would cause the Sellers’ Interest in principal receivables at such time to be a negative number, the sellers shall be required to make an Adjustment Payment in an amount equal to such deficiency into the Collection Account on such Distribution Date.

Credit Enhancement

General

        For any series, credit enhancement may be provided with respect to one or more classes thereof. Credit enhancement for one or more classes of a series offered by this prospectus may include a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, a subordinated interest in the receivables or certain cash flows in respect of the receivables, or another form of credit enhancement described in the related prospectus supplement or any combination of the foregoing. Credit enhancement may also be provided to a series or class or classes of a series by subordination provisions that require that distributions of principal and/or interest be made for the certificates of such series or such class or classes before distributions are made to one or more series or one or more classes of such series, if the supplements so provide. If so specified in the related prospectus supplement, any form of credit enhancement may be structured so as to be available to more than one class or series to the extent described therein.

        The presence of credit enhancement for a class is intended to enhance the likelihood of receipt by certificateholders of such class of the full amount of principal and interest and to decrease the likelihood that such certificateholders will experience losses. However, unless otherwise specified in the prospectus supplement for a series offered by this prospectus, the credit enhancement, if any, for a series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, certificateholders will bear their allocable share of deficiencies. In addition, if specific credit enhancement is provided for the benefit of more than one class or series, certificateholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of certificateholders of other classes or series.

        If credit enhancement is provided for a series offered hereby, the accompanying prospectus supplement will include a description of:

(a) the amount payable under such credit enhancement,

(b) any conditions to payment thereunder not otherwise described in this prospectus,

(c) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced, and

(d) any material provisions of any agreement relating to such credit enhancement.

        Additionally, in certain cases, the related prospectus supplement may set forth certain information about the provider of any credit enhancement, including:

(i) a brief description of its principal business activities,

(ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and

(iv) its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date specified in the prospectus supplement.

        If so described in the related prospectus supplement, credit enhancement for a series offered by this prospectus may be available to pay principal of the certificates of such series following the occurrence of certain Pay Out Events with respect to such series. In such event and in certain other instances described in the related prospectus supplement, the credit enhancement provider may have a subordinated interest in the receivables or certain cash flows in respect of the receivables to the extent described in such prospectus supplement, called the enhancement invested amount.

Subordination

        One or more series or one or more classes of a series offered by this prospectus may be subordinated to one or more other series or one or more classes of such series. If so specified in the related prospectus supplement, the rights of the holders of the subordinated certificates to receive distributions of principal and/or interest on any Payment Date will be subordinated to the rights of the holders of the certificates that are senior to the subordinated certificates to the extent set forth in the related prospectus supplement. The related prospectus supplement will also set forth information concerning the amount of subordination of a series or class or classes of subordinated certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated certificates will be distributed to the holders of certificates that are senior to such subordinated certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated certificates are paid to the holders of the certificates that are senior to such subordinated certificates.

Letter of Credit

        A letter of credit for a series or class of certificates offered by this prospectus may be issued by a bank or financial institution specified in the related prospectus supplement. Subject to the terms and conditions specified in the related prospectus supplement, the issuer of the letter of credit will be obligated to honor drawings under such letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related prospectus supplement), net of unreimbursed payments thereunder, equal to the amount described in the related prospectus supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

Cash Collateral Guaranty or Cash Collateral Account

        Support for the certificates of any class or series offered by this prospectus may be provided by:

        (i)  a cash collateral guaranty issued by a cash collateral trust or similar entity and secured by the deposit of cash or certain Eligible Investments in a cash collateral guaranty account owned by the beneficiaries of the cash collateral trust, or

(ii) a cash collateral account of the trust.

        A cash collateral account for a class or series will be funded by cash or certain Eligible Investments on the series issuance date. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of the amount on deposit in the cash collateral guaranty account or the cash collateral account, as the case may be, and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral trust or funds are to be released from the cash collateral account, as the case may be.

        The servicer will determine on each Determination Date whether a deficiency exists in the payment of interest and/or principal on the certificates so enhanced. If the servicer determines that a deficiency exists, it will instruct the trustee to draw an amount equal to such deficiency from the cash collateral account or cash collateral guaranty account, as the case may be, up to the maximum amount available thereunder.

Surety Bond or Insurance Policy

        Insurance for series or class of certificates offered by this prospectus may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

        If so specified in the related prospectus supplement, a surety bond may be purchased for the benefit of the holders of any series or class of certificates to assure distributions of interest or principal with respect to such series or class of certificates in the manner and amount specified in the related prospectus supplement.

Spread Account

        Support for a series or one or more classes of a series offered by this prospectus may be provided by the periodic deposit of certain available excess cash flow from the trust assets into a spread account intended to assure the subsequent distributions of interest and principal on the certificates of such class or series in the manner specified in the related prospectus supplement.

Reserve Account

        Support for a series or one or more classes thereof will be provided by the establishment of a reserve account. The reserve account may be funded, to the extent provided in the related prospectus supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes of certificates or the provision of a letter of credit, guarantee, insurance policy or other form of credit enhancement or any combination thereof. The reserve account will be established to assist with the subsequent distribution of principal or interest on the certificates of such series or class thereof in the manner provided in the related prospectus supplement.

Swap Agreement

        The trustee, on behalf of the trust, may enter into one or more interest rate swap agreements for the benefit of a class or series, the terms of which will be specified in the related prospectus supplement.

Discount Option

        The pooling agreement provides that the sellers may at any time and from time to time designate a fixed or variable percentage of the amount of principal receivables arising in the accounts on and after the date such designation becomes effective to be treated as finance charge receivables, which will be called Discount Option Receivables. Although there can be no assurance that the sellers will do so, such designation may occur because the sellers determine that the exercise of the discount option is needed to provide a sufficient yield on the receivables to cover interest and other amounts due and payable from finance charge receivables or to avoid the occurrence of a Pay Out Event relating to the reduction of the average yield on the portfolio of accounts in the trust, if the series supplement for a series provides for such a Pay Out Event.

        After any such designation, pursuant to the pooling agreement, the sellers, without notice to or the consent of certificateholders, from time to time reduce or eliminate the percentage of receivables subject to such designation or reduction; provided, however, that such reduction or elimination will only occur at such time, if any, at which each seller delivers to the trustee an officer’s certificate to the effect that such reduction or elimination would not have adverse regulatory or other accounting implications for that seller. The sellers must provide 30 days prior written notice to the servicer, the trustee, each Rating Agency and any credit enhancement provider of any such designation or reduction, and such designation or reduction will become effective on the date specified therein only if:

        (i)  each seller shall have delivered to the trustee and certain providers of Series Enhancement an officer’s certificate to the effect that such seller reasonably believes that such designation or reduction will not at the time of its occurrence cause a Pay Out Event or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any series, and

(ii) the sellers shall have received written notice from each Rating Agency that such designation or reduction will not have a Ratings Effect.

        On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of:

        (i)  a fraction, the numerator of which is the amount of the Discount Option Receivables and the denominator of which is the sum of the principal receivables (other than Discount Option Receivables) plus the discount option receivables in each case (for both numerator and denominator) at the end of the prior Monthly Period, and

(ii) collections of principal receivables that arise in the accounts on such day that otherwise would be principal receivables,

will be deemed Discount Option Receivables Collections.

        An amount equal to the product of:

(i) the aggregate Floating Allocation Percentages with respect to all series of certificates issued and outstanding, and

(ii) the aggregate amount of such Discount Option Receivables collections processed in such day,

will be deposited by the servicer into the Collection Account and an amount equal to the balance of such Discount Option Receivables Collections will be paid to the sellers. The amount deposited into the Collection Account will be applied as provided in this prospectus regarding payments of collections of finance charge receivables.

        The pooling agreement also provides that the sellers may at any time and from time to time designate an amount of principal receivables in Additional Accounts to be treated as finance charge receivables; provided, however, that the sellers may not make such designation unless:

        (i)  the sellers have received written notice from each Rating Agency that such designation will not have a Ratings Effect and have delivered copies of each such written notice to the servicer and the trustee, and

        (ii)  each seller has delivered to the trustee and certain providers of Series Enhancement an officer’s certificate of that seller, to the effect that such designation will not then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any series.

        On or prior to each Determination Date after such designation is made, the servicer will deliver to the trustee a certificate setting forth:

        (a)  the amount of additional discount receivables to be included as collections of finance charge receivables with respect to the preceding Monthly Period, as calculated in accordance with the formula set forth in the applicable assignment of receivables or accretion designation letter delivered to the trustee, and

(b) the portion of such additional discount receivables which have not been treated as collections of finance charge receivables for the preceding Monthly Period.

Pay Out Events

        As described above, the Revolving Period for a series will continue until the start of the Accumulation Period or the Controlled Amortization Period, which will continue until the Invested Amount of such series shall have been paid in full or the series termination date for such series occurs, unless a Pay Out Event occurs with respect to such series prior to any of such dates. A Pay Out Event with respect to a series refers to any of the following events and any other events specified as such in the related prospectus supplement:

        (a)  the occurrence of certain events of bankruptcy, insolvency or receivership relating to either seller (including any additional seller), provided that, at the time such events occur, the trust includes receivables transferred by that seller; or

(b) the trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended.

        In the case of either event described above, a Pay Out Event with respect to all series will be deemed to have occurred immediately upon the occurrence of such event without any notice or other action on the part of the trustee or the certificateholders of any series. The Early Amortization Period for a series will begin at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect thereto. Distributions of principal to the certificateholders of such series will begin on the Special Payment Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs. Any amounts on deposit in a principal funding account or an interest funding account for such series at such time will be distributed on such first Special Payment Date to the certificateholders of such series. If a series has more than one class of certificates, each class may have different Pay Out Events which, in the case of any series of certificates offered hereby, will be described in the related prospectus supplement.

        In addition to the consequences of a Pay Out Event discussed above, if a conservator or receiver were appointed for Capital One Bank or if certain other events relating to the bankruptcy, insolvency or receivership of Capital One Bank occur, pursuant to the pooling agreement, on the day of such event, Capital One Bank will immediately cease to transfer principal receivables to the trust and promptly give notice to the trustee of such event. So long as any series issued prior to April 1, 2001 is outstanding, within 15 days the trustee will publish a notice of the occurrence of such event stating that the trustee intends to sell, dispose of or otherwise liquidate the receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the trustee, unless within 90 days from the date such notice is published, the holders of certificates of each series or, if a series includes more than one class, each class of such series evidencing more than 50% of the aggregate unpaid principal amount of each such series or class (and, to the extent provided in the related series supplement, any credit enhancement provider for such series) instruct the trustee not to dispose of or liquidate the receivables and to continue transferring principal receivables as before such event. The proceeds from any such sale, disposition or liquidation of the receivables will be deposited in the Collection Account and allocated as described in the pooling agreement and each series supplement. If the sum of (a) the portion of such proceeds allocated to any series and (b) the proceeds of any collections on the receivables in the Collection Account allocated to such series is not sufficient to pay the Invested Amount of the certificates of such series in full, the related certificateholders will incur a loss.

        In addition to the consequences of a Pay Out Event discussed above, if a conservator or receiver were appointed for Capital One, F.S.B. or an additional seller or if certain other events relating to bankruptcy, insolvency or receivership of Capital One, F.S.B. or that additional seller, as the case may be, occur, pursuant to the pooling agreement, on the day of such event, Capital One, F.S.B. or that additional seller, as the case may be, will immediately cease to transfer principal receivables to the trust and promptly give notice to the trustee of such event.

Servicing Compensation and Payment of Expenses

        The servicer’s compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a Servicing Fee payable monthly in an amount equal to one-twelfth of the product of:

(a)
the weighted average of the applicable Servicing Fee rates for each series outstanding (based upon the applicable Servicing Fee rate for each series and the outstanding principal amount of each series), and

(b)	the amount of principal receivables outstanding on the last day of the prior Monthly Period.

The servicing fee will be allocated among the Sellers’ Interest, each series and the interest represented by the enhancement invested amount, if any, for such series. The share of the Servicing Fee allocable to a particular series for any Monthly Period, called the Monthly Servicing Fee, will be determined in accordance with the relevant supplement. A portion of the Servicing Fee as specified in the related prospectus supplement will be paid solely from interchange allocable to such series, before such interchange is used for any other purpose. A portion of the Servicing Fee as specified in the related prospectus supplement will be paid from collections of finance charge receivables allocable to certificateholders of a series. The portion of the Servicing fee not so allocated to a series or payable from interchange will be paid by the sellers and in no event will the trust, the trustee or the certificateholders of any series be liable for the share of the Servicing Fee to be paid by the sellers or from interchange. Except as otherwise provided in any supplement, in the case of the first Distribution Date for any series, the Servicing Fee and the Monthly Servicing Fee will accrue from the series issuance date for such series. The Monthly Servicing Fee will be paid on the Distribution Date for each Monthly Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account).

        The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, expenses related to the enforcement of the receivables, payment of the fees and disbursements of the trustee and independent accountants and other fees that are not expressly stated in the pooling agreement to be payable by the trust, the certificateholders of a series or the sellers (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the trust). In the event that Capital One Bank is acting as servicer and fails to pay the fees and disbursements of the trustee, the trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the certificateholders of a series be liable to the trustee for the servicer’s failure to pay such amounts, and any such amounts so paid to the trustee will be treated as paid to the servicer for all other purposes of the pooling agreement.

Record Date

        Payments on the certificates of a series offered hereby will be made as described in this prospectus and in the relevant prospectus supplement to the certificateholders in whose names the certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the related Record Date. However, the final payment on the certificates of a series offered hereby will be made only upon presentation and surrender of such certificates. Distributions will be made to DTC in immediately available funds. See “The Pooling Agreement Generally—Book-Entry Registration” in this prospectus.

Optional Termination; Final Payment of Principal

        If specified in the prospectus supplement for any series offered by this prospectus and subject to any conditions described therein, on any day occurring on or after the day that the Invested Amount of the certificates of a series and the enhancement invested amount, if any, for such series is reduced to a percentage of the initial outstanding aggregate principal amount of the certificates of such series set forth in such prospectus supplement, so long as a seller is the servicer or an affiliate of the servicer, that seller will have the option to repurchase the certificateholders’ interest of such series. The purchase price will equal the sum of:

(i) the Invested Amount of such series, plus

(ii) the enhancement invested amount, if any, for such series, plus

        (iii)  accrued and unpaid interest on the unpaid principal amount of the certificates and, if applicable, on the enhancement invested amount (and accrued and unpaid interest for interest amounts that were due but not paid on a prior Payment Date), each at the applicable certificate rate, through:

(a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date, or

(b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, minus

(iv) the amount, if any, on deposit in any principal funding account for such series.

        Following any such repurchase and the deposit of the aggregate purchase price into the collection account, the certificateholders of such series will have no further rights with respect to the receivables. In the event that the sellers shall fail for any reason to deposit the aggregate purchase price for the certificateholders’ interest of a series offered hereby, payments would continue to be made to the certificateholders of such series as described in this prospectus and in the related prospectus supplement.

        In any event, the last payment of principal and interest on the certificates of a series offered hereby will be due and payable not later than the series termination date specified in the related prospectus supplement. In the event that the Invested Amount of the certificates of such series or the enhancement invested amount is greater than zero on the series termination date, the trustee will sell or cause to be sold interests in the principal receivables or certain principal receivables, together in each case with related finance charge receivables, as specified in the pooling agreement and the related series supplement, in an amount equal to the sum of the Invested Amount and the enhancement invested amount, if any, for such series at the close of business on the series termination date. The net proceeds of such sale will be deposited in the Collection Account and allocated to the certificateholders of such series or the enhancement invested amount after such certificateholders are paid in full, as provided in the pooling agreement and the related series supplement.

Reports

        No later than the third Business Day prior to each Distribution Date, the servicer will forward to the trustee, the paying agent, each Rating Agency and certain providers of Series Enhancement for a series a monthly report prepared by the servicer setting forth certain information about the trust and the certificates of such series (unless otherwise indicated), as specified in the related prospectus supplement.

        For each Payment Date as the case may be, the monthly report for any series will include the following additional information about the certificates of such series:

(a) the total amount distributed;

(b) the amount of such distribution allocable to principal on the certificates;

(c) the amount of such distribution allocable to interest on the certificates; and

(d) the amount, if any, by which the unpaid principal balance of the certificates exceeds the Invested Amount as of the Record Date for such Payment Date.

On each Distribution Date, the paying agent, on behalf of the trustee, will make available for inspection upon request to each Certificate Owner of record a copy of the monthly report.

        On or before January 31 of each calendar year, the paying agent, on behalf of the trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code for such preceding calendar year or the applicable portion thereof during which such person was a certificateholder, together with such other customary information as is necessary to enable the certificateholders to prepare their tax returns. See “Federal Income Tax Consequences” in this prospectus.

The Pooling Agreement Generally

Book-Entry Registration

        Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

        Cede, as nominee for DTC, will be the registered holder of the global certificates.

        Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective Depositaries, which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the Depositaries.

        Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream customer or Euroclear participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the certificates, see Annex I included at the end of this prospectus and for information with respect to tax documentation procedures relating to the certificates, see Annex I included at the end of this prospectus and “Federal Income Tax Consequences—Foreign Certificate Owners” in this prospectus.

        Certificate owners who are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, certificates may do so only through DTC participants and indirect DTC participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the certificates from the paying agent or the trustee through DTC participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee for DTC. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or Certificate Owners. It is anticipated that the only “certificateholder” will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the trustee as “certificateholders,” as such term is used in the pooling agreement and the series supplements. Certificate Owners will only be permitted to exercise the rights of certificateholders under the pooling agreement and the series supplements indirectly through the DTC participants who in turn will exercise their rights of certificateholders through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal and interest on the certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, Certificate Owners will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Certificate Owner to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such certificates, may be limited due to the lack of a physical certificate for such certificates.

        DTC has advised the bank that it will take any action permitted to be taken by a certificateholder under the pooling agreement or the series supplements only at the direction of one or more participants to whose account with DTC the certificates are credited. Additionally, DTC has advised the bank that it will take such actions with respect to specified percentages of the certificateholders’ interest only at the direction of and on behalf of participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of participants whose holdings include such interests.

        Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of certificates. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

        Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

        The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for the Euroclear Systems on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling agreement or the relevant series supplement on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect such actions on its behalf through DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

        The certificates of a series offered by this prospectus will be issued as definitive certificates to certificateholders, rather than to DTC or its nominee only if:

(i)
the sellers advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates, and the trustee or the sellers are unable to locate a qualified successor,

(ii)	the sellers, at their option, elect to terminate the book-entry system through DTC, or

(iii)
after the occurrence of a Servicer Default, certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the certificates of any class of such series advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the certificateholders.

Upon the occurrence of any of these events, DTC is required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the certificates and instructions for re-registration, the trustee will issue such certificates in the form of definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as holders of certificates under the pooling agreement and the relevant series supplement.

        Distribution of principal and interest on the certificates will be made by the paying agent or the trustee directly to the holders of definitive certificates in accordance with the procedures set forth in this prospectus and in the pooling agreement and the relevant series supplement. Distributions will be made by check mailed to the address of each holder as it appears on the register maintained by the trustee. The final payment on any certificate (whether definitive certificates or the certificates registered in the name of Cede representing the certificates) will be made only upon presentation and surrender of such certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to certificateholders. The trustee will provide such notice to registered certificateholders not later than the fifth day of the month of the final distribution.

        Definitive certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which is a subsidiary of The Bank of New York. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Bank Certificate; Additional Sellers

        The pooling agreement provides that a seller may exchange a portion of the Bank Certificate or its uncertificated interest in the Sellers’ Interest, if any, for a Supplemental Certificate or an uncertificated interest in the Sellers’ Interest for transfer or exchange to a person designated by the sellers upon the execution and delivery of a supplement to the pooling agreement (which supplement will be subject to the amendment section of the pooling agreement to the extent that it amends any of the terms of the pooling agreement; see “—Amendments” in this prospectus), provided that prior to such transfer or exchange:

(a)	the applicable seller shall have received written notice from each Rating Agency that such transfer or exchange will not have a Ratings Effect, and

(b)	the applicable seller shall have delivered to the other sellers, the trustee, each Rating Agency and certain providers of Series Enhancement a Tax Opinion about the transfer or exchange.

Any transfer or exchange of a Supplemental Certificate or an uncertificated interest in the Sellers’ Interest is subject to the conditions set forth in the preceding sentence. See “Assumption of a Seller’s Obligations” in this prospectus. Capital One Bank has amended the pooling agreement to provide that a Bank Certificate and any Supplemental Certificates may be in certificated or uncertificated form.

        A seller may designate one or more of its affiliates to be included as an additional seller under the pooling agreement (by means of an amendment to the pooling agreement that will not require the consent of any certificateholder; see “—Amendments” in this prospectus). It was pursuant to this provision of the pooling agreement that Capital One, F.S.B. was included as an additional seller. Any additional seller may cease to transfer newly arising Receivables to the Trust upon written notice from each Rating Agency that such cessation will not have a Ratings Effect. In connection with such designation, that seller will surrender its Bank Certificate to the trustee in exchange for a newly issued Bank Certificate modified to reflect such additional Sellers’ Interest in the Sellers’ Interest; provided, however, that:

(i)	the conditions set forth in the preceding paragraph for the issuance of a Supplemental Certificate shall have been satisfied for the designation of an additional seller, and

(ii)
any applicable conditions described in “Description of the Certificates—Addition of Trust Assets” in this prospectus shall have been satisfied for the transfer of receivables or participations in receivables by any additional seller to the trust. Following the inclusion of an additional seller, the additional seller will be treated in the same manner as the sellers described herein and references herein to the sellers shall be references to each seller.

Defeasance

        If the deposit referred to in this sentence is funded solely from collections of receivables or, if funded from any other sources, if so provided in the applicable supplement, then pursuant to the pooling agreement, a seller may terminate its substantive obligations in respect of a series or the pooling agreement by depositing with the trustee, under the terms of an irrevocable trust agreement satisfactory to the trustee, from amounts representing or acquired with collections on the receivables (allocable to such series and available to purchase additional receivables) monies or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on such series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement. To achieve that end, a seller has the right to use collections on receivables to purchase Eligible Investments rather than additional receivables. Prior to the first exercise of its right to substitute monies or Eligible Investments for receivables, the sellers shall deliver to the trustee a Tax Opinion about such deposit and termination of obligations and to the servicer and the trustee written notice from each Rating Agency that such transaction will not have a Ratings Effect. In addition, the sellers must comply with certain other requirements set forth in the pooling agreement, including requirements that the sellers deliver to the trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the trust to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and that each seller deliver to the trustee and certain providers of Series Enhancement an officer’s certificate stating that such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice of the lapse of time, would constitute a Pay Out Event, to occur with respect to any series. If a seller discharges its substantive obligations in respect of such series, any Series Enhancement for the affected series might no longer be available to make payments.

Termination of Trust

        The trust termination date will occur on the earliest of:

(a)	the day following the Distribution Date on which the aggregate Invested Amounts and enhancement invested amounts, if any, of all series is zero,

(b)	September 1, 2014, or

(c)
if the receivables are sold, disposed of or liquidated following the occurrence of an event of bankruptcy, insolvency or receivership of either bank as described under “Description of the Certificates—Pay Out Events” in this prospectus, immediately following such sale, disposition or liquidation.

Upon termination of the trust, all right, title and interest in the receivables and other funds of the trust (other than amounts in accounts maintained by the trust for the final payment of principal and interest to certificateholders) will be conveyed and transferred to the sellers.

Conveyance of Receivables

        Pursuant to the pooling agreement, each seller has sold and assigned to the trust its interest in all receivables in certain MasterCard and Visa consumer credit card accounts outstanding as of the Trust Cut-Off Date and will sell and assign all receivables in the Additional Accounts as of the applicable additional cut-off Date, all receivables thereafter created under the accounts, any participations in receivables added to the trust and the proceeds of all of the foregoing.

        In connection with the transfer of any receivables to the trust, a seller is required to indicate in its computer records that the receivables have been conveyed to the trust. In addition, each seller has provided or will provide to the trustee a computer file or a microfiche list containing a true and complete list showing for each initial account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date:

(i)	its account number,

(ii)	the collection status, and

(iii)	the aggregate amount outstanding and the aggregate amount of principal receivables in such account.

Capital One Bank, as initial servicer, will retain and will not deliver to the trustee any other records or agreements relating to the accounts or the receivables. Except as set forth above, the records and agreements relating to the accounts and the receivables will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the accounts or receivables will not be stamped or marked to reflect the transfer of receivables to the trust. The banks have filed and are required to file UCC financing statements for the sale of the receivables to the trust meeting the requirements of applicable state law. See “Certain Legal Aspects of the Receivables” in this prospectus.

Representations and Warranties

        As of the series issuance date specified in the related prospectus supplement, a seller will make representations and warranties to the trust about the accounts, the receivables and, if any, the Funds Collateral, to the effect, among other things, that:

(a)	as of the Trust Cut-Off date (or as of the additional cut-off date) each account or each Additional Account was an Eligible Account,

(b)	as of the Trust Cut-Off Date (or as of the additional cut-off date), each of the receivables then existing in any account or Additional Account is an Eligible Receivable,

(c)	thereafter, as of the date of creation of any new receivable, such receivable is an Eligible Receivable, and

(d)	each of the receivables, and all Funds Collateral, if any, have been transferred to the trust free and clear of any lien other than:

(i)
liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if that seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, and

(ii)	with respect to Funds Collateral, liens granted in favor of a seller by secured credit card accountholders.

If a seller breaches any representation and warranty described in this paragraph and such breach remains uncured for 60 days, or such longer period, not in excess of 150 days, as may be agreed to by the trustee, after the earlier to occur of the discovery of such breach by a seller or receipt of written notice of such breach by a seller, and such breach has a material adverse effect on the certificateholders’ interest of all series in any receivable (which determination shall be made without regard to the availability of funds under any credit enhancement), the certificateholders’ interest in such Ineligible Receivables will be reassigned to the applicable seller on the terms and conditions set forth below and the related account shall no longer be included as an account in the trust portfolio.

        An Ineligible Receivable will be reassigned to the applicable seller on or before the end of the Monthly Period in which such reassignment obligation arises by that seller directing the servicer to deduct the portion of such Ineligible Receivable that is a principal receivable from the aggregate amount of the principal receivables used to calculate the Sellers’ Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Sellers’ Interest would cause the Sellers’ Interest to be a negative number, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, a seller will make a deposit in immediately available funds in an amount equal to the principal portion and the interest portion of the amount by which the Sellers’ Interest would be reduced below zero into the Excess Funding Account and the Collection Account, respectively. Any amount deposited into the Excess Funding Account and the Collection Account, respectively, in connection with the reassignment of an Ineligible Receivable, called a Transfer Deposit Amount shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to the applicable seller is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph about such receivable available to certificateholders of any series (or the trustee on behalf of such certificateholders) or any provider of Series Enhancement.

        Capital One Bank will also make representations and warranties to the trust to the effect, among other things, that as of each series issuance date:

(a)
it is a Virginia banking corporation validly existing under the laws of the Commonwealth of Virginia, it has, in all material respects, full power and authority to consummate the transactions contemplated by the pooling agreement and the related series supplement and each of the pooling agreement and the related series supplement constitutes a valid, binding and enforceable agreement of the bank, and

(b)	the pooling agreement constitutes:

(i)
a valid sale, transfer and assignment to the trust (subject to Section 9-306 of the UCC, as such transfer pertains to proceeds, and subject to certain tax liens) of all right, title and interest of the bank in the receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders), or

(ii)
the grant of a first priority perfected security interest in such receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) under the UCC as in effect in Virginia and in any other state where the filing of a financing statement is required to perfect the trust’s interest in the receivables and the proceeds thereof, which is effective as to each receivable then existing on the applicable series issuance date or, as to each receivable arising thereafter, upon the creation thereof and until termination of the trust.

        Capital One, F.S.B. will also make representations and warranties to the trust to the effect, among other things, that as of each series issuance date:

(a)
it is a federal savings bank validly existing under the laws of the United States of America, it has, in all material respects, full power and authority to consummate the transactions contemplated by the pooling agreement and the related series supplement and each of the pooling agreement and the related series supplement constitutes a valid, binding and enforceable agreement of the savings bank, and

(b)	the pooling agreement constitutes:

(i)
a valid sale, transfer and assignment to the trust (subject to Section 9-306 of the UCC, as such transfer pertains to proceeds, and subject to certain tax liens) of all right, title and interest of the savings bank in the receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders), or

(ii)
the grant of a first priority perfected security interest in such receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) under the UCC as in effect in Virginia and in any other state where the filing of a financing statement is required to perfect the trust’s interest in the receivables and the proceeds thereof, which is effective as to each receivable then existing on the applicable series issuance date or, as to each receivable arising thereafter, upon the creation thereof and until termination of the trust.

        In the event that the breach of any of the representations and warranties described in the above paragraphs has a material adverse effect on the certificateholders’ interest of all series in the receivables transferred to the trust by any seller, either the trustee or the holders of certificates evidencing not less than 50% of the aggregate unpaid principal amount of the certificates of all series, by written notice to the sellers and the servicer (and the trustee if given by the holders of the requisite percentage of certificates of all series), may direct the applicable seller to accept the reassignment of the receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice). Each seller will be obligated to accept the reassignment of its receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if:

(i) at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects as if made on such day, and

        (ii)  the applicable seller shall have delivered to the trustee an officer’s certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct and the breach of such representation and warranty shall no longer materially adversely affect the certificateholders and any material adverse effect caused by such breach shall have been cured.

        The price for such reassignment will generally be equal to the aggregate Invested Amounts and enhancement invested amounts of all series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable series supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of all receivables and the principal portion of such funds and the interest portion of such funds will be deposited in the Excess Funding Account and the Collection Account, respectively. If the trustee or the requisite percentage of certificateholders of all series gives a notice as provided above, the obligation of the sellers to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders of all series (or the trustee on behalf of such certificateholders) or any provider of Series Enhancement.

        It is not required or anticipated that the trustee will make any initial or periodic general examination of any documents or records related to the receivables or the accounts for the purpose of establishing the presence or absence of defects, compliance with a seller’s representations and warranties or for any other purpose. In addition, it is not anticipated or required that the trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the pooling agreement or for any other purpose. The servicer, however, will deliver to the trustee on or before April 30 of each calendar year an opinion of counsel with respect to the validity of the interest of the trust in and to the receivables and certain other components of the trust.

Indemnification

        The pooling agreement provides that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the servicer’s actions or omissions with respect to the trust pursuant to the pooling agreement.

        Under the pooling agreement, the sellers have agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a certificateholder in the capacity of an investor in the certificates or those which arise from any action on the part of any certificateholder) arising out of or based on the arrangement created by the pooling agreement as though such agreement created a partnership under the Uniform Partnership Act in which either seller was a general partner. If a successor servicer is appointed, the successor servicer will indemnify and hold harmless the sellers for any losses, claims, damages and liabilities of the sellers as described in this paragraph arising from the actions or omissions of such successor servicer.

        Except as provided in the two preceding paragraphs, the pooling agreement provides that none of the sellers or any of their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith in their capacities as a seller or the servicer, as the case may be, pursuant to the pooling agreement. However, none of the sellers, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

        In addition, the pooling agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the certificateholders with respect to the pooling agreement and the rights and duties of the parties thereto and the interest of such certificateholders thereunder.

Collection and Other Servicing Procedures

        Pursuant to the pooling agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables, including the Funds Collateral, if any, in accordance with its customary and usual procedures for servicing receivables comparable to the receivables and the lending guidelines.

        Servicing activities to be performed by the servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to accountholders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the trust include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the trustee pursuant to the pooling agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the trust and providing related data processing and reporting services for certificateholders of any series and on behalf of the trustee.

        Pursuant to the pooling agreement, Capital One Bank, as servicer, has the right to delegate its duties as servicer to any person who agrees to conduct such duties in accordance with the pooling agreement and the bank’s lending guidelines. Capital One Bank has contracted with Capital One Services, Inc., an affiliate of Capital One Bank, to act as sub-servicer and to perform its servicing activities. Notwithstanding any such delegation to Capital One Services, Inc., the servicer will continue to be liable for all of its obligations under the pooling agreement. In certain circumstances, however, Capital One Bank could be relieved of its duties as servicer upon the assumption of such duties by another entity.

Servicer Covenants

        In the pooling agreement, the servicer has covenanted as to each receivable and related account that:

(a)
it will duly fulfill all obligations on its part to be fulfilled under or in connection with the receivables or accounts, and will maintain in effect all qualifications required in order to service the receivables or accounts the failure to comply with which would have a material adverse effect on the certificateholders or any provider of Series Enhancement;

(b)
it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other governmental authority in accordance with the sellers’ lending guidelines;

(c)
it will take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the certificateholders in the receivables, the Funds Collateral, if any, or the accounts;

(d)	it will not reschedule, revise or defer collections due on the receivable except in accordance with its ordinary course of business and the sellers’ lending guidelines; and

(e)
except in connection with its enforcement or collection of an account, it will take no action to cause or permit any receivables to be evidenced by any instrument (as defined in the UCC) and if any receivable is so evidenced, it shall be reassigned or assigned to the servicer as provided below.

        Under the terms of the pooling agreement, in the event any of the representations, warranties or covenants of the servicer contained in clauses (a) through (e) above with respect to any receivable or the related account is breached, and such breach has a material adverse effect on the certificateholders’ interest of all series in such receivable (which determination shall be made without regard to the availability of funds under any credit enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the trustee) of the earlier to occur of the discovery of such event by the servicer, or receipt by the servicer of written notice of such event given, by the trustee, then all receivables in the account or accounts to which such event relates shall be reassigned or assigned to the servicer on the terms and conditions set forth below; provided, however, that such receivables will not be reassigned or assigned to the servicer if, on any day prior to the end of such 60-day or longer period:

(i)	the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects, and

(ii)	the servicer shall have delivered to the trustee an officer’s certificate describing the nature of such breach and the manner in which such breach was cured.

        If Capital One Bank is the servicer, such reassignment will be made on or before the Distribution Date following the Monthly Period in which such reassignment obligation arises by the servicer deducting the portion of any such receivable which is a principal receivable from the aggregate amount of principal receivables used to calculate the Sellers’ Interest. In addition, if the deduction of such principal receivables would reduce the Sellers’ Interest below zero, Capital One Bank as the servicer will deposit into the Collection Account the applicable Transfer Deposit Amount described above under “—Representations and Warranties.” If Capital One Bank is not the servicer, such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivable in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit will be deemed a Transfer Deposit Amount under the pooling agreement. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the certificateholders of any series if such covenant or warranty of the servicer is not satisfied and the trust’s interest in any such reassigned receivables shall be automatically assigned to the servicer.

Certain Matters Regarding the Servicer

        The servicer may not resign from its obligations and duties under the pooling agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the pooling agreement. Notwithstanding the foregoing, Capital One Bank may transfer its servicing obligations to another entity and be relieved of its obligations and duties under the pooling agreement and related agreements.

        Any person into which, in accordance with the pooling agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to Capital One Bank, as servicer, or other servicer, as the case may be, under the pooling agreement.

Servicer Default

        In the event of any Servicer Default, either the trustee or certificateholders holding certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding series, by written termination notice to the servicer (and to the trustee and certain providers of Series Enhancement, if given by the certificateholders), may terminate all of the rights and obligations of the servicer, as servicer, under the pooling agreement. If the trustee within 60 days of receipt of such termination notice is unable to obtain any bids from eligible servicers and the sellers deliver officers’ certificates to the effect that the servicer cannot in good faith cure the Servicer Default which gave rise to such termination notice, then the trustee shall, except when the Servicer Default is caused by the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, offer the sellers a right of first refusal to purchase the certificateholders’ interest for all series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, with respect to each series, the higher of:

(a)
the sum of the Invested Amount plus the enhancement Invested Amount, if any, of such series on such Distribution Date (less the amount, if any, on deposit in any principal funding account with respect to such series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date; and

(b)
the sum of the average bid price quoted by two recognized dealers for similar securities rated in the same rating category as the initial rating of the certificates of such series with a remaining maturity approximately equal to the remaining maturity of the certificates of such series plus the enhancement invested amount, if any, of such series.

        The trustee shall, as promptly as possible after giving a termination notice, appoint a successor servicer, and if no successor servicer has been appointed by the trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the pooling agreement shall pass to and be vested in the trustee. Prior to any appointment of a successor servicer, the trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the pooling agreement to serve as a successor servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of Capital One Bank under the pooling agreement and any series supplement in the Sellers’ Interest will not be affected by any termination notice or appointment of a successor servicer.

        Upon the occurrence of any Servicer Default the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling agreement and any series supplement and the servicer shall provide the trustee, each holder of the Seller Certificate, any provider of Series Enhancement and the certificateholders of each series an officer’s certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Evidence as to Compliance

        The pooling agreement provides that on or before May 31 of each calendar year the servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the banks) to furnish a report to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the pooling agreement and each series supplement in all material respects.

        In addition, on or before May 31 of each calendar year such accountants will also furnish a report to the effect they have applied certain procedures agreed upon with the servicer to compare the mathematical calculations of certain amounts contained in the monthly servicer’s certificates delivered during the preceding calendar year with the servicer’s computer reports that generated such amounts, and will deliver a report to the trustee, the servicer and each Rating Agency reporting all material discrepancies revealed by such comparison.

        The pooling agreement provides for delivery to the trustee, each Rating Agency and certain providers of Series Enhancement on or before May 31 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer has, or has caused to be, fully performed its obligations in all material respects under the pooling agreement throughout the preceding year or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

        Copies of all statements, certificates and reports furnished to the trustee may be obtained by a request in writing delivered to the trustee.

Amendments

        The pooling agreement and any series supplement may be amended from time to time, including in connection with:

•	the assumption of the banks’ obligations under the pooling agreement by another party,

•	the provision of additional Series Enhancement for the benefit of certificateholders of any series,

•	the issuance of a Supplemental Certificate,

•	the addition of participations in receivables to the trust, or

•	the designation of an additional seller.

        Amendments to the pooling agreement and any series supplement may be made by agreement of the trustee, the sellers and the servicer without the consent of the certificateholders of any series or the consent of the provider of any Series Enhancement provided that:

(i) the sellers have received written notice from each Rating Agency that such amendment will not have a Ratings Effect,

        (ii)  each seller delivers to the trustee and each provider of Series Enhancement an officer’s certificate to the effect that such amendment will not have a material adverse effect on the interests of the certificateholders,

        (iii)  in the case of an amendment relating to the assumption of a seller’s or the servicer’s obligations under the pooling agreement by another party, all other conditions to such assumption specified in the pooling agreement have been satisfied (see “Assumption of a Seller’s Obligations” and “—Certain Matters Regarding the Servicer” in this prospectus),

(iv) all conditions to such amendment specified in the pooling agreement have been satisfied, and

(v) the amendment will not cause a significant change in the permitted activities of the trust.

        The pooling agreement and any series supplement may also be amended from time to time by the sellers, the servicer and the trustee (a) with the consent of the holders of certificates evidencing not less than 50% of the aggregate unpaid principal amount of the certificates for all outstanding series affected for the purpose of effecting a significant change in the permitted activities of the trust and (b) in all other cases with the consent of the holders of certificates evidencing not less than 66 2 /3% of the aggregate unpaid principal amount of the certificates of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling agreement or any series supplement or of modifying in any manner the rights of such certificateholders. No such amendment specified in clause (b) above, however, may:

•
reduce in any manner the amount of or delay the timing of any distributions to be made to certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected certificateholder;

•	change the definition or the manner of calculating the interest of any certificateholder without the consent of each affected certificateholder;

•	reduce the percentage required to consent to any such amendment without the consent of each certificateholder; or

•
adversely affect the rating of any series or class by any Rating Agency without the consent of the holders of certificates of such series or class evidencing not less than 66 2 /3% of the aggregate unpaid principal amount of the certificates of such series or class.

Promptly following the execution of any such amendment (other than an amendment described in the first paragraph), the trustee will furnish notice of the substance of such amendment to each certificateholder.

        In addition to being subject to amendment pursuant to the provisions described above, the servicer, the trustee and any certificateholder are deemed to consent to the amendment of the pooling agreement and the relevant supplement to account for the transfer of assets as sales in accordance with FASB Statement No. 140, including providing for the transfer of receivables from the sellers to a bankruptcy-remote special purpose entity and from that entity to the trust, provided that the banks shall deliver a Tax Opinion in connection with that amendment. Promptly after the effectiveness of any such amendment, the sellers shall deliver a copy of such amendment to each of the servicer, the trustee, each rating agency and any other party entitled to receive it pursuant to the relevant supplement.

Trustee

        The Bank of New York is the trustee under the pooling agreement. The Corporate Trust Department of The Bank of New York is located at 101 Barclay Street, New York, New York 10286. The banks, the servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the trustee and its affiliates. The trustee, the banks, the servicer and any of their respective affiliates may hold certificates of any series in their own names; however, any certificates so held shall not be entitled to participate in any decisions made or instructions given to the trustee by such certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

        The trustee may resign at any time, in which event the sellers will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling agreement or if the trustee becomes insolvent. In such circumstances, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Certain Legal Aspects of the Receivables

Transfer of Receivables

        Each seller has represented and warranted in the pooling agreement that the transfer of receivables by it to the trust is either a valid sale and assignment to the trust of all right, title and interest of that seller in and to such receivables, except for the interest of that seller as a holder of the Sellers’ Interest (or the interests of transferees, if any, of a portion of the Seller Certificate), or a grant to the trust of a security interest in such receivables. Each seller also represents and warrants in the pooling agreement that, in the event the transfer of receivables by that seller to the trust is deemed to create a security interest under the UCC, there will exist in favor of the trust a first priority perfected security interest in receivables created after the designation of the related accounts to the trust on and after their creation, except for certain governmental liens. For a discussion of the trust’s rights arising from a breach of these warranties, see “The Pooling Agreement Generally—Representations and Warranties” in this prospectus.

        Certain receivables may be added to the trust from time to time with respect to which the related accountholders have provided a seller with Funds Collateral as security for such accountholder’s obligations to that seller. The Funds Collateral is expected to be held by a depositary selected by each seller. Each seller will take certain actions that it believes are required or reasonably requested under applicable state law to perfect its security interest in the Funds Collateral. The perfection of a security interest in the Funds Collateral may not be governed by the UCC, and existing common law authority does not definitively establish what steps are necessary to perfect such a lien. This uncertainty exists both with respect to the grant of a security interest in the Funds Collateral by accountholders to a seller and with respect to the grant of a security interest in that seller’s interest in the Funds Collateral by such seller to the trust. While not free from doubt, a Virginia court properly presented with the issue should determine that such a seller has taken sufficient action and has adequately divested the accountholders of control over the Funds Collateral so as to perfect a security interest therein.

        In connection with the transfer of a seller’s interest in the receivables to the trust, that seller will also sell and assign to the trust its interest as secured party in the related Funds Collateral, if any. Because possession of such Funds Collateral will be maintained by a depositary and will not be transferred to the trustee, the trust will not have a direct claim to the Funds Collateral. Each seller represents and warrants in the pooling agreement that the transfer of its interest in the Funds Collateral, if any, to the trust is either a valid sale and assignment of that seller’s interest in such Funds Collateral to the trust or the grant to the trust of a security interest in that seller’s interest in such Funds Collateral. Each seller also represents and warrants in the pooling agreement that in the event the transfer of its interest in the related Funds Collateral, if any, to the trust is deemed to create a security interest, there will exist a first priority perfected security interest in that seller’s interest in the Funds Collateral, if any, except for certain governmental liens. Although each seller has taken steps it believes appropriate to perfect interests given to the trust, and on the basis of its belief has made the related representations and warranties, the legal uncertainty in these matters is such that no definitive assurance can be given that a first priority perfected security interest in that seller’s interest in the Funds Collateral either does or will exist for the benefit of the trust. For a discussion of the trust’s rights arising from a breach of these warranties, see “The Pooling Agreement Generally—Representations and Warranties” in this prospectus.

        Each seller has represented as to previously conveyed receivables and the related Funds Collateral, and will represent as to receivables and the related Funds Collateral, if any, to be conveyed, that its interest in the receivables and the related Funds Collateral, if any, are “accounts” or “general intangibles” for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and the filing of appropriate financing statements is also required in order to perfect the trust’s security interest in the receivables and the related Funds Collateral, if any. Financing statements covering the receivables and the related Funds Collateral, if any, have been and will be filed with the appropriate state and local governmental authorities to protect the interests of the trust in the receivables and the related Funds Collateral, if any. If a transfer of general intangibles is deemed to be a sale, the filing of a financing statement is not required to protect the trust’s interest from third parties. Although the priority of a sale of general intangibles arising after the formation of the trust is not as clear under the laws of the Commonwealth of Virginia as the priority of interests governed by the UCC, the sellers believe that it would be inconsistent for a court to afford the trust less favorable treatment if the transfer of the receivables and the related Funds Collateral, if any, is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of receivables and the related Funds Collateral, if any, consisting of general intangibles would be deemed to have occurred as of the date of execution of the pooling agreement or the applicable date receivables arising in Additional Accounts have been conveyed to the trust. Nonetheless, a court could conclude that some other action under applicable law is required to perfect such a sale against the interest of third parties.

        In connection with the transfer of a seller’s interest in the receivables and the related Funds Collateral, if any, to the trust, that seller is required to indicate in its computer records that its interest in such receivables and such Funds Collateral has been conveyed to the trust. In addition, that seller has provided or will provide to the trustee a computer file or a microfiche list containing a true and complete list showing for each initial account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date:

(i) its account number,

(ii) the collection status, and

(iii) the aggregate amount outstanding, the aggregate amount of principal receivables in such account and the amount of the related Funds Collateral, if any.

Capital One Bank, as initial servicer, will retain and will not deliver to the trustee any other records or agreements relating to the accounts, the receivables or the Funds Collateral. Except as set forth above, the records and agreements relating to the accounts, the receivables and the Funds Collateral will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the accounts, the receivables or the Funds Collateral will not be stamped or marked to reflect the transfer of the receivables and the Funds Collateral to the trust. Capital One Bank has filed and each seller is required to file UCC financing statements with respect to the transfer of the receivables and the Funds Collateral and the proceeds thereof to the trust meeting the requirements of applicable state law. With respect to the Funds Collateral, a depositary or a person unaffiliated with the accountholders has obtained and will maintain continuous possession and control of such Funds Collateral.

        There are certain limited circumstances under the UCC in which a prior or subsequent transferee of receivables and the related Funds Collateral, if any, coming into existence after the date of the pooling agreement could have an interest in such receivables and the related Funds Collateral, as applicable, with priority over the trust’s interest. Under the pooling agreement, however, each seller has represented and warranted that it transferred the receivables to the trust, and will represent and warrant that it will transfer its interest in the receivables and the related Funds Collateral, if any, to the trust, free and clear of the lien of any third party except for certain governmental liens. In addition, each seller has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable or any related Funds Collateral (or any interest therein) other than to the trust. Nonetheless, a tax or governmental lien or other nonconsensual lien arising prior to the time a receivable comes into existence may have priority over the interest of the trust in such receivable and any related Funds Collateral. In addition, through fraud or negligence of the applicable seller, a subsequent transferee of the receivables or the Funds Collateral may also have priority over the interests of the trust. Furthermore, if the FDIC were appointed as a conservator or receiver of either bank, the conservator’s or receiver’s administrative expenses may also have priority over the interest of the trust in the receivables and related Funds Collateral.

        In addition, while Capital One Bank is the servicer, cash collections held by Capital One Bank may, subject to certain conditions, be commingled and used for the benefit of Capital One Bank prior to the date on which such collections are required to be deposited in the Collection Account. In the event of insolvency or similar proceedings being commenced by or against Capital One Bank or, in certain circumstances, the lapse of certain time periods, the trust may not have a perfected interest in such collections and, in such event, the trust may suffer a loss of all or part of such collections, which may result in a loss to certificateholders.

Certain Matters Relating to Conservatorship and Receivership

        Capital One Bank is chartered under the laws of Virginia. In Virginia, the Virginia State Corporation Commission, which supervises and examines Capital One Bank, may apply to any Virginia court having jurisdiction over the appointment of receivers to appoint a receiver upon determination that certain events relating to Capital One Bank’s financial condition have occurred. The Virginia State Corporation Commission is authorized, but not required, to apply for the appointment of the FDIC as receiver and, as a matter of federal law, the FDIC would be authorized, but not obligated, to accept such appointment. The Virginia State Corporation Commission has informally indicated that it would seek to have the FDIC appointed as receiver in any receivership proceeding involving a bank such as Capital One Bank. Virginia law sets forth certain powers that could be exercised by the FDIC upon its appointment as receiver. There are no Virginia statutory provisions governing the appointment of a conservator for a Virginia-chartered bank. In addition, the FDIC could be appointed as receiver or conservator of Capital One Bank as a matter of federal law if certain events occur relating to Capital One Bank’s financial condition or the propriety of its actions.

        Capital One, F.S.B. is chartered as a federal savings bank and is regulated and supervised by the Office of Thrift Supervision, which is authorized to appoint the FDIC as conservator or receiver for Capital One, F.S.B. if certain events occur relating to its financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Capital One, F.S.B.

        Although each bank will treat its transfer of receivables to the trust as a sale for accounting purposes, the transfer may constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the FDIA to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The pooling agreement and the transfer of the receivables by the banks to the trust are intended to satisfy all of these conditions.

        If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize the transfer of the receivables a bank. FDIC staff positions taken prior to the passage of the 1989 amendment to the FDIA do not suggest that the FDIC would interrupt the timely transfer to the trust of payments collected on the receivables. If the FDIC were to assert a different position, the FDIA would limit the trust’s damages in this event to its “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for that bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize the transfer of the receivables by that bank for a reasonable period following its appointment as conservator or receiver for that bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize the transfer of the receivables by a bank, payments to certificateholders could be delayed or reduced.

        Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the transfer of the receivables by a bank, certificateholders could suffer a loss on their investment if (i) the pooling agreement or the transfer of the receivables by a bank were found to violate the regulatory requirements of the FDIC, (ii) the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables, (iii) the FDIC were to request a stay of any action by the trust or the trustee to enforce the pooling agreement or the certificates, or (iv) the FDIC were to repudiate other parts of the pooling agreement, such as any obligation to collect payments on or otherwise service the receivables.

        In addition, regardless of the terms of the pooling agreement or the instructions of those authorized to direct the trustee’s actions, the FDIC may have the power (i) to prevent or require the commencement of an early amortization period, (ii) to prevent, limit, or require the early liquidation of the receivables and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of receivables to the trust. The FDIC, moreover, could prevent the trustee or the certificateholders from appointing a successor servicer under the pooling agreement. If any of these events were to occur, payments to certificateholders could be delayed or reduced.

        Each bank will establish a Deposit Account and maintain records regarding each accountholder’s beneficial interest in the funds deposited as security for such accountholders’ payment obligations arising under secured credit cards sufficient to afford each accountholder federal deposit insurance up to applicable limits. In the event that a conservator or receiver is appointed for the depositary with which such Deposit Accounts are held, however, a delay or reduction in the payment of such funds to the accountholder or to the trust could result.

Consumer Protection Laws

        The relationship between an accountholder and consumer lender is extensively regulated by federal, state and local consumer protection laws. With respect to consumer revolving credit accounts owned by the banks, the most significant federal laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The trust may be liable for certain violations of consumer protection laws that apply to the receivables or the Funds Collateral, if any, either as assignee from the banks with respect to obligations arising before transfer of the receivables or the Funds Collateral, if any, to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of receivables owing. See “Risk Factors” in this prospectus. All receivables, including any Funds Collateral, that were not created or serviced in compliance in all material respects with the requirements of such laws, subject to certain conditions described under “The Pooling Agreement Generally—Representations and Warranties” in this prospectus, will be reassigned to the applicable seller. The servicer has also agreed in the pooling agreement to indemnify the trust, among other things, for any liability arising from such servicing violations. For a discussion of the trust’s rights if the receivables were not created in compliance in all material respects with applicable laws, see “The Pooling Agreement Generally—Representations and Warranties” in this prospectus.

        The Soldiers’ and Sailors’ Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of such a stay.

        Application of federal and state bankruptcy and debtor relief laws would affect the interests of certificateholders in the receivables if such laws result in any receivables being charged off as uncollectible when there are no funds available from Series Enhancement or other sources and could delay realization on any related Funds Collateral or otherwise affect the ability of the banks to realize on such Funds Collateral. See “Description of the Certificates—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries” in this prospectus.

Federal Income Tax Consequences

General

        The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of a certificate offered hereunder. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner’s circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is cautioned to consult its own tax advisor in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

        For purposes of this discussion, “U.S. person” means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term “U.S. Certificate Owner” means any U.S. person and any other person to the extent that the income attributable to its interest in a certificate is effectively connected with that person’s conduct of a U.S. trade or business.

Treatment of the Certificates as Debt

        The banks express in the pooling agreement the intent that for federal, state and local income and franchise tax purposes, the certificates will be debt of the banks secured by the receivables. The banks, by entering into the pooling agreement, and each investor, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt of the banks for federal, state and local income and franchise tax purposes. However, the pooling agreement generally refers to the transfer of receivables as a “sale,” and because different criteria are used in determining the non-tax accounting treatment of the transaction, the banks will treat the pooling agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

        A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

        The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related prospectus supplement, Orrick, Herrington & Sutcliffe LLP, special counsel to the banks, will deliver its opinion generally to the effect that, under current law as in effect on the series issuance date, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the certificates offered hereunder will not constitute an ownership interest in the receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the certificates offered hereunder are debt for federal income tax purposes.

Treatment of the Trust

        General

        The pooling agreement permits the issuance of certificates and certain other interests in the trust (including certain undivided interests in the trust, or collateral indebtedness interests or Class C interests such as may be described in the related prospectus supplement), each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the certificates and other interests in the trust (other than the Bank Certificate) were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the banks (or other holder of the Seller Certificate). Under such a view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of the Seller Certificate, the certificates and other interests in the trust were characterized as equity, the trust might be characterized as a separate entity owning the receivables, issuing its own debt, and jointly owned by the banks (or other holders of the Bank Certificate) and any other holders of equity interests in the trust. However, special counsel is of the opinion that, under current law as in effect on the series issuance date, any such entity constituted by the trust will not be an association or publicly traded partnership taxable as a corporation.

        Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership

        Although, as described above, special counsel will deliver its opinion that the certificates offered by this prospectus will properly be treated as debt and that the trust will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, such opinion will not bind the Internal Revenue Service and thus no assurance can be given that such treatment will prevail. If the Internal Revenue Service were to contend successfully that some or all of the Seller Certificate, the certificates or any other interests in the trust were equity in the trust for federal income tax purposes, all or a portion of the trust could be classified as a partnership or a publicly traded partnership taxable as a corporation for such purposes. Because special counsel will deliver its opinion that the certificates offered hereunder will be characterized as debt for federal income tax purposes and because any holder of any other interest in the trust (other than the Bank Certificate) generally will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

        If the trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department under the publicly traded partnership provisions of the Internal Revenue Code could cause the trust to constitute a publicly traded partnership even if all holders of interests in publicly offered certificates are treated as holding debt. The publicly traded partnership regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of then-existing entities and the ongoing tax treatment of already completed transactions. Although the publicly traded partnership regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the trust would qualify for this grandfather provision. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered certificates as equity or by reason of the publicly traded partnership regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a “financial business,” however, whether the income of the trust would be so classified is unclear.

        Under the Internal Revenue Code and the publicly traded partnership regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The banks have taken and intend to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly traded certificates. However, certain of the actions that may be necessary for avoiding the treatment of such interests as “readily tradable on a secondary market (or the substantial equivalent thereof)” are not fully within the control of the banks, and certain series predating the publicly traded partnership regulations may not conform to their requirements. As a result, there can be no assurance that the measures the banks have taken and intend to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the regulations.

        If the trust was treated as a partnership but nevertheless was not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing taxable income of the banks (or the holders of the Seller Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. If the trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered certificates and other interests in the trust treated as partners equaled or exceeded 100, the banks may cause the trust to elect to be an “electing large partnership.” The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

        If the arrangement created by the pooling agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

Taxation of Interest Income of U.S. Certificate Owners

        General

        Stated interest on a beneficial interest in a certificate will be includible in gross income in accordance with a U.S. Certificate Owner’s method of accounting.

        Original Issue Discount

        It is not expected that the certificates will be issued with original issue discount. If the certificates are issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to the certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a certificate will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the certificates is unclear. Additionally, the Internal Revenue Service could take the position based on Treasury Department regulations that none of the interest payable on a certificate is “unconditionally payable” and hence that all of such interest should be included in the certificate’s stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners are cautioned to consult their own tax advisors concerning the impact to them in their particular circumstances. Except where indicated to the contrary, this discussion assumes that the interest payable on a certificate is “unconditionally payable.”

        Market Discount

        A U.S. Certificate Owner who purchases an interest in a certificate at a discount that exceeds any unamortized original issue discount may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a certificate and partial principal payments on a certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a certificate that has market discount.

        Market Premium

        A U.S. Certificate Owner who purchases an interest in a certificate at a premium may elect to offset the premium against interest income over the remaining term of the certificate in accordance with the provisions of Section 171 of the Internal Revenue Code.

Sale or Exchange of Certificates

        Upon a disposition of an interest in a certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner’s adjusted basis in its interest in the certificate. The adjusted basis in the interest in the certificate will equal its cost, increased by any original issue discount or market discount includible in income with respect to the interest in the certificate prior to its sale and reduced by any payments of principal or original issue discount previously received with respect to the interest in the certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

Foreign Certificate Owners

        In general, a non-U.S. Certificate Owner who, for United States federal income tax purposes, is a nonresident alien individual or a foreign corporation (a “foreign person”), will not be subject to U.S. federal income tax on interest (including original issue discount) on a beneficial interest in a certificate unless:

        (i)  the foreign person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of either bank entitled to vote (or of a profits or capital interest in the trust if characterized as a partnership),

(ii) the foreign person is a controlled foreign corporation that is related to the banks (or the trust if treated as a partnership) through stock ownership,

(iii) the foreign person is a bank receiving interest described in Internal Revenue Code Section 881(c)(3)(A),

(iv) such interest is described in the applicable prospectus supplement as contingent interest described in Internal Revenue Code Section 871(h)(4), or

(v) the foreign person bears certain relationships to any holder of either (x) the Bank Certificate (other than the banks) or (y) any other interest in the trust not properly characterized as debt.

        To qualify for the exemption from taxation, the withholding agent, who generally is the last U.S. person in the chain of payment prior to payment to a foreign person, must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that:

(i) is signed by the foreign person under penalties of perjury,

(ii) certifies that the foreign person is not a U.S. person, and

(iii) provides the name and address of, and certain additional information concerning, the foreign person.

        The statement may be made on a Form W-8BEN or substantially similar substitute form, and the foreign person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by Form W-8BEN or substitute form provided by the foreign person to the organization or institution holding the certificate on behalf of the foreign person. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

        Generally, any gain or income realized by a foreign person upon retirement or disposition of an interest in a certificate will not be subject to U.S. federal income tax; provided that:

        (i)  in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs, and

(ii) in the case of gain representing accrued interest, the conditions for exemption from withholding described above are satisfied.

        The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Certificate Owners are cautioned to consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

        If the certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

Backup Withholding and Information Reporting

        Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a certificate, may be subject to “backup withholding” tax under the Internal Revenue Code at a rate of 31 percent if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Certificate Owners are cautioned to consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

State and Local Taxation

        The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the certificates under any state or local law. Each investor is cautioned to consult its own tax advisor regarding state or local tax consequences.

ERISA Considerations

        Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, collectively, “parties in interest,” with respect to the Plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

        A violation of the prohibited transaction rules could occur if certificates or any class or series were to be purchased with “plan assets” of any Plan if the sellers, the trustee, any underwriters of such class or series or any of their affiliates were a party in interest with respect to such Plan, unless a statutory, regulatory, or administrative exemption is available or an exception applies under a plan asset regulation issued by the Department of Labor. The sellers, the trustee, any underwriters of a class or series and their affiliates are likely to be parties in interest with respect to many Plans. Before purchasing certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the sellers, the trustee, any underwriters of such class or series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The Department of Labor has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the certificates: Department of Labor Prohibited Transaction Class Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

        Under certain circumstances, the Department of Labor plan asset regulation treats the assets of an entity in which a Plan holds an equity interest as “plan assets” of such Plan. Because the certificates will represent beneficial interests in the trust, and despite the agreement of the seller and the certificateholders to treat each class of certificates as debt instruments, the certificates are likely to be considered equity interests in the trust for purposes of the Department of Labor plan asset regulation, with the result that the assets of the trust are likely to be treated as “plan assets” of the investing Plans for purposes of ERISA and Section 4975 of the Internal Revenue Code and result in non-exempt prohibited transactions, unless one of the following exceptions applies.

        The first exception applies to a “publicly-offered security.” A publicly-offered security is a security that is:

(a) freely transferable,

(b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another, and

(c) either is:

(i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or

        (ii)  sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934, as amended, within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

For purposes of the 100 independent investor criterion, except to the extent otherwise disclosed in the accompanying prospectus supplement, each class of certificates should be deemed to be a “class” of securities that would be tested separately from any other securities that may be issued by the trust.

        A second exception applies if equity participation in the entity by “benefit plan investors” (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be “plan assets”) is not “significant.” Benefit plan investors’ equity participation in the trust is not significant on any date on which any series of certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust (excluding interests held by the sellers, the trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the sellers as to whether the value of each class of equity interests in the trust held by benefit plan investors will be “significant” upon completion of the offering of any series of certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

        If so specified in the related prospectus supplement, a third exception may also be available. On October 28, 1998, the Department of Labor authorized Capital One Bank or an affiliate to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code available under Department of Labor Prohibited Transaction Class Exemption 96-62 relating to (1) the initial purchase, the holding and the subsequent resale by Plans of classes of senior certificates representing an undivided interest in a credit card trust with respect to which Capital One Bank or an affiliate is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the authorization are satisfied. The authorization will apply to the acquisition, holding and resale of the senior certificates by, on behalf of, or with “plan assets” of a Plan, provided that certain conditions (certain of which are described below) are met.

        Among the conditions which must be satisfied for the authorization to apply are the following:

        (1)  the acquisition of the senior certificates by a Plan is on terms (including the price for such senior certificates) that are at least as favorable to the investing Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the rights and interests evidenced by the senior certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

        (3)  the senior certificates acquired by the Plan have received a rating at the time of such acquisition that is either in one of the two highest generic rating categories from a Rating Agency or for senior certificates of one year or less, the highest short-term generic rating category from a Rating Agency; provided that, notwithstanding such rating, credit support is provided to the senior certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the senior certificates at the time of such acquisition;

(4) the trustee is not an affiliate of any member of the restricted group (as defined below);

        (5)  the sum of all payments made to and retained by the underwriters in connection with the distribution of the senior certificates represents not more than reasonable compensation for underwriting such senior certificates; the consideration received by the sellers as a consequence of the assignment of receivables to the trust, to the extent allocable to the senior certificates, represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer, to the extent allocable to the senior certificates, represents not more than reasonable compensation for the servicer’s services under the pooling agreement and reimbursement of the servicer’s reasonable expenses in connection therewith;

(6) the Plan investing in the senior certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended;

        (7)  the trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of (or holder of a perfected security interest in) the receivables, enforces all the rights created in favor of the certificateholders, including Plans;

        (8)  prior to the issuance of any new series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the senior certificates held by any Plan pursuant to the authorization;

        (9)  to protect against fraud, chargebacks or other dilution of the receivables, the pooling agreement and the Rating Agencies require the sellers to maintain a Sellers’ Interest of not less than 2% of the principal balance of the receivables contained in the trust;

        (10)  each receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the pooling agreement, and the pooling agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by the bank which are part of the same program or have the same or substantially similar characteristics;

        (11)  the pooling agreement limits the number of newly originated accounts to be designated to the trust, unless the Rating Agencies otherwise consent in writing, to the following: (a) with respect to any three-month period, 15% of the number of existing accounts designated to the trust as of the first day of such period, and (b) with respect to any twelve-month period, 20% of the number of existing accounts designated to the trust as of the first day of such twelve-month period;

        (12)  the pooling agreement requires the sellers to deliver an opinion of counsel semi-annually confirming the validity and perfection of the transfer of receivables in newly originated accounts to the trust if such an opinion is not delivered with respect to each interim Addition; and

        (13)  the pooling agreement requires the sellers and the trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then current rating of the senior certificates as a result of:

(a) a proposed transfer of receivables in newly originated accounts to the trust, or

        (b)  the transfer of receivables in all newly originated accounts added to the trust during the preceding three-month period (beginning at quarterly intervals specified in the pooling agreement and ending in the calendar month prior to the date such confirmation is issued); provided that a Rating Agency confirmation shall not be required under clause (b) for any three-month period in which any Additions of receivables in newly originated accounts occurred only after receipt of prior Rating Agency confirmation pursuant to clause (a).

        The trust also must meet the following requirements:

(a) the corpus of the trust must consist only of receivables of the type which have been included in other investment pools;

        (b)  certificates evidencing interests in such other investment pools have been rated in one of the two highest generic rating categories by at least one of the Rating Agencies for at least one year prior to the Plan’s acquisition of senior certificates; and

(c) certificates evidencing an interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of senior certificates.

        Moreover, the authorization provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire senior certificates if the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that among other requirements:

        (a)  in the case of an acquisition in connection with the initial issuance of senior certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group;

(b) such fiduciary (or its affiliate) is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the trust;

(c) the Plan’s investment in senior certificates does not exceed 25% of all of the senior certificates outstanding after the acquisition; and

(d) no more than 25% of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

        The authorization does not apply to Plans sponsored by the “restricted group” which consists of the sellers, any underwriter of the senior certificates, the trustee, the servicer, any obligor with respect to obligations included in the trust constituting more than 0.5% of the fair market value of the aggregate undivided interest in the trust allocated to the senior certificates of a series, determined on the date of the initial issuance of such series, or any affiliate of any such party.

        The Department of Labor has designated the authorization as an “underwriter exemption.” As a result, an insurance company investing solely assets of its general account may be able to acquire and hold certain subordinated certificates of a series; provided that (i) the senior certificates of that series are eligible for relief under the authorization and (ii) such acquisition and holding satisfies the conditions applicable under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60.

        If none of the foregoing exceptions under the Department of Labor plan asset regulation were satisfied with respect to the trust and the trust were considered to hold “plan assets” of Plans, transactions involving the trust and parties in interest with respect to a Plan that is a certificateholder might be prohibited under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code unless an exemption were available. The five Department of Labor class exemptions mentioned above may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of a certificate by a Plan.

        The certificates of any series may not be purchased with “plan assets” of a Plan if the sellers, the servicer, the trustee or any of their affiliates:

(a) has investment or administrative discretion with respect to such plan assets;

        (b)  has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets, and (ii) will be based on the particular investment needs of such Plan; or

(c) unless Department of Labor Prohibited Transaction Class Exemption 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to such Plan.

        In light of the foregoing, fiduciaries or other persons contemplating purchasing the certificates on behalf or with “plan assets” of any Plan are cautioned to consult their own counsel regarding whether the trust assets represented by the certificates would be considered “plan assets,” the consequences that would apply if the trust assets were considered “plan assets,” and the availability of exemptive relief from the prohibited transaction rules under the bank’s authorization or otherwise.

        Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan’s particular circumstances before authorizing an investment of a portion of the Plan’s assets in the certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment:

(i) satisfies the diversification requirement of ERISA or other applicable law,

(ii) is in accordance with the Plan’s governing instruments, and

(iii) is prudent in light of other factors discussed in this prospectus and in the accompanying prospectus supplement.

Plan of Distribution

        The sellers may sell certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related prospectus supplement will set forth the terms of the offering of any certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such certificates and the proceeds to the sellers from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The trust may issue a new series in the immediate future, the terms of which are not yet known.

        If underwriters are used in a sale of any certificates of a series offered by this prospectus, such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related prospectus supplement, the obligations of the underwriters to purchase such certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such certificates if any of such certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Certificates of a series offered hereby may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more remarketing firms acting as principals for their own accounts or as agents for the sellers. Any remarketing firm will be identified and the terms of its agreement, if any, with the sellers and its compensation will be described in the related prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the certificates remarketed thereby.

        Certificates may also be sold directly by the sellers or through agents designated by the sellers from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the sellers to such agent will be set forth in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

        Any underwriters, agents or dealers participating in the distribution of certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Certain agents and underwriters may be entitled under agreements entered into with the sellers to indemnification by the sellers against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the sellers or their respective affiliates in the ordinary course of business.

Legal Matters

        Certain legal matters relating to the certificates will be passed upon for the banks and the trust by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., and McGuireWoods LLP, Richmond, Virginia and for any underwriters, agents or dealers by counsel named in the applicable prospectus supplement. Certain federal income tax matters will be passed upon for the banks by Orrick, Herrington & Sutcliffe LLP.

Reports to Certificateholders

        The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent to Cede, as the nominee of DTC and the registered holder of the certificates. No financial reports will be sent to you.

Where You Can Find More Information

        We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

        The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

        You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

        The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special reports for the SEC and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

        As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at: Capital One Bank and Capital One, F.S.B., in care of Capital One Services, Inc., 8000 Jones Branch Drive, McLean, Virginia 22102, attention: Treasury Department or calling us at (703) 875-1311.

Glossary of Defined Terms

        Many of the terms defined below contain terms defined elsewhere in this glossary.

        “Accumulation Period,” for any applicable series or class of such series, begins on a date certain or on a date determined in the manner described in the related prospectus supplement and will continue until the earliest of:

(i) the start of an Early Amortization Period or Principal Payment Period for such series,

(ii) the payment in full of the certificates of such series or class, or

(iii) the series termination date for such series.

        “Additional Accounts” are automatic additional accounts and any accounts in the Bank Portfolio that are designated to the trust pursuant to an addition.

        “Adjustment Payment” means a payment by a seller into the Collection Account on any applicable Distribution Date in an amount equal to the amount by which the Sellers’ Interest has been reduced below zero as a result of the exclusion of principal receivables (other than Ineligible Receivables which have been or will be reassigned to the applicable seller or the servicer) from the trust that have been adjusted downward by the servicer.

        “Aggregate Addition Limit” means the number of accounts included in the trust which would either:

(i) for any three consecutive Monthly Periods, equal 15% of the number of accounts designated to the trust at the end of the ninth Monthly Period before the start of such three Monthly Periods, or

(ii) for any twelve Monthly Periods, equal 20% of the number of accounts designated to the trust as of the first day of such twelve Monthly Periods.

        “Bank Certificate” means an exchangeable certificate evidencing all or part of the Sellers’ Interest, if a seller elects to evidence the Sellers’ Interest in a certificated form.

        “Bank Portfolio” is the consumer revolving receivables portfolio of Capital One Bank and Capital One, F.S.B., consisting primarily of unsecured consumer loans for which the principal credit extension vehicle is a credit card or an access check.

         “Certificate Owner” is an owner of a beneficial interest in a certificate.

        “Collateral Interest” means, for any applicable series, an uncertificated interest in the trust assets that is subordinated to, and serves as credit enhancement for, the certificates of such series.

        “Collection Account” means the account established as described under “Description of the Certificates—Collection Account” in this prospectus.

        “Controlled Amortization Period,” for any applicable series or class of such series, begins on a date certain or on a date determined in the manner described in the related prospectus supplement and will continue until the earliest of:

(i) the start of an Early Amortization Period or Principal Payment Period for such series,

(ii) the payment in full of the certificates of such series or class, or

(iii) the series termination date for such series.

        “Date of Processing,” for any transaction, is the day a record of such transaction is first recorded on the servicer’s or a seller’s computer files of consumer revolving accounts (without regard to the effective date of such recordation).

        “Defaulted Amount” for any Monthly Period means an amount (not less than zero) equal to:

(a) the amount of principal receivables that became Defaulted Receivables for such Monthly Period, minus

(b) the sum of:

        (i)  the amount of any Defaulted Receivables for which a seller or the servicer became obligated to accept reassignment or assignment during such Monthly Period (unless an event of bankruptcy, insolvency or receivership of a seller or the servicer has occurred, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), and

        (ii)  the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) for such Monthly Period over the amount of principal receivables that became Defaulted Receivables in such Monthly Period.

        “Defaulted Receivables” for any Monthly Period are principal receivables that were charged off as uncollectible in such Monthly Period in accordance with the applicable seller’s lending guidelines and the servicer’s customary and usual servicing procedures for servicing consumer revolving credit card and other consumer revolving credit account receivables comparable to the receivables other than due to any Adjustment Payment. For purposes of this definition, a principal receivable in any account becomes a Defaulted Receivable on the day it is recorded as charged-off on the servicer’s computer master file of consumer revolving credit accounts.

        “Deposit Account” means the applicable FDIC-insured deposit account at an FDIC-insured depositary institution, which may be Capital One, F.S.B., an affiliate thereof or an unaffiliated depository, as selected by the applicable seller where funds are deposited as security for an accountholder’s payment obligations arising under a secured credit card issued by a seller.

        “Depositary” means, with respect to Clearstream and Euroclear, the respective depositaries with whom Clearstream and Euroclear hold omnibus positions on behalf of Clearstream customers and Euroclear participants, respectively.

        “Determination Date” occurs on or about the fourth business day preceding each Distribution Date, when the servicer calculates the amounts to be allocated to the certificateholders of each class or series, the servicer and the sellers for the related Distribution Date.

        “Discount Option Receivables” has the meaning described in “Description of the Certificates—Credit Enhancement—Discount Options” in this prospectus.

        “Discount Option Receivables Collections” has the meaning described in “Description of the Certificates —Credit Enhancement—Discount Options” in this prospectus.

        “Distribution Date” is the 15th day of each calendar month (or, if any such 15th day is not a business day, the following business day).

        “Early Amortization Period,” for an applicable series, begins at the close of business on the business day immediately preceding the day on which a Pay Out Event occurs with respect to such series and ends upon the earlier to occur of (i) the payment in full of the Invested Amount of such series or (ii) the series termination date for such series.

        “Eligible Account” means a MasterCard or Visa consumer revolving credit card account or other consumer revolving credit account owned by a seller, which as of the Trust Cut-Off Date with respect to an initial account or as of the related addition date with respect to an Additional Account:

(i) is in existence and maintained with that seller or any affiliate thereof on the Trust Cut-Off Date or the addition date, as the case may be;

(ii) is payable in United States dollars;

(iii) has not been identified as an account the credit cards or checks, if any, with respect to which have been reported to that seller as having been lost or stolen;

(iv) the accountholder of which has provided, as his or her current billing address, an address located in the United States (or its territories or possessions or a military address);

(v) has not been, and does not have any receivables which have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the pooling agreement);

(vi) except as provided below, does not have any receivables which are Defaulted Receivables;

(vii) does not have any receivables which have been identified by that seller or the relevant accountholder as having been incurred as a result of fraudulent use of any related credit card or check;

(viii) relates to an accountholder who is not identified by that seller in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding; and

(ix) is not an account with respect to which the accountholder has requested discontinuance of responsibility.

        Eligible Accounts may include accounts, the receivables of which have been charged off; provided that:

(i) the balance of all receivables included in such accounts is reflected on the books and records of the applicable seller (and is treated for purposes of the pooling agreement) as “zero,” and

        (ii)  charging privileges with respect to all such accounts have been canceled in accordance with the applicable seller’s lending guidelines and will not be reinstated by the applicable seller or the servicer.

        “Eligible Deposit Account” means either:

(i) a segregated account with an Eligible Institution, or

        (ii)  a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), or a trust company acceptable to each Rating Agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade.

        “Eligible Institution” means either:

        (a)  a depository institution (which may be the trustee) organized under the laws of the United States or any one of the states thereof (including the District of Columbia), or any domestic branch of a foreign bank, which at all times:

(i) has either (x) a long-term unsecured debt rating of A2 or better by Moody’s Investors Service, Inc. or (y) a certificate of deposit rating of P-1 by Moody’s;

(ii) has either (x) a long-term unsecured debt rating of AAA by Standard & Poor’s Ratings Services or (y) a certificate of deposit rating of A-1+ by Standard & Poor’s;

(iii) if rated by Fitch, Inc. has either (x) a long-term unsecured debt rating of A– by Fitch or (y) a certificate of deposit rating of F1 by Fitch; and

(iv) is a member of the FDIC; or

(b) any other institution that is acceptable to each Rating Agency.

        “Eligible Investments” means:

(i) obligations fully guaranteed by the United States of America,

        (ii)  demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any one of the states thereof (or a domestic branch of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the trust’s investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category from each Rating Agency,

(iii) commercial paper or other short-term investments having, at the time of the trust’s investment therein, a rating in the highest rating category from each Rating Agency,

        (iv)  demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC, with an entity the commercial paper of which has a credit rating from each Rating Agency in its highest rating category,

(v) notes or bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (ii) above,

(vi) investments in money market funds that have the highest rating from, or have otherwise been approved in writing by, each Rating Agency,

        (vii)  time deposits (having maturities of not more than 30 days) other than as referred to in clause (iv) above, with an entity the commercial paper of which has a credit rating from each Rating Agency in its highest rating category, and

(viii) any other investments approved in writing by each Rating Agency.

        “Eligible Receivable” means each receivable:

(i) which has arisen under an Eligible Account;

        (ii)  which was created in compliance in all material respects with the applicable seller’s lending guidelines and all requirements of law applicable to the banks, the failure to comply with which would have a material adverse effect on certificateholders, and pursuant to a lending agreement which complies with all requirements of law applicable to the banks, the failure to comply with which would have a material adverse effect on certificateholders;

        (iii)  with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by each seller in connection with the creation of such receivable or the execution, delivery and performance by a seller of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such receivable;

        (iv)  as to which, at the time of its transfer to the trust, the applicable seller or the trust will have good and marketable title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the applicable seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

(v) which has been the subject of either:

(a) a valid transfer and assignment from the applicable seller to the trust of all its right, title and interest therein (including any proceeds thereof), or

(b) the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the trust;

        (vi)  which at and after the time of transfer to the trust is the legal, valid and binding payment obligation of the accountholder thereof, legally enforceable against such accountholder in accordance with its terms (with certain bankruptcy and equity-related exceptions);

        (vii)  which constitutes either an “account” or a “general intangible” under Article 9 of the UCC as then in effect in Virginia and in any other state where the filing of a financing statement is required to perfect the trust’s interest in the receivables and the proceeds thereof;

(viii) which, at the time of its transfer to the trust, has not been waived or modified except as permitted by the pooling agreement;

        (ix)  which, at the time of its transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the accountholder (including the defense of usury), other than certain bankruptcy and equity-related defenses and adjustments required by the pooling agreement to be made by the servicer;

(x) as to which, at the time of its transfer to the trust, the sellers have satisfied all obligations to be fulfilled at the time it is transferred to the trust; and

        (xi)  as to which, at the time of its transfer to the trust, neither seller has taken any action which, or failed to take any action the omission of which would, at the time of its transfer to the trust, impair in any material respect the rights of the trust or certificateholders therein.

        “Excess Finance Charges” has the meaning described in “Description of the Certificates—Sharing of Excess Finance Charges” in this prospectus.

        “Excess Funding Account” means the account established as described under “Description of the Certificates—Reserve Account” in this prospectus.

        “Excess Shared Principal Collections” means the excess of the Shared Principal Collections over the principal shortfalls for all principal sharing series.

        “Floating Allocation Percentage” for any series will be determined as set forth in the related prospectus supplement.

        “Funding Period” means, for the applicable series, a period beginning on the series issuance date for such series and ending on a specified date before the start of the Controlled Amortization Period or Accumulation Period for such series.

        “Funds Collateral” means, under the banks’ secured credit card programs, the funds accountholders deposit as security for such accountholders’ payment obligations arising under secured credit cards, and the Deposit Accounts.

        “Group” means, with respect to any series, the group of series, if any, in which the related prospectus supplement specifies such series is to be included.

        “Ineligible Receivables” means all receivables with respect to an affected account that has been reassigned to a seller as a result of that seller’s breach of certain representations and warranties described in “The Pooling Agreement Generally—Representations and Warranties” in this prospectus.

        “Invested Amount” for any series means such series’ Invested Amount in the trust specified in the related prospectus supplement.

        “Miscellaneous Payments” means all Adjustment Payments and Transfer Deposit Amounts for any Monthly Period.

        “Monthly Period” means, for any Distribution Date, a period of approximately 30 days, that:

(a) contains a full set of processing cycles with respect to the related accounts, as defined by the servicer,

(b) commences on the day immediately succeeding the last day of the immediately preceding Monthly Period, and

(c) ends prior to the Determination Date for that Distribution Date,

provided that the initial Monthly Period for any series will commence on the series cut-off date for such series.

        “Monthly Servicing Fee” has the meaning described in “Description of the Certificates—Servicing Compensation and Payment of Expenses” in this prospectus.

        “Pay Out Events” with respect to a series are the events described in “Description of the Certificates—Pay Out Events” in this prospectus and any other events specified as such in the related prospectus supplement.

        “Payment Date” means each interest payment date or Special Payment Date.

        “Plans” means certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans regulated under Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

        “Prefunded Amount” has the meaning described in “Description of the Certificates—Funding Period” in this prospectus.

        “Principal Allocation Percentage” for any series means the percentage determined as set forth in the related prospectus supplement.

        “Principal Payment Event” occurs if the servicer elects to stop the automatic extensions of the initial principal payment date.

        “Principal Payment Period” has the meaning described in “Description of the Certificates—Principal” in this prospectus.

        “Rating Agency” is a nationally recognized statistical rating organization selected by the sellers to rate a series.

        “Ratings Effect” is the reduction or withdrawal of the rating of the certificates of any outstanding series by a Rating Agency.

        “Record Date” means, for any date of payment interest on or principal of a certificate, the last day of the calendar month preceding such date.

        “Recoveries” means all amounts, excluding insurance proceeds, received by the servicer with respect to receivables which have previously become Defaulted Receivables (including any related finance charge receivables), net of any out-of-pocket costs and expenses of collection (including attorneys’ fees and expenses) deducted therefrom, plus the net proceeds of any sale or securitization of such Defaulted Receivables (plus any related finance charge receivables), plus any residual payments from any such securitization, but excluding any interest, principal and servicing fees or other fees payable with respect to the securitization of such Defaulted Receivables and the related finance charge receivables.

        “Removal Notice Date” means the fifth business day immediately preceding the date upon which removed accounts are to be removed from the trust.

        “Required Designation Date” means the tenth business day following the last business day of the prior Monthly Period.

        “Required Principal Balance” means an amount, as of any date of determination, equal to:

        (a)  the sum of the initial invested amount (as defined in the relevant series supplement) of the certificates of each series outstanding on such date, plus the aggregate amounts of any increases in the Invested Amounts of each prefunded series outstanding (in each case, other than any series or portion thereof which is designated in the relevant series supplement as being an excluded series), minus

(b) the principal amount on deposit in the Excess Funding Account on such date;

provided, however, that if at any time the only series outstanding are excluded series and a Pay Out Event has occurred with respect to one or more such series, the Required Principal Balance shall mean the sum of the invested amount (as defined in the relevant series supplement) of each such excluded series as of the earliest date on which any such Pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account.

        “Required Sellers’ Interest” means an amount equal the product of the Required Sellers’ Percentage and the aggregate amount of principal receivables in the trust.

        “Required Sellers’ Percentage” is equal to 5%. However, the sellers may, upon 30 days prior notice to the trustee, each Rating Agency and certain providers of Series Enhancement, reduce the Required Sellers’ Percentage; provided that:

(i) the sellers have received written notice from each Rating Agency that such reduction will not result in a Ratings Effect, and

        (ii)  each seller has delivered to the trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of such seller, such reduction will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any series; and

provided further that the Required Sellers’ Percentage will never be less than 2%.

        “Revolving Period,” for any series of certificates, begins on the series cut-off date described in the related prospectus supplement and continues until the earlier of (a) the beginning of the Early Amortization Period or Principal Payment Period and (b) the date specified in the prospectus supplement as the end of the Revolving Period.

        “Seller Certificate” means the Bank Certificate and any Supplemental Certificate.

        “Sellers’ Interest” means the interest in the trust assets not allocated to any series.

        “Series Enhancement” means any credit enhancement for the benefit of the particular certificateholders of a particular series or class.

        “Servicer Default” means any of the following events:

        (i)  failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the trustee to make such payment, transfer or deposit, on or before the date the servicer is required to do so under the pooling agreement or any series supplement, which is not cured within a 10 business day grace period;

        (ii)  failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the pooling agreement or any series supplement which has a material adverse effect on the certificateholders of any series or class (determined without regard to the availability of funds under any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, or the servicer assigns or delegates its duties under the pooling agreement, except as specifically permitted thereunder;

        (iii)  any representation, warranty or certification made by the servicer in the pooling agreement or any series supplement or in any certificate delivered pursuant to the pooling agreement or any series supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders of any series or class (determined without regard to the availability of funds under any Series Enhancement), and which material adverse effect continues for a period of 60 days after written notice; or

(iv) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for an additional period of five business days or referred to under clause (ii) or (iii) above for an additional period of 60 days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

        “Servicing Fee” has the meaning described in “Description of the Certificates—Servicing Compensation and Payment of Expenses” in this prospectus.

        “Shared Principal Collections” has the meaning described in “Description of the Certificates—Shared Principal Collections; Excess Shared Principal Collections” in this prospectus.

        “Special Payment Date” means any Distribution Date in a Monthly Period following a Monthly Period in which a Pay Out Event occurs, including any Distribution Date following a Principal Payment Event.

        “Subordinated Excess Principal Collections” for any subordinated excess principal series will be defined in the related series supplement and described in the related prospectus supplement for such series.

        “Supplemental Certificate” means any certificate that is received by the banks in exchange for a portion of the Bank Certificate as described in “Description of the Certificates—The Bank Certificate; Additional Sellers” in this prospectus.

        “Tax Opinion” means, with respect to any action taken by the trust, an opinion of counsel acceptable to the trustee that for federal income tax purposes and Virginia income and franchise tax purposes (and, for any transaction described in “Assumption of a Seller’s Obligations” in the prospectus, for income and franchise tax purposes of the jurisdiction in which the assuming entity engages in its principal servicing activities, if different from Virginia) (x) following such action the trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (y) such action will not affect the tax characterization as debt of certificates of any outstanding series or class that were characterized as debt at the time of their issuance and will not cause a taxable event to the holders of the certificates.

        “Transfer Deposit Amount” means any amount deposited into the Excess Funding Account or the Collection Account in the connection with the reassignment of an Ineligible Receivable.

        “Trust Cut-Off Date” means June 30, 1993.

        “Trust Termination Date” has been the meaning described in “The Pooling Agreement Generally—Termination of Trust” in this prospectus.

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

        Except in certain limited circumstances, the globally offered certificates (the “global securities”) will be available only in book-entry form. Unless otherwise specified in a prospectus supplement for a series, investors in the global securities may hold such global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and DTC participants.

        Non-U.S. holders of global securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All global securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

        Investors electing to hold their global securities through DTC (other than through accounts in Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

        Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC participants.    Secondary market trading between DTC participants (other than the Depositaries for Clearstream and Euroclear) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

        Trading between Clearstream Customers and/or Euroclear Participants.    Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Clearstream or Euroclear purchaser.    When global securities are to be transferred from the account of a DTC participant (other than the Depositaries for Clearstream and Euroclear) to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear, as the case may be, prior to settlement date 12:30. Clearstream or Euroclear, as the case may be, will instruct the respective Depositary to receive the global securities for payment. Payment will then be made by the respective Depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

        As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European Depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Clearstream or Euroclear seller and DTC purchaser.    Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to another DTC participant. The seller will send instructions to Clearstream or Euroclear, as the case may be, prior to settlement date 12:30. In these cases, Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See “Federal Income Tax Consequences” in this prospectus.

[LOGO OF CAPITAL ONE]

Capital One Master Trust

Issuer

Capital One Bank
Seller and Servicer

Capital One, F.S.B.
Seller

$633,750,000 Class A                 % Asset Backed Certificates

$58,125,000 Class B Floating Rate Asset Backed Certificates

SERIES 2001-3

PROSPECTUS SUPPLEMENT

Underwriters of the Class A certificates

Salomon Smith Barney
Banc of America Securities LLC
Deutsche Banc Alex. Brown
JPMorgan
Lehman Brothers

Underwriters of the Class B certificates

Salomon Smith Barney
JPMorgan

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are offering the Class A certificates and Class B certificates only in states where the offer is permitted.

We claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of the dates stated on their respective covers only.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and Class B certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the Class A certificates and Class B certificates will deliver a prospectus supplement and prospectus.